AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1997
                                                    REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-4
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                             HEALTHSOUTH CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

             Delaware                          8062                               63-0860407
 (State or Other Jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer Identification
  Incorporation or Organization)     Classification Code Number)                     Number)

                             ----------------------
               Two Perimeter Park South, Birmingham, Alabama 35243
                                 (205) 967-7116
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                    Registrant's Principal Executive Offices)

                               RICHARD M. SCRUSHY
                              Chairman of the Board
                           and Chief Executive Officer
                             HEALTHSOUTH Corporation
                            Two Perimeter Park South
                            Birmingham, Alabama 35243
                                 (205) 967-7116
    (Name, Address, including Zip Code, and Telephone Number, including Area
                           Code, of Agent for Service)
                             ----------------------
                                   Copies to:

      MARK EZELL, ESQ.                 WILLIAM W. HORTON, ESQ.               THOMAS R. MCNEILL, ESQ.
Haskell Slaughter & Young, L.L.C.      BEALL D. GARY, JR., ESQ.              GABRIEL DUMITRESCU, ESQ.
  1200 AmSouth/Harbert Plaza           HEALTHSOUTH Corporation       Powell, Goldstein, Frazer & Murphy LLP
   1901 Sixth Avenue North            Two Perimeter Park South           16th Floor, 191 Peachtree Street
 Birmingham, Alabama 35203            Birmingham, Alabama 35243               Atlanta, Georgia 30303
       (205) 251-1000                      (205) 967-7116                          (404) 572-6700

                             ----------------------
        Approximate date of commencement of proposed sale to the public:
        At the effective time of the merger of Health Images, Inc. with a wholly-owned subsidiary of the Registrant, as described in the
                  Prospectus-Proxy Statement included herein.

   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


                       CALCULATION OF REGISTRATION FEE
===================================================================================================================
  Title of Each                                     Proposed Maximum     Proposed Maximum
Class of Securities             Amount                Offering Price       Aggregate Offering      Amount of
 to be Registered         to be Registered(1)            Per Unit             Price(2)         Registration Fee(3)
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share.........    5,675,761 shares          Inapplicable       $ 205,205,492.30        $ 62,183.48
===================================================================================================================

(1) The amount of common stock, par value $.01 per share (the "HEALTHSOUTH Common Stock"), of the Registrant to be registered has been determined based upon 11,532,269 shares of common stock, par value $.01 per share (the "Health Images Common Stock"), of Health Images, Inc. outstanding as of December 31, 1996, plus 1,193,653 shares of Health Images Common Stock obtainable upon the exercise of currently exercisable options, and an Exchange Ratio of 0.446 of a share of HEALTHSOUTH Common Stock per share of Health Images Common Stock, the Exchange Ratio provided for in the Plan and Agreement of Merger among HEALTHSOUTH Corporation, Hammer Acquisition Corporation and Health Images, Inc., dated as of December 2, 1996 (the "Plan").

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(f)(1), the maximum aggregate offering price is the product of (a) $16.125 , representing the average of the high and low sales prices of Health Images Common Stock as reported on the New York Stock Exchange on January 2, 1997, and (b)12,725,922, the maximum number of shares of Health Images Common Stock to be acquired by the Registrant in connection with the acquisition of Health Images pursuant to the Plan.

(3) The registration fee for the securities registered hereby, $62,183.48, has been calculated pursuant to Section 6(b) of the Securities Act and Rule 457(f) promulgated thereunder.

                             ----------------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                           HEALTHSOUTH CORPORATION
                            CROSS-REFERENCE SHEET
    (PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING THE LOCATION IN THE
                               PROSPECTUS-PROXY
        STATEMENT OF THE RESPONSES TO THE ITEMS OF PART I OF FORM S-4)

                          ITEM                                      LOCATION IN PROSPECTUS-PROXY STATEMENT
                          ----                                      --------------------------------------
 1. Forepart of the Registration Statement and Outside
    Front Cover Page of Prospectus .....................  Facing Page; Cross Reference Sheet; Outside Front Cover Page
                                                          of Prospectus-Proxy Statement

 2. Inside Front and Outside Back Cover Pages of
    Prospectus .........................................  Table of Contents; Available Information; Incorporation of
                                                          Certain Information by Reference

 3. Risk Factors, Ratio of Earnings to Fixed Charges
    and Other Information ..............................  Summary of Prospectus-Proxy Statement; Risk Factors; The
                                                          Special Meeting

 4. Terms of the Transaction ...........................  Summary of Prospectus-Proxy Statement; The Special Meeting;
                                                          The Merger; Description of Capital Stock of HEALTHSOUTH;
                                                          Comparison of Rights of Health Images and HEALTHSOUTH
                                                          Stockholders; Operations and Management of HEALTHSOUTH after the Merger

 5. Pro Forma Financial Information ....................  Pro Forma Condensed Financial Information

 6. Material Contacts with the Company Being Acquired  .  Not Applicable

 7. Additional Information Required for Reoffering by
    Persons and Parties Deemed to be Underwriters  .....  Not Applicable

 8. Interests of Named Experts and Counsel .............  Experts

 9. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities ...... Comparison of Rights of Health Images and HEALTHSOUTH
                                                          Stockholders

10. Information with Respect to S-3 Registrants  .......  Incorporation of Certain Documents by Reference

11. Incorporation of Certain Information by Reference  .  Incorporation of Certain Documents by Reference

12. Information with Respect to S-2 or S-3 Registrants    Not Applicable

13. Incorporation of Certain Information by Reference  .  Not Applicable

14. Information with Respect to Registrants Other than
    S-2 or S-3 Registrants..............................  Not Applicable

15. Information with Respect to S-3 Companies  .........  Incorporation of Certain Documents by Reference

16. Information with Respect to S-2 or S-3 Companies  ..  Not Applicable

17. Information with Respect to Companies Other than
    S-2 or S-3 Companies ...............................  Not Applicable

18. Information if Proxies, Consents or Authorizations
    are to be Solicited.................................  Incorporation of Certain Documents by Reference; Summary of
                                                          Prospectus-Proxy Statement; The Special Meeting; The Merger

19. Information if Proxies, Consents or Authorizations are not to be Solicited or in an Exchange Offer ... Not Applicable

                               PRELIMINARY COPY

                             HEALTH IMAGES, INC.
                            5905 Windward Parkway
                          Alpharetta, Georgia 30202


                                                                        , 1997

Dear Stockholder:

   You are cordially invited to attend a Special Meeting of Stockholders of Health Images, Inc. ("Health Images") on , 1997. Details as to the time and place of the meeting are set forth in the accompanying Notice of Special Meeting of Stockholders.


   The purpose of the meeting is to consider and vote upon the approval of a Plan and Agreement of Merger (the "Plan") providing for the merger (the "Merger") of a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH") with and into Health Images. If the Merger is consummated, Health Images will become a wholly-owned subsidiary of HEALTHSOUTH, and stockholders of Health Images will be entitled to receive 0.446 of a share of HEALTHSOUTH Common Stock (subject to adjustment as set forth in the attached Prospectus-Proxy Statement) per share of Health Images Common Stock. The Board of Directors believes that HEALTHSOUTH and Health Images are strategically complementary and that the combined companies will be able to compete more effectively in the changing healthcare marketplace.


   After careful consideration, your Board of Directors has concluded that the proposed Merger is in the best interests of Health Images stockholders and recommends that you vote FOR the approval of the Plan.

   The attached Prospectus-Proxy Statement describes the Plan and the proposed Merger more fully and includes other information about HEALTHSOUTH and Health Images. Please give this information your thoughtful attention.

   Approval of the Plan by the stockholders of Health Images requires the affirmative vote of the holders of a majority of the outstanding shares of Health Images Common Stock. Therefore, you are urged to mark, sign, date and return promptly the accompanying proxy card for the meeting even if you plan to attend. You may vote in person at that time if you so desire.


                                        Sincerely,


                                        ROBERT D. CARL, III
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                               PRELIMINARY COPY


                             HEALTH IMAGES, INC.

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON , 1997
                            ------------------------

To the Stockholders of Health Images, Inc.

   Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Health Images, Inc, a Delaware corporation ("Health Images"), will be held at on , 1997 at a.m. Eastern Time, for the following purposes:

         1. To consider and vote upon a proposal to approve the Plan and Agreement of Merger, dated as of December 2, 1996, among Health Images, Hammer Acquisition Corporation, a Delaware corporation (the "Subsidiary") wholly owned by HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), and HEALTHSOUTH (as it may be amended, supplemented or otherwise modified from time to time, the "Plan"), pursuant to which, among other things, the Subsidiary will be merged with and into Health Images upon the terms and subject to the conditions contained in the Plan (the "Merger"), and Health Images will become a wholly-owned subsidiary of HEALTHSOUTH, as described in the accompanying Prospectus-Proxy Statement.

         2. To consider and act upon such other matters as may properly come before the Special Meeting, including any adjournments or postponements thereof.

   The Board of Directors of Health Images has fixed the close of business on , 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting, and only stockholders of record at such time will be entitled to notice of and to vote at the Special Meeting.

   A form of Proxy and a Prospectus-Proxy Statement containing more detailed information with respect to the matters to be considered at the Special Meeting accompany this notice and form a part hereof.

   You are cordially invited and urged to attend the Special Meeting in person. Whether or not you intend to attend the Special Meeting, please complete, sign, date and promptly return the enclosed Proxy in the enclosed self-addressed, postage pre-paid envelope. If you attend the Special Meeting and desire to revoke your Proxy and vote in person, you may do so. In any event, your Proxy may be revoked at any time before it is voted.

                                   By Order of the Board of Directors,

                                   ROBIN EUBANKS MURRAY
                                   Secretary


                              IMPORTANT NOTICES

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SPECIAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE. PLEASE DO NOT SEND IN STOCK CERTIFICATES AT THIS TIME.


THE BOARD OF DIRECTORS OF HEALTH IMAGES, INC. UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN.

                               PRELIMINARY COPY


PROSPECTUS-PROXY STATEMENT

                               PROXY STATEMENT
                                      OF
                             HEALTH IMAGES, INC.
                   FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON      , 1997

                               -----------------
                                   PROSPECTUS
                                      OF
                           HEALTHSOUTH CORPORATION

   This Prospectus relates to up to 5,675,761 shares of the Common Stock, par value $.01 per share (the "HEALTHSOUTH Common Stock"), of HEALTHSOUTH Corporation (together with its subsidiaries, as applicable, "HEALTHSOUTH") issuable to the stockholders of Health Images, Inc. (together with its subsidiaries, as applicable, "Health Images") upon consummation of the Merger (as defined below). Such number of shares represents the maximum number of shares that may be issued to Health Images stockholders. This Prospectus also serves as the Proxy Statement of Health Images for its special meeting of stockholders to be held on , 1997, and any adjournments and postponements thereof (the "Special Meeting"). See "THE SPECIAL MEETING".

                               -------------------

   This Prospectus-Proxy Statement describes the terms of a proposed business combination between HEALTHSOUTH and Health Images, pursuant to which HEALTHSOUTH will acquire Health Images by means of the merger (the "Merger") of Hammer Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH (the "Subsidiary"), with and into Health Images, with Health Images being the surviving corporation (the "Surviving Corporation"). After the Merger, the combined operations of HEALTHSOUTH and Health Images are expected to be conducted with Health Images as a wholly-owned subsidiary of HEALTHSOUTH and the present subsidiaries of Health Images continuing as subsidiaries of Health Images and thus indirect subsidiaries of HEALTHSOUTH. The Merger will be effective pursuant to the terms and subject to the conditions of the Plan and Agreement of Merger, dated as of December 2, 1996, among HEALTHSOUTH, the Subsidiary and Health Images (as it may be amended, supplemented or otherwise modified from time to time, the "Plan"). The Plan is attached to this Prospectus-Proxy Statement as Annex A and is incorporated herein by reference. HEALTHSOUTH and Health Images are hereinafter sometimes referred to as the "Companies" and individually as a "Company".

   Upon consummation of the Merger, except as described herein, each outstanding share of Common Stock, par value $.01 per share, of Health Images, other than shares owned by Health Images or any subsidiary of Health Images (the "Health Images Common Stock" or the "Health Images Shares"), will be cancelled, and the holders of such Health Images Shares will be entitled to receive 0.446 of a share of HEALTHSOUTH Common Stock (the "Exchange Ratio") for each Health Images Share so held. Health Images stockholders will receive cash (without interest) in lieu of fractional shares of HEALTHSOUTH Common Stock. For a more complete description of the terms of the Merger, see "THE MERGER".

   This Prospectus-Proxy Statement and the form of Proxy are first being mailed to stockholders of Health Images on or about , 1997.

   See "Risk Factors" at page 18 for a discussion of certain factors that should be considered by Health Images stockholders.

                              -------------------

    THE SECURITIES TO BE ISSUED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON
          THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS-PROXY STATEMENT.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

           The date of this Prospectus-Proxy Statement is     , 1997.

                            AVAILABLE INFORMATION

   HEALTHSOUTH has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") covering the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger (including exhibits and amendments thereto, the "Registration Statement"). As permitted by the rules and regulations of the SEC, this Prospectus-Proxy Statement omits certain information contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement.

   HEALTHSOUTH and Health Images are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to their respective businesses, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York, 10048; 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648; and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding HEALTHSOUTH, Health Images and the Registration Statement. The address of that web site is http://www.sec.gov. Both the HEALTHSOUTH Common Stock and the Health Images Common Stock are listed on the New York Stock Exchange (the "NYSE"), and the Registration Statement and other information with respect to HEALTHSOUTH and Health Images should be available for inspection at the library of the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York 10005.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   This Prospectus-Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Copies of such reports, proxy statements and other information filed by HEALTHSOUTH, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference, are available without charge, upon written or oral request, from the Secretary of HEALTHSOUTH Corporation, Two Perimeter Park South, Birmingham, Alabama 35243, telephone (205) 967-7116. Copies of such reports, proxy statements and other information filed by Health Images, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference, are available, without charge, upon written or oral request, from the Director of Stockholder Relations of Health Images, Inc., 5905 Windward Parkway Alpharetta, Georgia 30202 , telephone (770) 625-2067. In order to ensure timely delivery of the documents, any request should be made by five days prior to the Special Meeting.

   There are hereby incorporated by reference into this Prospectus-Proxy Statement and made a part hereof the following documents filed by HEALTHSOUTH:

   1. HEALTHSOUTH's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended.

   2. HEALTHSOUTH's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.

   3. HEALTHSOUTH's Current Report on Form 8-K dated December 16, 1995, as amended (relating to the acquisition of Advantage Health Corporation ("Advantage Health")).

   4. HEALTHSOUTH's Current Report on Form 8-K dated January 17, 1996 (relating to the consummation of the acquisition of Surgical Care Affiliates, Inc. ("SCA")).

   5. HEALTHSOUTH'S Current Report on Form 8-K dated March 14, 1996 (relating to the consummation of the acquisition of Advantage Health).

   6. HEALTHSOUTH'S Current Report on Form 8-K dated March 20, 1996 (reporting combined earnings of HEALTHSOUTH and SCA for February 1996).

   7. HEALTHSOUTH'S Current Report on Form 8-K dated May 20, 1996 (reporting combined earnings of HEALTHSOUTH and Advantage Health for April 1996).

   8. The description of HEALTHSOUTH's capital stock contained in HEALTHSOUTH's Registration Statement on Form 8-A filed August 26, 1989.

   There are also hereby incorporated by reference into this Prospectus-Proxy Statement and made a part hereof the following documents filed by Health Images:

   1. Health Images' Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

   2. Health Images' Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.

   3. Health Images' Current Report on Form 8-K filed December 5, 1996 (reporting the signing of the Plan).

   4. The financial statements of MedAlliance Imaging Centers (a division of MedAlliance, Inc.) contained in Amendment No. 1 on Form 8-K/A dated June 30, 1995 to Health Images' Current Report on Form 8-K dated April 28, 1995.

   All documents filed by HEALTHSOUTH and Health Images, respectively, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus-Proxy Statement and prior to the Closing Date of the Merger shall be deemed to be incorporated by reference into this Prospectus-Proxy Statement and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purpose hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

   All information contained in this Prospectus-Proxy Statement or incorporated herein by reference with respect to HEALTHSOUTH was supplied by HEALTHSOUTH, and all information contained in this Prospectus-Proxy Statement or incorporated herein by reference with respect to Health Images was supplied by Health Images. Although neither HEALTHSOUTH nor Health Images has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained or incorporated by reference herein are inaccurate or incomplete, neither HEALTHSOUTH nor Health Images warrants the accuracy or completeness of such statements or information as they relate to the other party.

   Statements relating to HEALTHSOUTH contained in this Prospectus-Proxy Statement which are not historical facts are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, from time to time makes forward-looking public statements concerning its expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting HEALTHSOUTH's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HEALTHSOUTH include, but are not limited to, changes in the regulation of the healthcare industry at either or both of the federal and state levels, changes in reimbursement for HEALTHSOUTH's services by government or private payors, competitive pressures in the healthcare industry and HEALTHSOUTH's response thereto, HEALTHSOUTH's ability to obtain and retain favorable arrangements with third-party payors, unanticipated delays in HEALTHSOUTH's implementation of its Integrated Service Model, general conditions in the economy and capital markets, and other factors which may be identified from time to time in HEALTHSOUTH's SEC filings and other public announcements.

   Statements relating to Health Images contained in this Prospectus-Proxy Statement which are not historical facts are forward-looking statements. Such forward-looking statements are estimates reflecting management's best judgment based on information currently available and involve a number of risks and uncertainties. Additionally, there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to vary materially from those estimated by Health Images include, but are not limited to, changes in federal and state regulation of the healthcare industry, changes in reimbursements by governmental and private payors, changes in medical device regulation, technological innovation in the diagnostic imaging industry and Health Images' ability to respond to such innovation, Health Images' ability to obtain acceptable arrangements with third-party payors, changes in competitive pressures in the healthcare industry, general conditions in the economy and the capital markets, and other factors which may be identified from time to time in Health Images' SEC filings and other public announcements.

   No person is authorized to give any information or to make any representation not contained in this Prospectus-Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. Neither the delivery of this Prospectus-Proxy Statement nor any distribution of the securities to which this Prospectus-Proxy Statement relates shall, under any circumstances, create any implication that there has been no change in the information concerning HEALTHSOUTH or Health Images contained in this Prospectus-Proxy Statement since the date of such information. This Prospectus-Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates, or an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus-Proxy Statement in any jurisdiction in which such an offer or solicitation is not lawful.

                              TABLE OF CONTENTS

                                                                            PAGE

AVAILABLE INFORMATION .....................................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .........................   2
SUMMARY OF PROSPECTUS-PROXY STATEMENT......................................   7
RISK FACTORS...............................................................  18
THE SPECIAL MEETING .......................................................  18
 General ..................................................................  18
 Date, Place and Time .....................................................  18
 Record Date; Quorum ......................................................  18
 Vote Required ............................................................  18
 Voting and Revocation of Proxies .........................................  19
 Solicitation of Proxies ..................................................  19
THE MERGER.................................................................  20
 Terms of the Merger ......................................................  20
 Background of the Merger .................................................  20
 Reasons for the Merger; Recommendation of Health Images' Board of
  Directors ...............................................................  23
 Opinion of Financial Advisor to Health Images.............................  24
 Effective Time of the Merger .............................................  28
 Exchange of Certificates..................................................  29
 Representations and Warranties............................................  29
 Conditions to the Merger .................................................  30
 Regulatory Approvals .....................................................  31
 Business Pending the Merger ..............................................  32
 Waiver and Amendment .....................................................  32
 Termination ..............................................................  33
 Break-up Fee; Third Party Bids............................................  33
 Interests of Certain Persons in the Merger ...............................  33
 Indemnification...........................................................  34
 Accounting Treatment .....................................................  34
 Certain Federal Income Tax Consequences ..................................  34
 Resale of HEALTHSOUTH Common Stock by Affiliates .........................  35
 No Appraisal Rights ......................................................  36
 No Solicitation of Transactions...........................................  36
 Expenses..................................................................  36
 NYSE Listing..............................................................  36
SELECTED CONSOLIDATED FINANCIAL DATA -- HEALTHSOUTH........................  37
SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA -- HEALTH
 IMAGES....................................................................  38
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION ........................  41
BUSINESS OF HEALTHSOUTH ...................................................  51
 General...................................................................  51
 Company Strategy..........................................................  51
 Patient Care Services: General............................................  52
 Outpatient Rehabilitation Services........................................  53
 Inpatient Rehabilitation Services.........................................  53
 Medical Centers...........................................................  53
 Surgery Centers...........................................................  53
 Other Patient Care Services...............................................  53
 Locations.................................................................  54

                                                                            PAGE
 BUSINESS OF HEALTH IMAGES..................................................  55
 General ..................................................................   55
 Overview of Diagnostic Imaging Industry ..................................   55
 Imaging Modalities .......................................................   57
 Health Images' Position in the Industry ..................................   59
 Operations ...............................................................   61
 Properties ...............................................................   63
 Marketing ................................................................   65
 Information Systems ......................................................   65
 Reimbursement ............................................................   66
 Competition ..............................................................   67
 Government Regulation ....................................................   68
 Quality Assurance ........................................................   73
 Insurance ................................................................   73
 Employees ................................................................   73
 Legal Proceedings ........................................................   74
PRINCIPAL STOCKHOLDERS OF HEALTH IMAGES....................................   75
DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH ...............................   76
 Common Stock .............................................................   76
 Fair Price Provision .....................................................   76
 Section 203 of the DGCL...................................................   77
 Preferred Stock ..........................................................   77
 Transfer Agent............................................................   77
COMPARISON OF RIGHTS OF HEALTH IMAGES AND HEALTHSOUTH
 STOCKHOLDERS .............................................................   78
 Classes and Series of Capital Stock.......................................   78
 Size and Election of the Board of Directors ..............................   78
 Removal of Directors .....................................................   79
 Other Voting Rights.......................................................   79
 Conversion and Dissolution................................................   79
 Business Combinations.....................................................   79
 Amendment or Repeal of the Certificate of Incorporation ..................   80
 Special Meeting of Stockholders...........................................   80
 Liability of Directors....................................................   80
 Indemnification of Directors and Officers.................................   81
 Stockholder Rights Plan...................................................   81
OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER..................   83
 Operations ...............................................................   83
 Management ...............................................................   83
EXPERTS ...................................................................   83
LEGAL MATTERS..............................................................   84
ADDITIONAL INFORMATION.....................................................   84
 Other Business............................................................   84
 Stockholder Proposals.....................................................   84
 ANNEXES:
 A. Plan and Agreement of Merger ..........................................  A-1
 B. Opinion of Smith Barney Inc. ..........................................  B-1

                    SUMMARY OF PROSPECTUS-PROXY STATEMENT

    The following is a summary of certain information contained elsewhere in this Prospectus-Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus-Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus-Proxy Statement, the Annexes hereto and the documents incorporated by reference herein.

THE COMPANIES

   HEALTHSOUTH. HEALTHSOUTH is the nation's largest provider of outpatient surgery and rehabilitative healthcare services. It provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, medical centers and other healthcare facilities. HEALTHSOUTH believes that it provides patients, physicians and payors with high-quality health care services at significantly lower costs than traditional inpatient hospitals. Additionally, HEALTHSOUTH's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At December 31, 1996, HEALTHSOUTH had over 1,000 patient care locations in 50 states. See "BUSINESS OF HEALTHSOUTH".

   At September 30, 1996,  HEALTHSOUTH had consolidated  assets of approximately
$3,182,772,000   and   consolidated   stockholders'   equity  of   approximately
$1,397,231,000 and employed approximately 35,000 persons.


   HEALTHSOUTH was incorporated under the laws of Delaware in 1984. Its principal executive offices are located at Two Perimeter Park South, Birmingham, Alabama 35243, and its telephone number is (205) 967-7116.

   Health Images. Health Images is a leading provider of diagnostic imaging services and one of the largest independent operators of magnetic resonance imaging ("MRI") centers in the United States. MRI is considered the premier diagnostic modality for cross-sectional imaging of human tissue. Health Images operates 49 freestanding diagnostic imaging centers in 13 states in the United States and six in England. Health Images offers MRI services at all of its imaging centers. In addition, Health Images provides computerized tomagraphy ("CT") services at 18 of its centers, x-ray services at 19 centers, ultrasound services at 15 centers, mammography services at 13 centers, nuclear medicine at seven centers and fluoroscopy at eight centers.

   At September 30, 1996, Health Images had consolidated assets of approximately $185,242,000 and consolidated stockholders' equity of approximately $89,439,000 and employed approximately 1,000 persons.

   Health Images was incorporated under the laws of Florida in 1982 and reincorporated in Delaware in 1989. Its principal executive offices are located at 5905 Windward Parkway, Alpharetta, Georgia 30202, and its telephone number is
(770) 625-2000.

   Hammer Acquisition Corporation. The Subsidiary is a direct, wholly-owned subsidiary of HEALTHSOUTH and has not engaged in any business activity unrelated to the Merger. The principal executive offices of the Subsidiary are located at Two Perimeter Park South, Birmingham, Alabama 35243, and its telephone number is
(205) 967-7116.

THE SPECIAL MEETING

   The Special Meeting of Health Images' stockholders (the "Special Meeting") to consider and vote on a proposal to approve the Plan will be held on , 1997, at a.m., Eastern Time, at . Only holders of record of Health Images Shares at the close of business on , 1997 (the "Health Images Record Date"), will be entitled to notice of and to vote at the Special Meeting. At such date, there were outstanding and entitled to vote shares of Health Images Common Stock. Each issued and outstanding Health Images Share is entitled to one vote on each matter to be presented at the Special Meeting. For additional information relating to the Special Meeting, see "THE SPECIAL MEETING".

VOTE REQUIRED

   Approval of the Plan by the stockholders of Health Images requires the affirmative vote of the holders of a majority of the outstanding shares of Health Images Common Stock entitled to vote thereon. Accordingly, approval of the Plan at the Special Meeting will require the affirmative vote of the holders of at least shares of Health Images Common Stock.

   As of the Health Images Record Date, directors and executive officers of Health Images and their affiliates beneficially owned an aggregate of shares of Health Images Common Stock (excluding shares issuable upon exercise of options), or approximately % of the Health Images Shares outstanding on such date.

   In the event that the Plan is not approved by Health Images stockholders, the Plan may be terminated by HEALTHSOUTH or Health Images in accordance with its terms. Such approval is also a condition to HEALTHSOUTH's and Health Images' obligations to consummate the Merger. See "THE SPECIAL MEETING -- Vote Required", "THE MERGER -- Conditions to the Merger" and "-- Termination".

THE MERGER

   Terms of the Merger. Health Images will be acquired by HEALTHSOUTH pursuant to and subject to the terms and conditions of the Plan, which provides that at the effective time of the Merger (the "Effective Time"), the Subsidiary will merge with and into Health Images with Health Images being the Surviving Corporation. The Certificate of Incorporation of Health Images and the Bylaws of the Subsidiary in effect at the Effective Time will govern the Surviving Corporation until amended or repealed in accordance with applicable law. At the Effective Time, each outstanding Health Images Share (excluding shares held by Health Images and any of its subsidiaries) will be converted into the right to receive 0.446 (the "Exchange Ratio") of a share of HEALTHSOUTH Common Stock (the "Merger Consideration"). Fractional shares of HEALTHSOUTH Common Stock will not be issuable in connection with the Merger. Health Images stockholders will receive cash (without interest) in lieu of fractional shares of HEALTHSOUTH Common Stock. See "THE MERGER" and "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH".

   Recommendation of the Board of Directors. The Board of Directors of Health Images has adopted and approved the Plan and has recommended a vote FOR approval of the Plan. The Board of Directors believes the Plan is fair to and in the best interests of the stockholders of Health Images.

   In reaching its conclusions to approve the Plan and the Merger and to recommend that the Health Images stockholders vote for the approval and adoption of the Plan, the Board of Directors of Health Images considered a number of factors including, without limitation and without assigning relative weights thereto, the following:

         (i) The value of the  consideration  to be  received  by Health  Images stockholders in the Merger which, based on the closing price of the HEALTHSOUTH Common Stock on November 27, 1996 (the last full trading day prior to the announcement of the Merger) represented a 22% premium over the closing price of the Health Images Common Stock on November 27, 1996, 32% over the closing price of Health Images Common Stock four weeks prior to such date and 44% and 69% over the average price of the Health Images Common Stock during the previous six and 12 months, respectively;

         (ii) The Health Images Board of Directors' belief that the increasing role of managed care in the healthcare industry threatened the ability of single services providers (i.e., radiology services in Health Images' case) to increase market share and unit volumes, particularly in an environment of declining reimbursements, and in light of the fact that managed care plans are more likely to contract with entities that can provide a broader range of healthcare services. Accordingly, the Health Images Board of Directors believed that the more successful companies in the industry would be companies that offer a broader range of healthcare services and have strong nationwide presence and reputations;

         (iii) The Health Images Board of Directors' belief that the potential for increased clinic volumes through the HEALTHSOUTH affiliation, in the context of the capital intensive nature of the Health Images business, results in increased economies of scale, lower per unit costs and increased pricing flexibility;

         (iv) The Health Images Board of Directors' belief that there were significant other synergies available to the combined business, particularly in reducing general and administrative expenses incurred in operating as two separate public companies;

         (v) The Health Images Board of Directors' belief that companies operating substantially or exclusively in the diagnostic imaging industry were not favored by the investment community and, therefore, were not, and would not be expected in the foreseeable future to be, valued at the same multiples as companies in the healthcare industry that provided a broader range of services;

         (vi) The fact that the Merger offered an opportunity for Health Images stockholders to continue, if they so desire, to share in the potential for long-term growth in the healthcare industry;

         (vii) The business reputation and capabilities of HEALTHSOUTH and its management, HEALTHSOUTH's financial strength, business prospects, market position and strategic objectives, and the liquidity and historical performance of HEALTHSOUTH Common Stock;

         (viii) The financial presentation of Smith Barney Inc. ("Smith Barney") delivered to the Board of Directors of Health Images at its special meeting held on December 1, 1996 and Smith Barney's oral opinion (subsequently confirmed by delivery of a written opinion dated December 2, 1996) to the effect that, as of the date of such opinion and based upon and subject to certain matters set forth in the written opinion, the Exchange Ratio was fair to the holders of Health Images Common Stock from a financial point of view (see "THE MERGER -- Opinion of Financial Advisor to Health Images");

         (ix) The Health Images Board of Directors' familiarity with Health Images' business, prospects, financial conditions, results of operations, assets and trends in the healthcare industry;

         (x) The Health Images Board of Directors' belief that, at the time the Merger was under consideration, the strength of Health Images' business and market prices of its stock coupled with the uncertainties facing the healthcare industry made the price that could be obtained by the Health Images stockholders more favorable than what the stockholders may obtain by continuing to operate the business as a stand-alone entity; and

         (xi) The terms and conditions of the proposed Merger, including the nature and extent of Health Images' representations, warranties and covenants, the conditions to the parties' respective obligations and the circumstances under which Health Images may terminate the Plan if it receives a higher offer.

   See "THE MERGER -- Reasons for the Merger; Recommendation of Health Images' Board of Directors".

   Opinion of Financial Advisor to Health Images. Smith Barney has acted as financial advisor to Health Images in connection with the Merger and has delivered to the Board of Directors of Health Images a written opinion dated December 2, 1996 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of Health Images Common Stock. The full text of the written opinion of Smith Barney dated December 2, 1996, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Prospectus-Proxy Statement and should be read carefully in its entirety. The opinion of Smith Barney is directed only to the fairness of the Exchange Ratio from a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting. See "THE MERGER -- Opinion of Financial Advisor to Health Images".

   Effective Time of the Merger. The Merger will become effective upon the filing of a Certificate of Merger by the Subsidiary and Health Images under the General Corporation Law of the State of Delaware (the "DGCL"), or at such later time as may be specified in such Certificate of Merger. The Plan requires that this filing be made, subject to satisfaction of the conditions to the respective obligations of each party to consummate the Merger, no later than two business days after satisfaction or waiver of the various conditions to the Merger set forth in the Plan, or at such other time as may be agreed by HEALTHSOUTH and Health Images. See "THE MERGER -- Effective Time of the Merger" and "-- Conditions to the Merger".

   Exchange of Certificates. As soon as reasonably practicable after the Effective Time, transmittal materials will be mailed to each holder of record of Health Images Shares for use in exchanging such holder's stock certificates for certificates evidencing shares of HEALTHSOUTH Common Stock and for receiving cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. See "THE MERGER -- Exchange of Certificates".

   Representations and Warranties. The Plan contains certain representations and
warranties   made  by  each  of  the  parties   thereto.   See  "THE  MERGER  --
Representations and Warranties".

   Conditions to the Merger. The obligation of each of HEALTHSOUTH, the Subsidiary and Health Images to consummate the Merger is subject to certain conditions, including approval of the Plan by the Health Images stockholders. See "THE MERGER -- Conditions to the Merger".

   Regulatory Approvals. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. On January 7, 1997, HEALTHSOUTH and Health Images made their respective filings with the DOJ and the FTC with respect to the Plan. Under the HSR Act, the filings commenced a waiting period of up to 30 days during which the Merger cannot be consummated, which waiting period will expire on February 6, 1997, unless extended by a request for additional information. Notwithstanding the termination of the HSR Act waiting period, at any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or seeking the divestiture by HEALTHSOUTH of all or any part of the stock or assets of Health Images. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful. The operations of each Company also are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. See "THE MERGER -- Regulatory Approvals".

   Business Pending the Merger. The Plan provides that, until the Effective Time, except as provided in the Plan, Health Images will use its reasonable best efforts to preserve intact its present business organizations, to keep available to HEALTHSOUTH and the Surviving Corporation the services of its present employees and to preserve the goodwill of customers, suppliers and others having business dealings with it. See "THE MERGER -- Business Pending the Merger".

   Amendment. The Plan provides that, at any time prior to the Effective Time, the parties may, under certain circumstances, amend or otherwise change the Plan. See "THE MERGER -- Waiver and Amendment".

   Termination. The Plan may be terminated at any time prior to the Effective Time, whether before or after approval of the Plan by the stockholders of Health Images, under certain circumstances which are set forth in the Plan.
See "THE MERGER -- Termination".

   Break-up Fee; Third Party Bids. If the Plan is terminated by Health Images pursuant to a determination by Health Images' Board of Directors, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of Health Images Shares, or the Health Images Board of Directors shall have withdrawn such recommendation, or shall have approved, recommended or endorsed any Acquisition Transaction (as defined in the Plan) other than the Plan, and within one year after the effective date of such termination Health Images is the subject of a Third Party Acquisition Event (as defined in the Plan), then at the time of consummation of such a Third Party Acquisition Event Health Images shall pay to HEALTHSOUTH a break-up fee of $10,000,000. See "THE MERGER -- Break-up Fee; Third Party Bids".

   Interests of Certain Persons in the Merger. In considering the recommendation of the Board of Directors of Health Images with respect to the Plan and the transactions contemplated thereby, stockholders of Health Images should be aware that certain members of the management of Health Images and its Board of Directors have certain interests in the Merger in addition to the interests of stockholders generally.

   At the Closing, HEALTHSOUTH has agreed to enter into a Consulting and Non-Competition Agreement with Robert D. Carl, III, Chairman of the Board, President and Chief Executive Officer of Health Images, pursuant to which Mr. Carl will agree to provide certain consulting services to HEALTHSOUTH and will agree not to compete with the diagnostic imaging business of HEALTHSOUTH for a period of three years. Under such agreement, HEALTHSOUTH will pay Mr. Carl a fee of $350,000 a year for the three-year period. The fees payable to Mr. Carl will be in lieu of any payments Mr. Carl would be entitled to receive as a result of the Merger pursuant to his current employment and non-competition agreement with Health Images.

   In addition, pursuant to the terms of Health Images' stock option plans, Health Images stock options which are not fully vested prior to the Effective Time will accelerate and vest in full as a result of the Merger at the Effective Time. Certain directors and members of Health Images management hold such options.

   See "THE MERGER -- Interests of Certain Persons in the Merger".

   Accounting Treatment. It is intended that the Merger will be accounted for as a pooling of interests. It is a condition to the consummation of the Merger that each of HEALTHSOUTH and Health Images receive a letter from Ernst & Young LLP regarding that firm's concurrence with the conclusions of the managements of HEALTHSOUTH and Health Images, respectively, as to the appropriateness of pooling-of-interests accounting for the Merger under Accounting Principles Board Opinion No. 16 ("APB 16") if closed and consummated in accordance with the Plan. See "THE MERGER -- Accounting Treatment" and "PRO FORMA CONDENSED FINANCIAL INFORMATION".

   Certain Federal Income Tax Consequences. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Merger so qualifies, no gain or loss will be recognized by holders of Health Images Shares who hold such shares as capital assets, upon their receipt of HEALTHSOUTH Common Stock in exchange for their Health Images Shares, except with respect to cash received in lieu of fractional shares. The obligation of Health Images and HEALTHSOUTH to consummate the Merger is conditioned upon their receipt of opinions from their respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each holder of Health Images Shares is urged to consult his or her personal tax and financial advisors concerning the federal income tax consequences of the Merger, as well as any state, local, foreign or other tax consequences of the Merger, based upon such holder's own particular facts and circumstances. See "THE MERGER -- Certain Federal Income Tax Consequences".

   Resale Restrictions. All shares of HEALTHSOUTH Common Stock received by Health Images stockholders in the Merger will be freely transferable, except that shares of HEALTHSOUTH Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Health Images at the time of the Special Meeting may be resold by them only in certain permitted circumstances. See "THE MERGER -- Resale of HEALTHSOUTH Common Stock by Affiliates".

   Appraisal Rights. Holders of Health Images Common Stock are not entitled to appraisal rights under the DGCL with respect to the Merger. See "THE MERGER -- No Appraisal Rights".

   NYSE Listing. A listing application will be filed with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued to the Health Images stockholders in the Merger. Although no assurance can be given that the NYSE will accept such shares of HEALTHSOUTH Common Stock for listing, HEALTHSOUTH and Health Images anticipate that these shares will qualify for listing. It is a condition to the obligation of HEALTHSOUTH, the Subsidiary and Health Images to consummate the Merger that such shares of HEALTHSOUTH Common Stock be approved for listing on the NYSE upon official notice of issuance at the Effective Time. See "THE MERGER -- NYSE Listing".

MARKET AND MARKET PRICE

   The HEALTHSOUTH Common Stock is listed under the symbol HRC on the NYSE. Set forth below are the closing prices per share of HEALTHSOUTH Common Stock on the NYSE on (i) November 29, 1996, the last business day preceding public announcement of the Merger, and (ii) January , 1997:

                           MARKET PRICE
                           PER SHARE OF
                           HEALTHSOUTH
         DATE              COMMON STOCK
----------------------  -----------------
November 29, 1996  ...        $37.63
January  , 1997 ......        $


   Health Images Common Stock is listed under the symbol HII on the NYSE. Set forth below are the closing prices per share of Health Images Common Stock on the NYSE on (i) November 29, 1996, the last business day preceding public announcement of the Merger, and (ii) January , 1997.

                           MARKET PRICE
                           PER SHARE OF
                           HEALTH IMAGES
         DATE              COMMON STOCK
----------------------  ------------------
November 29, 1996  ...        $15.63
January  , 1997 ......        $

   The following table sets forth certain information as to the high and low reported sale prices per share of HEALTHSOUTH Common Stock for the periods indicated. The prices for HEALTHSOUTH Common Stock are as reported on the NYSE Composite Transactions Tape. HEALTHSOUTH has never paid dividends on its capital stock (although a company acquired by HEALTHSOUTH in a pooling-of-interests merger has paid cash dividends in the past) . All prices shown have been adjusted for a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

                                             HEALTHSOUTH
                                             COMMON STOCK
                                          ------------------
                                           HIGH      LOW
                                           ----      ---
1995
 First Quarter ........................  $20.44    $18.06
 Second Quarter .......................   21.63     16.32
 Third Quarter ........................   25.75     17.25
 Fourth Quarter .......................   32.38     22.50

1996
 First Quarter ........................  $38.13    $27.00
 Second Quarter .......................   38.63     32.32
 Third Quarter ........................   38.63     28.50
 Fourth Quarter........................   39.75     35.13

1997
 First Quarter (through January  ,
  1997)................................  $         $

   The following table sets forth certain information as to the high and low reported sale prices per share of Health Images Common Stock for the periods indicated and the dividends per share declared on the Health Images Common Stock for such periods. The prices for Health Images Common Stock are as reported on the NYSE Composite Transactions Tape.

                                              HEALTH IMAGES
                                              COMMON STOCK
                                      ----------------------------
                                                        DIVIDENDS
                                        HIGH     LOW    PER SHARE
                                      ------- -------- -----------
1995
 First Quarter......................  $ 6.13  $ 4.88   $.020
 Second Quarter.....................    6.25    4.75    .020
 Third Quarter......................    7.63    5.50    .020
 Fourth Quarter.....................    8.00    6.75    .025

1996
 First Quarter......................  $ 9.13  $ 6.88   $.025
 Second Quarter.....................   11.63    7.25    .025
 Third Quarter......................   13.63    9.25    .025
 Fourth Quarter.....................   16.75   11.75    .030

1997
 First Quarter (through January
   ,1997............................  $       $          --

   As of ______, 1997, there were approximately _____ record holders of HEALTHSOUTH Common Stock. As of the Health Images Record Date, there were approximately record holders of Health Images Common Stock.


   Holders of Health Images Shares are advised to obtain current market quotations for HEALTHSOUTH Common Stock and Health Images Common Stock. No assurance can be given as to the market price of HEALTHSOUTH Common Stock at the Effective Time or at any other time.

OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER

   Pursuant to the Plan, following the Effective Time, Health Images will be a wholly-owned subsidiary of HEALTHSOUTH, and all of Health Images' subsidiaries and affiliates will be indirect subsidiaries and affiliates of HEALTHSOUTH. HEALTHSOUTH will continue its operations as prior to the Merger and will continue to be managed by the same Board of Directors and executive officers. See "OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER".

                      COMPARATIVE PER SHARE INFORMATION


   The following summary presents selected comparative per share information (i) for HEALTHSOUTH on a historical basis in comparison with pro forma equivalent information giving effect to the Merger on a pooling-of-interests basis, and
(ii) for Health Images on a historical basis in comparison with its pro forma equivalent information after giving effect to the Merger, including receipt of shares of HEALTHSOUTH Common Stock to be issued in exchange for Health Images Shares in accordance with the Exchange Ratio. This financial information should be read in conjunction with the historical consolidated financial statements of HEALTHSOUTH and Health Images and the related notes thereto contained elsewhere herein or in documents incorporated herein by reference, and in conjunction with the unaudited pro forma financial information appearing elsewhere in this Prospectus-Proxy Statement. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION".

   HEALTHSOUTH has not paid cash dividends since inception (although a company acquired by HEALTHSOUTH in a pooling-of-interests merger has paid cash dividends in the past). It is anticipated that HEALTHSOUTH will retain all earnings for use in the expansion of the business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the Board of Directors of HEALTHSOUTH and will depend, among other things, upon HEALTHSOUTH's earnings, capital requirements, financial condition and debt covenants.

   The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined results of operations in future periods or future combined financial position.

                                                                         NINE MONTHS
                                                                            ENDED
                                            YEAR ENDED DECEMBER 31,     SEPTEMBER 30,
                                          --------------------------- ----------------
                                            1993      1994     1995     1995    1996
                                          -------- --------- -------- ------- --------
                                                                         (UNAUDITED)
Net income per common share:
 HEALTHSOUTH (1)
  Historical (primary) .................  $0.46    $ 0.63    $0.62    $0.60   $0.96
  Historical (fully diluted)(2) ........    N/A      0.63     0.62     0.60    0.94
  Pro forma combined (primary) .........   0.40      0.59     0.63     0.60    0.96
  Pro forma combined (fully diluted)(2)     N/A      0.59     0.63     0.59    0.94
 Health Images
  Historical (primary)..................  $0.32    $(0.10)   $0.49    $0.32   $0.57
  Pro forma equivalent (primary)(3).....   0.18      0.26     0.28     0.27    0.43
  Pro forma equivalent (fully
   diluted)(3)..........................    N/A      0.26     0.28     0.26    0.42


                                                AT SEPTEMBER 30,
                                                      1996
                                                      -----
                                                  (UNAUDITED)
Stockholders' equity per weighted average common
and common equivalent share outstanding:
 HEALTHSOUTH - historical...........................  $8.43
 HEALTHSOUTH - pro forma combined...................   8.61
 Health Images - historical ........................   7.65
 Health Images - pro forma equivalent (3)...........   3.84

------------

(1) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

(2) Fully-diluted earnings per share in 1994 and 1995 and for the nine months ended September 30, 1995 and 1996 reflect shares reserved for issuance upon exercise of dilutive stock options and shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due 2001.

(3) Health Images pro forma equivalent per share data have been calculated by multiplying the pro forma HEALTHSOUTH amounts by 0.446.

                       HEALTHSOUTH'S AND HEALTH IMAGES'
             SELECTED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

   The following selected pro forma financial information for the combined Companies gives effect to the Merger as a pooling of interests. All of the following selected pro forma financial information should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus-Proxy Statement. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION". The pro forma financial information set forth in this Prospectus-Proxy Statement is not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future.

                                                                                                  NINE MONTHS
                                                            YEAR ENDED DECEMBER 31,           ENDED SEPTEMBER 30,
                                                    -------------------------------------- -------------------------
                                                        1993       1994 (5)     1995 (5)     1995 (5)       1996
                                                    ------------ ------------ ------------ ------------ ------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Income Statement Data (1): .......................
 Revenues ........................................  $1,092,721   $1,913,212   $2,195,444   $1,621,024   $1,921,688
 Operating expenses: .............................
  Operating units ................................     746,046    1,352,817    1,501,944    1,118,297    1,256,503
  Corporate general and administrative ...........      47,345       72,217       70,111       49,612       59,994
 Provision for doubtful accounts .................      23,470       37,779       43,387       32,345       44,000
 Depreciation and amortization ...................      77,261      140,166      165,162      121,658      151,808
 Interest expense ................................      26,058       96,185      110,811       83,062       72,848
 Interest income .................................      (6,199)      (6,660)      (8,013)      (6,347)      (4,556)
 Merger and acquisition related expenses .........         333        6,520       34,159       29,194       34,515
 NME Selected Hospitals Acquisition related
  expense ........................................      49,742            0            0            0            0
 Gain on sale of partnership interest.............      (1,400)           0            0            0            0
 Gain on sale of MCA Stock .......................           0       (7,727)           0            0            0
 Loss on impairment of assets ....................       6,675       10,500       53,549       11,192            0
 Loss on abandonment of computer project .........           0        4,500            0            0            0
 Loss on disposal of surgery centers .............           0       13,197            0            0            0
                                                    ------------ ------------ ------------ ------------ ------------
                                                       969,331    1,719,494    1,971,110    1,439,013    1,615,112
                                                    ------------ ------------ ------------ ------------ ------------
 Income before income taxes and minority
  interests ......................................     123,390      193,718      224,334      182,011      306,576
 Provision for income taxes ......................      40,955       68,308       80,418       58,691      101,646
                                                    ------------ ------------ ------------ ------------ ------------
                                                        82,435      125,410      143,916      123,320      204,930
 Minority interests ..............................      29,549       32,110       43,842       31,350       38,608
                                                    ------------ ------------ ------------ ------------ ------------
 Income from continuing operations ...............      52,886       93,300      100,074       91,970      166,322

 Income (loss) from discontinued operations ......       2,218       (6,443)      (1,162)      (1,163)           0
                                                    ------------ ------------ ------------ ------------ ------------
 Net income ......................................  $   55,104   $   86,857   $   98,912   $   90,807   $  166,322
                                                    ============ ============ ============ ============ ============
 Weighted average common and common equivalent
  shares outstanding (2) .........................     139,645      147,640      155,913      151,068      173,105
                                                    ============ ============ ============ ============ ============
 Net income per common and common
  equivalent share: (2) ..........................
   Continuing operations .........................  $     0.38   $     0.63   $     0.64   $     0.61   $     0.96
   Discountinued operations ......................        0.02        (0.04)       (0.01)       (0.01)           0
                                                    ------------ ------------ ------------ ------------ ------------
                                                    $     0.40   $     0.59   $     0.63   $     0.60   $     0.96
                                                    ============ ============ ============ ============ ============
 Net income per common share-- assuming full
  dilution (2)(3) ................................         N/A   $     0.59   $     0.63   $     0.60   $     0.94
                                                    ============ ============ ============ ============ ============

                                             DECEMBER 31,                       SEPTEMBER 30,
                                -------------------------------------          --------------
                                    1993         1994         1995                  1996
                                ------------ ------------ -----------          -------------
                                            (IN THOUSANDS)
Balance Sheet Data (1):
 Cash and marketable
  securities .................  $  155,331   $  134,466   $  162,004              $  131,211
 Working capital .............     305,006      313,149      412,989                 467,583
 Total assets ................   2,020,096    2,372,780    3,128,466               3,386,022
 Long-term debt (4) ..........   1,031,285    1,164,835    1,453,017               1,525,957
 Stockholders' equity ........     740,457      850,286    1,284,086               1,490,971

-----------
(1) In addition to Health Images, reflects combination of HEALTHSOUTH, ReLife, Inc. ("ReLife"), Surgical Health Corporation (" SHC"), Sutter Surgery Centers, Inc. ("SSCI"), Surgical Care Affiliates, Inc. ("SCA"), Advantage Health Corporation ("Advantage Health") and ReadiCare, Inc. ("ReadiCare") for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994, SHC in June 1995, SSCI in October 1995, SCA in January 1996, Advantage Health in March 1996 and ReadiCare in December 1996 in transactions accounted for as poolings of interests.

(2) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

(3) Fully-diluted earnings per share reflects shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due 2001, where applicable.

(4)  Includes current portion of long-term debt.

(5) Gives effect to the NovaCare Rehabilitation Hospitals Acquisition as if the purchase had occurred on January 1, 1994. See "PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION".

                                 RISK FACTORS

   In addition to the other information in this Prospectus-Proxy Statement, the following should be considered carefully by holders of Health Images Shares.


   Regulation. As a result of the continued escalation of healthcare costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the United States Congress and state legislatures relating to healthcare reform. There can be no assurance as to the ultimate content, timing or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on HEALTHSOUTH or on the combined Companies. HEALTHSOUTH is also subject, and the combined Companies will be subject, to various other types of regulation at the federal and state levels, including, but not limited to, licensure and certification laws, Certificate of Need laws and laws relating to financial relationships among providers of healthcare services, Medicare fraud and abuse and physician self-referral. See "BUSINESS OF HEALTH IMAGES -- Government Regulation" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".


                             THE SPECIAL MEETING

GENERAL

   This Prospectus-Proxy Statement is being furnished to holders of Health Images Shares in connection with the solicitation of proxies by the Board of Directors of Health Images for use at the Special Meeting to consider and vote upon a proposal to approve the Plan and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

   Each copy of this Prospectus-Proxy Statement mailed to holders of Health Images Common Stock is accompanied by a form of Proxy for use at the Special Meeting.

   This Prospectus-Proxy Statement is also furnished to holders of Health Images Shares as a Prospectus in connection with the issuance to them of the shares of HEALTHSOUTH Common Stock upon consummation of the Merger.

DATE, PLACE AND TIME

   The Special Meeting will be held at , on , 1997 at a.m., Eastern Time.

RECORD DATE; QUORUM

   The Board of Directors of Health  Images has fixed the close of business on ,
    1997, as the Health Images Record Date for the determination of holders of Health Images Shares entitled to receive notice of and to vote at the Special Meeting. The presence, in person or by proxy, of the holders of Health Images Shares entitled to cast a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum at the Special Meeting.

VOTE REQUIRED

   As of the Health Images Record Date, there were outstanding and entitled to vote shares of Health Images Common Stock. Each of such Health Images Shares is entitled to one vote on each matter that comes before the Special Meeting. Approval of the Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Health Images Common Stock entitled to vote at the Special Meeting. Accordingly, approval of the Plan will require the affirmative vote of the holders of at least shares of Health Images Common Stock.

   As of the Health Images Record Date, Health Images' directors and executive officers and their affiliates beneficially owned an aggregate of shares, or approximately % of the outstanding shares, of Health Images Common Stock outstanding on such date (excluding shares issuable upon exercise of options).

   By the vote of the members of the Health Images Board of Directors at a special meeting held on December 1, 1996, the Health Images Board of Directors determined that the proposed Merger, and the terms and conditions of the Plan, were in the best interests of Health Images and its stockholders. The Plan and the Merger were adopted and approved unanimously by the members of the Health Images Board of Directors, who also unanimously resolved to recommend that the stockholders of Health Images vote FOR approval of the Plan.

   In the event that the Plan is not approved by Health Images stockholders, the Plan may be terminated in accordance with its terms. See "THE MERGER -- Termination".

VOTING AND REVOCATION OF PROXIES

   Health Images Shares represented by a Proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If a Proxy for the Special Meeting is properly executed and returned without indicating any voting instructions, Health Images Shares represented by the Proxy will be voted FOR approval of the Plan. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the Proxy is voted by the filing of an instrument revoking it or of a duly executed Proxy bearing a later date with the Secretary of Health Images, prior to or at the Special Meeting, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a Proxy. Only votes cast for approval of the Plan or other matters constitute affirmative votes. Abstentions and broker non-votes will, therefore, have the same effect as votes against approval of the Plan with respect to the Special Meeting.

   The Board of Directors of Health Images is not aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and subject to applicable rules of the SEC and the DGCL.

SOLICITATION OF PROXIES

   In addition to solicitation by mail, directors, officers and employees of Health Images, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Health Images, personally or by telephone or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so.

STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH ELSEWHERE IN THIS PROSPECTUS-PROXY STATEMENT. SEE "THE MERGER -- EXCHANGE OF CERTIFICATES".

                                  THE MERGER

   The description of the Merger contained in this Prospectus-Proxy Statement summarizes the principal provisions of the Plan; it is not complete and is qualified in its entirety by reference to the Plan, the full text of which is attached hereto as Annex A. All Health Images stockholders are urged to read Annex A in its entirety.

TERMS OF THE MERGER

   The acquisition of Health Images by HEALTHSOUTH will be effected by means of the merger of the Subsidiary with and into Health Images, with Health Images being the Surviving Corporation. The Certificate of Incorporation of Health Images (the "Health Images Certificate") shall become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended in accordance with applicable law. The Bylaws of the Subsidiary as in effect at the Effective Time will govern the Surviving Corporation until amended or repealed in accordance with applicable law. At the Effective Time, Health Images shall continue as the Surviving Corporation under the name "Health Images, Inc.".

   At the Effective Time, each outstanding Health Images Share (excluding shares held by Health Images and any of its subsidiaries, which shall automatically be cancelled and retired) will be converted into the right to receive 0.446 of a share of HEALTHSOUTH Common Stock, as may be adjusted as provided below (the "Exchange Ratio").

   As of the Effective Time, all outstanding Health Images Shares shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive shares of HEALTHSOUTH Common Stock, cash (without interest) in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. Each Health Images Share that is owned by Health Images or any subsidiary of Health Images shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

   Based upon the number of shares of HEALTHSOUTH Common Stock, excluding shares obtainable upon exercise of options and convertible securities, outstanding as
of            , 1996,  the holders of Health  Images  Shares will receive in the aggregate approximately % of the outstanding shares of HEALTHSOUTH Common Stock anticipated to be outstanding immediately after the Effective Time.

BACKGROUND OF THE MERGER

   Health Images historically grew its business primarily through development of new magnetic resonance imaging centers, selected acquisitions of imaging facilities and the generation of additional revenues from existing centers. However, the management of Health Images has also considered from time to time other opportunities to enhance stockholder value, including possible acquisitions of other diagnostic imaging companies or groups of imaging centers and business combinations with other companies in the healthcare industry. The management of Health Images has reviewed such opportunities with the Health Images Board of Directors from time to time but, prior to the decision to merge with HEALTHSOUTH, only one significant combination had met Health Images' criteria of providing solid operating assets complementary to Health Images' current business at a commercially reasonable price. That combination was effected in April 1995, when Health Images completed the purchase of the assets and business of 15 multi-modality diagnostic imaging centers (the "MedAlliance Centers Acquisition") from MedAlliance, Inc. ("MedAlliance"), the largest acquisition in Health Images' history.

   In late September and early October 1996, senior management began considering the possibility of a business combination with a publicly held company ("Company A") that owns and operates diagnostic imaging centers, after hearing Company A's presentation at a healthcare conference in late September 1996. In addition, at about the same time, Mr. Carl learned that HEALTHSOUTH might be interested in acquiring Health Images. In this context, in early October 1996, Mr. Carl authorized Smith Barney to contact HEALTHSOUTH to assess HEALTHSOUTH's level of interest in Health Images. At a special meeting of the Health Images Board of Directors held on October 15, 1996 to consider a secondary offering of Health Images Common Stock, Mr. Carl advised the Board of Directors that Company A was interested in a business combination with Health Images and that HEALTHSOUTH might be interested in acquiring Health Images as well.

   On October 25, 1996, Mr. Carl met with Company A's Chairman and Chief Executive Officer and discussed, among other things, the possibility of a transaction between the two companies. At such meeting, Mr. Carl stated that Health Images might be interested in pursuing a transaction with Company A at a price level of about $20.00 per share of Health Images Common Stock, at least half of which would have to be in cash.

   In the meantime, representatives of Smith Barney, as instructed by Health Images, had contacted HEALTHSOUTH on behalf of Health Images to determine whether HEALTHSOUTH would be interested in a transaction with Health Images. As a result of such contacts, on October 31, 1996, senior executives of Health Images and representatives of Smith Barney met with HEALTHSOUTH executives and discussed the possibility of a transaction between HEALTHSOUTH and Health Images. Following this meeting, Health Images entered into a confidentiality agreement with HEALTHSOUTH pursuant to which the parties agreed, among other things, to exchange non-public information for due diligence review purposes.

   On November 1, 1996, Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of HEALTHSOUTH, and Michael D. Martin, Executive Vice President and Treasurer of HEALTHSOUTH, telephoned Mr. Carl and informed him, among other things, that management of HEALTHSOUTH believed that a transaction with Health Images would be advisable and that HEALTHSOUTH management was working on determining an appropriate purchase price to propose to Health Images' stockholders in a transaction between the two companies.

   On November 4, 1996, Company A submitted to Health Images a preliminary proposal for the acquisition of Health Images in a tax-free pooling of interests transaction pursuant to which Health Images' stockholders would receive Company A stock representing $17.25 per share of Health Images Common Stock.

   On November 6, 1996, Health Images received from HEALTHSOUTH a letter expressing HEALTHSOUTH's interest in acquiring Health Images in a tax-free pooling of interests transaction in which Health Images' stockholders would receive HEALTHSOUTH Common Stock representing a value of between $16.00 to $17.00 per share of Health Images Common Stock. During the following three days, representatives of Health Images negotiated with HEALTHSOUTH the terms of a preliminary term sheet for a possible transaction between the two companies to be presented to the Health Images Board of Directors for consideration. This preliminary term sheet, prepared on Saturday, November 9, 1996 based on these discussions, contained a proposed exchange ratio of 0.446 of a share of HEALTHSOUTH Common Stock for each share of Health Images Common Stock, representing $17.50 per share in value based on the closing price of the HEALTHSOUTH Common Stock on Friday, November 8, 1996.

   On November 12, 1996, Health Images executives and representatives of Smith Barney met with Company A executives and its financial advisor. In connection with this meeting, Health Images entered into a confidentiality agreement with Company A providing, among other things, for the exchange of non-public information between the two companies for preliminary due diligence review purposes.

   On November 14, 1996, the Board of Directors of Health Images held a special meeting during which Mr. Carl and Smith Barney representatives reported on their discussions with HEALTHSOUTH and Company A representatives. At this meeting, Smith Barney reviewed with the directors certain publicly available information concerning HEALTHSOUTH and Company A and certain preliminary pro forma financial information illustrating the potential financial effect on HEALTHSOUTH and Company A, respectively, of a transaction upon the respective terms then under discussion. The HEALTHSOUTH materials contained a preliminary term sheet providing for the acquisition of Health Images by HEALTHSOUTH in a tax-free pooling-of-interests transaction in which Health Images stockholders would receive 0.446 of a share of HEALTHSOUTH Common Stock for each share of Health Images Common Stock, representing $17.39 in value based on the closing price of the HEALTHSOUTH Common Stock on November 13, 1996. In addition, Company A executives made a presentation to the Health Images Board of Directors and Company A's financial advisor reviewed with the directors certain publicly available information concerning Company A and certain preliminary pro forma financial information illustrating the potential financial effect of a transaction between the two companies on the terms of a revised proposal. Pursuant to the revised proposal, Company A would acquire Health Images in a tax-free pooling-of-interests transaction in which Health Images' stockholders would receive Company A stock representing a value of $18.00 per share of Health Images Common Stock. The revised proposal required Health Images to negotiate exclusively with Company A for a period of 14 days and provided that, if due diligence were satisfactorily completed and Health Images decided not to enter into a definitive agreement with Company A, Health Images would pay Company A a "break-up" fee of $3 million plus out-of-pocket expenses. Company A's representatives informed the Health Images Board of Directors that Company A's proposal would remain open until 5:00 p.m. the following day, November 15, 1996.

   On November 15, 1996, the Health Images Board of Directors held a special meeting to consider Company A's proposal and decide on a course of action given the two acquisition proposals. The consensus among the directors was that it would be premature to commit to a transaction with Company A as required by its proposal regardless of any preference between a transaction with Company A or one with HEALTHSOUTH. In addition, the directors' view was that if the exchange ratios proposed by the two companies reflected relatively similar dollar amounts payable in stock, HEALTHSOUTH's substantially larger size, the liquidity of its stock and the fact that its business was diversified made a transaction with HEALTHSOUTH more attractive than one with Company A. The directors were especially concerned about the fact that Company A's proposal, if accepted, would have precluded further discussions with HEALTHSOUTH and would have provided for a penalty if Health Images did not enter into a definitive agreement with Company A. Therefore, the Health Images Board of Directors determined not to accept Company A's proposal. In addition, the Health Images Board of Directors determined to continue discussions with HEALTHSOUTH and, to the extent Company A was prepared to do so, with Company A as well. The directors instructed representatives of Smith Barney, however, to attempt to negotiate an increase in the proposed exchange ratio to raise the value of HEALTHSOUTH's proposal by $0.50 per share.

   Health Images and HEALTHSOUTH executives met again on November 19, 1996. At this meeting, HEALTHSOUTH executives were provided information concerning Health Images and its business and held due diligence discussions with Health Images executives. A draft of a proposed merger agreement was circulated by HEALTHSOUTH on November 20, 1996.

   On November 25, 1996, the Health Images Board of Directors held a special meeting to receive a status report from management and representatives of Smith Barney with respect to discussions with HEALTHSOUTH and Company A. Among other things, the directors were informed that HEALTHSOUTH had indicated that it was not willing to modify the proposed exchange ratio. In addition, executives of HEALTHSOUTH made a presentation about HEALTHSOUTH to the Health Images Board of Directors and answered various due diligence questions from directors. Following this presentation, the Health Images Board of Directors discussed the HEALTHSOUTH proposal and authorized management to pursue a transaction with HEALTHSOUTH and to negotiate the terms of a merger agreement to be presented to and acted upon at the next meeting of the Health Images Board of Directors. Because the trading prices of the HEALTHSOUTH Common Stock had decreased somewhat from the price of such stock at the time of the November 9, 1996 preliminary term sheet, representatives of Health Images were instructed to attempt to negotiate with HEALTHSOUTH an exchange ratio that would provide Health Images' stockholders $17.50 per share in value based on the average sales price of HEALTHSOUTH Common Stock for the ten trading days prior to the announcement of the definitive agreement in lieu of the proposed fixed exchange ratio.

   Following the November 25, 1996 meeting, HEALTHSOUTH and Health Images executives continued their respective due diligence reviews of each other's company and their legal advisors negotiated the final terms of the Plan. In addition, Health Images representatives continued discussions with HEALTHSOUTH with respect to the method of determining the exchange ratio. During these discussions, HEALTHSOUTH expressed its unwillingness to replace the fixed ratio contained in the November 9, 1996 preliminary term sheet with an exchange ratio to be determined based on an average stock price.

   On December 1, 1996, the Health Images Board of Directors met to consider the proposed Plan and Merger. At this meeting, the Health Images Board of Directors' legal and financial advisors reviewed in detail the terms of the proposed Plan with the Board of Directors. The Plan reflected a fixed exchange ratio of 0.446 of a share of HEALTHSOUTH Common Stock for each share of Health Images Common Stock, representing $16.61 per share in value based on the closing price of the HEALTHSOUTH Common Stock on November 27, 1996. At such meeting, Smith Barney also delivered to the Health Images Board of Directors its oral opinion (subsequently confirmed by delivery of a written opinion dated December 2, 1996) to the effect that, as of such date and based upon and subject to certain matters stated in the written opinion, the proposed exchange ratio was fair to holders of Health Images Common Stock from a financial point of view, and reviewed with the Health Images Board of Directors certain financial analyses performed by Smith Barney in connection with such opinion. See "-- Opinion of Financial Advisor to Health Images". The Health Images Board of Directors unanimously approved the Plan and the Merger and authorized Health Images to execute and deliver the Plan and recommended the Merger for approval by Health Images' stockholders. Separately, the Board of Directors of HEALTHSOUTH also met on December 1, 1996, and approved the Plan and the Merger. HEALTHSOUTH and Health Images issued a joint press release on December 2, 1996 announcing the execution of the definitive Plan and the basic terms of the Merger.

REASONS FOR THE MERGER; RECOMMENDATION OF HEALTH IMAGES' BOARD OF DIRECTORS

   The Board of Directors of Health Images, in approving the Merger and recommending it to Health Images' stockholders, believes that the terms of the Merger are fair to the stockholders of Health Images and in the best interests of Health Images. The Exchange Ratio was negotiated on an arm's length basis between representatives of Health Images and representatives of HEALTHSOUTH. The Health Images Board of Directors concluded, based on the factors stated below, that the Merger should be approved and recommends that the Health Images stockholders vote in favor of the Merger.

   In reaching its conclusions to approve the Plan and the Merger and to recommend that the Health Images stockholders vote for the approval and adoption of the Plan, the Board of Directors of Health Images considered a number of factors including, without limitation and without assigning relative weights thereto, the following:

         (i) The value of the  consideration  to be  received  by Health  Images stockholders in the Merger which, based on the closing price of the HEALTHSOUTH Common Stock on November 27, 1996 (the last full trading day prior to the announcement of the Merger) represented a 22% premium over the closing price of the Health Images Common Stock on November 27, 1996, 32% over the closing price of Health Images Common Stock four weeks prior to such date and 44% and 69% over the average price of the Health Images Common Stock during the previous six and 12 months, respectively;

         (ii) The Health Images Board of Directors' belief that the increasing role of managed care in the healthcare industry threatened the ability of single services providers (i.e., radiology services in Health Images' case) to increase market share and unit volumes, particularly in an environment of declining reimbursements, and in light of the fact that managed care plans are more likely to contract with entities that can provide a broader range of healthcare services. Accordingly, the Health Images Board of Directors believed that the more successful companies in the industry would be companies that offer a broader range of healthcare services and have strong nationwide presence and reputations;

         (iii) The Health Images Board of Directors' belief that the potential for increased clinic volumes through the HEALTHSOUTH affiliation, in the context of the capital-intensive nature of the Health Images business, results in increased economies of scale, lower per-unit costs and increased pricing flexibility;

         (iv) The Health Images Board of Directors' belief that there were significant other synergies available to the combined business, particularly in reducing general and administrative expenses incurred in operating as two separate public companies;

         (v) The Health Images Board of Directors' belief that companies operating substantially or exclusively in the diagnostic imaging industry were not favored by the investment community and, therefore, were not, and would not be expected in the foreseeable future to be, valued at the same multiples as companies in the healthcare industry that provided a broader range of services;

         (vi) The fact that the Merger offered an opportunity for Health Images stockholders to continue, if they so desire, to share in the potential for long-term growth in the healthcare industry;

         (vii) The business reputation and capabilities of HEALTHSOUTH and its management, HEALTHSOUTH's financial strength, business prospects, market position and strategic objectives, and the liquidity and historical performance of HEALTHSOUTH Common Stock;

         (viii) The financial presentation of Smith Barney delivered to the Board of Directors of Health Images at its special meeting held on December 1, 1996 and Smith Barney's oral opinion (subsequently confirmed by delivery of a written opinion dated December 2, 1996) to the effect that, as of the date of such opinion and based upon and subject to certain matters set forth in the written opinion, the Exchange Ratio was fair to the holders of Health Images Common Stock from a financial point of view (see "-- Opinion of Financial Advisor to Health Images");

         (ix) The Health Images Board of Directors' familiarity with Health Images' business, prospects, financial conditions, results of operations, assets and trends in the healthcare industry;

         (x) The Health Images Board of Directors' belief that, at the time the Merger was under consideration, the strength of Health Images' business and market prices of its stock coupled with the uncertainties facing the healthcare industry made the price that could be obtained by the Health Images stockholders more favorable than what the stockholders may obtain by continuing to operate the business as a stand-alone entity; and

         (xi) The terms and conditions of the proposed Merger, including the nature and extent of Health Images' representations, warranties and covenants, the conditions to the parties' respective obligations and the circumstances under which Health Images may terminate the Plan if it receives a higher offer.

   On December 1, 1996, the HEALTHSOUTH Board of Directors approved the Plan and the Merger. The HEALTHSOUTH Board of Directors believes that the Merger is desirable for the following reasons, among others:

         (i) The reputation and expertise of Health Images as a leader in the diagnostic imaging field;

         (ii) The fact that almost 96% of Health Images' facility locations overlap with existing outpatient surgery and rehabilitation locations of HEALTHSOUTH;

         (iii) HEALTHSOUTH's belief that the transaction will be accretive to 1997 earnings per share; and

         (iv) The prospect of utilizing Health Images' existing operations in the United Kingdom as a platform for exploring other opportunities overseas.

OPINION OF FINANCIAL ADVISOR TO HEALTH IMAGES

   Smith Barney was retained by Health Images to act as its financial advisor in connection with the proposed Merger. In connection with such engagement, Health Images requested that Smith Barney evaluate the fairness, from a financial point of view, to the holders of Health Images Common Stock of the consideration to be received by such holders in the Merger. On December 1, 1996, at a meeting of the Board of Directors of Health Images held to evaluate the proposed Merger, Smith Barney delivered an oral opinion (subsequently confirmed by delivery of a written opinion dated December 2, 1996) to the Board of Directors of Health Images to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of Health Images Common Stock.

   In arriving at its opinion, Smith Barney reviewed the Plan and held discussions with certain senior officers, directors and other representatives and advisors of Health Images and certain senior officers and other representatives of HEALTHSOUTH concerning the businesses, operations and prospects of Health Images and HEALTHSOUTH. Smith Barney examined certain publicly available business and financial information relating to Health Images and HEALTHSOUTH as well as certain financial forecasts and other information and data for Health Images and HEALTHSOUTH which were provided to or otherwise discussed with Smith Barney by the respective managements of Health Images and HEALTHSOUTH, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. Smith Barney reviewed the financial terms of the Merger as set forth in the Plan in relation to, among other things: current and historical market prices and trading volumes of Health Images Common Stock and HEALTHSOUTH Common Stock; the respective companies' historical and projected earnings and other operating data; and the capitalization and financial condition of Health Images and HEALTHSOUTH. Smith Barney also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered relevant in evaluating those of Health Images and HEALTHSOUTH. Smith Barney also evaluated the potential pro forma financial impact of the Merger on HEALTHSOUTH. In connection with its engagement, Smith Barney was requested to approach, and held discussions with, certain third parties to solicit indications of interest in a possible acquisition of Health Images. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed appropriate in arriving at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Smith Barney as of the date of its opinion.

   In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information and data furnished to or otherwise reviewed by or discussed with Smith Barney, the managements of Health Images and HEALTHSOUTH advised Smith Barney that such forecasts and other information and data were prepared on bases reflecting reasonable estimates and judgments as to the future financial performance of Health Images and HEALTHSOUTH and the strategic implications and operational benefits anticipated to result from the Merger. Smith Barney assumed, with the consent of the Board of Directors of Health Images, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Smith Barney's opinion, as set forth therein, relates to the relative values of Health Images and HEALTHSOUTH. Smith Barney did not express any opinion as to what the value of the HEALTHSOUTH Common Stock actually will be when issued to Health Images stockholders pursuant to the Merger or the price at which the HEALTHSOUTH Common Stock will trade subsequent to the Merger. Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Health Images or HEALTHSOUTH nor did Smith Barney make any physical inspection of the properties or assets of Health Images or HEALTHSOUTH. Although Smith Barney evaluated the Exchange Ratio from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger, which was determined through negotiation between Health Images and HEALTHSOUTH. No other limitations were imposed by Health Images on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

   The full text of the written opinion of Smith Barney dated December 2, 1996, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex B, and is incorporated herein by reference. Holders of Health Images Common Stock are urged to read this opinion carefully in its entirety. The opinion of Smith Barney is directed only to the fairness of the Exchange Ratio from a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting. The summary of the opinion of Smith Barney set forth in this Prospectus-Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

   In preparing its opinion, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant meth ods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, Smith Barney made numerous assumptions with respect to Health Images, HEALTHSOUTH, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Health Images and HEALTHSOUTH. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Smith Barney's opinion and analyses were only one of many factors considered by the Board of Directors of Health Images in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors or management of Health Images with respect to the Exchange Ratio or the proposed Merger.

   Selected Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of Health Images and the following six selected publicly traded companies in the diagnostic imaging industry: Alliance Imaging, Inc., Diagnostic Health Services, Inc., Insight Health Services Corp., Medical Resources, Inc., SMT Health Services, Inc. and U.S. Diagnostic Inc. (collectively, the "Selected Companies"). Smith Barney compared market values as multiples of, among other things, latest 12 months and estimated calendar 1996 and 1997 net income, and adjusted market values (equity market value, plus total debt, minority interest and the book value of preferred stock, less cash and cash equivalents) as multiples of, among other things, latest 12 months revenue and earnings before interest, taxes, depreciation and amortization ("EBITDA"). Net income projections for the Selected Companies were based on estimates of selected investment banking firms and net income projections for Health Images were based on internal estimates of the management of Health Images. All multiples were based on closing stock prices as of November 27, 1996. Applying a range of multiples for the Selected Companies (excluding outliers) of latest 12 months net income and estimated calendar 1996 and 1997 net income of 16.7x to 25.3x, 12.6x to 18.3x and 10.4x to 15.2x, respectively, and latest 12 months revenue and EBITDA of 1.5x to 3.2x and 5.8x to 6.8x, respectively, to corresponding financial data for Health Images resulted in an equity reference range for Health Images of approximately $11.10 to $15.37 per share, as compared to the equity value implied by the Exchange Ratio of approximately $16.61 per share based on the closing stock price of HEALTHSOUTH Common Stock on November 27, 1996.

   Smith Barney also analyzed, among other things, the market values and trading multiples of HEALTHSOUTH and the following four selected publicly traded companies in the rehabilitation industry: NovaCare, Inc., RehabCare Group, Inc., TheraTx, Inc. and U.S. Physical Therapy, Inc. (the "Rehabilitation Companies"). Smith Barney compared market values as multiples of, among other things, latest 12 months and estimated calendar 1996 and 1997 net income, and adjusted market values as multiples of, among other things, latest 12 months net revenue and EBITDA. Net income projections for HEALTHSOUTH and the Rehabilitation Companies were based on estimates of selected investment banking firms. All multiples were based on closing stock prices as of November 27, 1996. Mean and median multiples of latest 12 months and estimated calendar 1996 and 1997 net income and latest 12 months net revenue and EBITDA for the Rehabilitation Companies were as follows: (i) latest 12 months net income: 19.7x (mean) and 22.5x (median); (ii) estimated calendar 1996 and 1997 net income: 16.7x (mean) and 16.0x (median) and 14.5x (mean) and 14.4x (median), respectively; (iii) latest 12 months net revenue: 1.1x (mean) and 1.0x (median); and (iv) latest 12 months EBITDA: 8.4x
(mean) and 8.2x (median). The multiples of latest 12 months and estimated calendar 1996 and 1997 net income and latest 12 months net revenue and EBITDA for HEALTHSOUTH were 26.0x, 25.2x, 20.2x, 3.2x and 11.0x, respectively.

    Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney reviewed the purchase price and implied transaction multiples paid or proposed to be paid in the following eight selected transactions in the outpatient rehabilitation and diagnostic imaging industries, consisting of (acquiror/target): (i) six transactions involving outpatient rehabilitation companies: Horizon/CMS Healthcare Corporation/Pacific Rehabilitation and Sports Medicine, Inc., HEALTHSOUTH/Professional Sports Care Management, Inc., HEALTHSOUTH/Advantage Health Corporation, Living Centers of America, Inc./Rehability Corporation, Horizon Healthcare Corporation/Continental Medical Systems, Inc., and HEALTHSOUTH/ReLife, Inc. (the "Outpatient Rehabilitation Transactions") and (ii) two transactions involving diagnostic imaging companies: U.S. Diagnostic Inc./Medical Imaging Centers of America, Inc., and Health Images /MedAlliance, Inc. (the "Diagnostic Imaging Transactions" and, together with the Outpatient Rehabilitation Transactions, the "Selected Transactions"). With respect to the Selected Transactions, Smith Barney focused primarily on the Outpatient Rehabilitation Transactions, which Smith Barney considered to be the most comparable to the Merger. Smith Barney compared purchase prices as a multiple of latest 12 months net income and transaction values as multiples of latest 12 months revenue and EBITDA. Applying a range of multiples for the Selected Transactions (excluding outliers) of latest 12 months net income, revenue and EBITDA of 18.4x to 32.8x, 0.7x to 2.2x and 6.5x to 12.8x, respectively, to corresponding financial data for Health Images resulted in an equity reference range for Health Images of approximately $14.96 to $20.14 per share, as compared to the equity value implied by the Exchange Ratio of approximately $16.61 per share based on the closing stock price of HEALTHSOUTH Common Stock on November 27, 1996.

   No company, transaction or business used in the "Selected Company Analysis" or "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to Health Images, HEALTHSOUTH or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, the Selected Transactions or the business segment, company or transaction to which they are being compared.

   Discounted Cash Flow Analysis. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of Health Images for the fiscal years 1997 through 2000, based on internal estimates of the management of Health Images. The stand-alone discounted cash flow analysis of Health Images was determined by (i) adding (x) the present value of projected free cash flows over the four-year period from 1997 to 2000 and (y) the present value of Health Images estimated terminal value in year 2000 and (ii) subtracting the current net debt of Health Images. The range of terminal values for Health Images at the end of the four-year period was calculated by applying terminal multiples ranging from 10.0x to 15.0x to Health Images projected 2001 unlevered net income, representing Health Images estimated value beyond the year 2000. The cash flows and terminal values of Health Images were discounted to present value using discount rates ranging from 12.0% to 16.0%, with particular focus on a discount rate of 14.0%. Based on such terminal value multiples and a discount rate of 14.0%, this analysis resulted in an equity reference range for Health Images of approximately $13.20 to $19.49 per share.

   Contribution Analysis. Smith Barney analyzed the respective contributions of Health Images and HEALTHSOUTH to the estimated revenue, EBITDA, earnings before interest and taxes ("EBIT") and net income of the combined company for, among other things, fiscal years 1996 and 1997 based, in the case of Health Images, on internal estimates of the management of Health Images and, in the case of HEALTHSOUTH, on estimates of selected investment banking firms. This analysis indicated that (i) in fiscal year 1996, Health Images would contribute approximately 5.1% of revenue, 4.8% of EBITDA, 3.2% of EBIT and 3.3% of net income, and HEALTHSOUTH would contribute approximately 94.9% of revenue, 95.2% of EBITDA, 96.8% of EBIT and 96.7% of net income, of the combined company, and
(ii) in fiscal year 1997, Health Images would contribute approximately 4.8% of revenue, 4.6% of EBITDA, 3.2% of EBIT and 3.3% of net income, and HEALTHSOUTH would contribute approximately 95.2% of revenue, 95.4% of EBITDA, 96.8% of EBIT and 96.7% of net income, of the combined company. Immediately following consummation of the Merger, stockholders of Health Images and HEALTHSOUTH would own approximately 3.2% and 96.8%, respectively, of the combined company.

   Pro Forma Merger Analysis. Smith Barney analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on HEALTHSOUTH's projected earnings per share ("EPS") for fiscal years 1997 through 2000 based, in the case of Health Images, on internal estimates of the management of Health Images for fiscal years 1997 and 1998 and extrapolated for subsequent years based on analysts' growth rate estimates for Health Images and, in the case of HEALTHSOUTH, on estimates of selected investment banking firms for fiscal years 1997 and 1998 and extrapolated for subsequent fiscal years based on analysts' growth rate estimates for HEALTHSOUTH. The results of the pro forma merger analysis suggested that the Merger could be accretive to HEALTHSOUTH's EPS in each of the fiscal years analyzed. The actual results achieved by the combined company may vary from projected results and the variations may be material.

   Exchange Ratio Analysis. Smith Barney compared the Exchange Ratio with the historical ratio of the daily closing prices of Health Images Common Stock and HEALTHSOUTH Common Stock during the six-month and 12-month periods preceding November 27, 1996. The exchange ratios of the daily closing prices of one share of Health Images Common Stock to one share of HEALTHSOUTH Common Stock during the six-month and 12-month periods preceding November 27, 1996 were 0.3237 and 0.2806, respectively, as compared to the Exchange Ratio of 0.446.

   Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) Health Images' and HEALTHSOUTH's historical and projected financial results; (ii) the history of trading prices and volume for Health Images Common Stock and HEALTHSOUTH Common Stock and the relationship between movements of such Common Stock, movements of the common stock of the Selected Companies and movements in the S&P 500 Index;
(iii) selected published analysts' reports on Health Images and HEALTHSOUTH, including analysts' estimates as to the earnings growth potential of Health Images and HEALTHSOUTH and historical earnings performance of the respective companies relative to earnings estimates of selected investment banking firms;
(iv) the premiums paid in selected transactions having a transaction value of $100 million to $400 million; and (v) the pro forma ownership of the combined company.

   Pursuant to the terms of Smith Barney's engagement, Health Images has agreed to pay Smith Barney for its services in connection with the Merger an aggregate financial advisory fee equal to 1% of the total consideration (including liabilities assumed) payable in connection with the Merger. Health Images has also agreed to reimburse Smith Barney for travel and other reasonable out-of-pocket expenses incurred by Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

   Smith Barney has advised Health Images that, in the ordinary course of business, Smith Barney and its affiliates may actively trade or hold the securities of Health Images and HEALTHSOUTH for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided investment banking and financial advisory services to Health Images and HEALTHSOUTH unrelated to the proposed Merger, for which services Smith Barney has received compensation. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Health Images and HEALTHSOUTH.

   Smith Barney is a nationally recognized investment banking firm and was selected by Health Images based on its experience, expertise and familiarity with Health Images and its business. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

EFFECTIVE TIME OF THE MERGER

   The Merger will become effective upon the filing of a Certificate of Merger by the Subsidiary and Health Images under the DGCL, or at such later time as may be specified in such Certificate of Merger. The Plan requires that this filing be made, subject to satisfaction or waiver of the separate conditions to the obligations of each party to consummate the Merger, no later than two business days after satisfaction or waiver of the various conditions to the Merger set forth in the Plan, or at such other time as may be agreed by HEALTHSOUTH and Health Images. It is presently anticipated that such filing will be made as soon as reasonably possible after the Special Meeting and after all regulatory approvals have been obtained, and that the Effective Time will occur upon such filing. However, there can be no assurance as to whether or when the Merger will occur. See "-- Conditions to the Merger" and "-- Regulatory Approvals".

EXCHANGE OF CERTIFICATES

   From and after the Effective Time, each holder of a stock certificate which immediately prior to the Effective Time represented outstanding Health Images Shares (collectively, the "Certificates") will be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent (as defined in the Plan), a certificate or certificates representing the number of whole shares of HEALTHSOUTH Common Stock into which such holder's Health Images Shares have been converted, cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger.

   As soon as reasonably practicable after the Effective Time, HEALTHSOUTH will deliver through the Exchange Agent to each holder of record of Health Images Shares at the Effective Time transmittal materials for use in exchanging the Certificates for certificates for shares of HEALTHSOUTH Common Stock. After the Effective Time, there will be no transfers on the stock transfer books of Health Images Shares which were issued and outstanding immediately prior to the Effective Time and converted in the Merger.

   No fractional shares of HEALTHSOUTH Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, HEALTHSOUTH will pay to each holder of Health Images Shares who would otherwise be entitled to a fractional share an amount of cash in an amount equal to the value of such fractional part of a share of HEALTHSOUTH Common Stock. See "-- Terms of the Merger".

   The certificates representing shares of HEALTHSOUTH Common Stock, the fractional share payment (if any) which any holder of Health Images Shares is entitled to receive, and any dividends or other distributions paid on such HEALTHSOUTH Common Stock prior to the delivery to HEALTHSOUTH of the Certificates, will not be delivered to such stockholder until the Certificates are delivered to HEALTHSOUTH through the Exchange Agent (as defined in the Plan). No interest will be paid on dividends or other distributions or on any fractional share payment which the holder of such shares shall be entitled to receive upon such delivery.

   At the Effective Time, holders of Health Images Shares immediately prior to the Effective Time will cease to be, and shall have no rights as, stockholders of Health Images, other than the right to receive the shares of HEALTHSOUTH Common Stock into which such shares have been converted and any fractional share payment and any dividends or other distributions to which they may be entitled under the Plan. Holders of Health Images Shares will be treated as stockholders of record of HEALTHSOUTH for purposes of voting at any annual or special meeting of stockholders of HEALTHSOUTH after the Effective Time, both before and after such time as they exchange their Certificates for certificates of HEALTHSOUTH Common Stock as provided in the Plan.

   Neither HEALTHSOUTH nor Health Images will be liable to any holder of Health Images Shares for any shares of HEALTHSOUTH Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

REPRESENTATIONS AND WARRANTIES

   The Plan contains various customary representations and warranties of the parties thereto. The representations and warranties of HEALTHSOUTH and the Subsidiary, made jointly and severally, include, but are not limited to, representations as to: (i) the corporate organization of the Subsidiary, (ii) the power and authority of the Subsidiary to execute and perform the Plan and
(iii) the absence of contracts, liabilities and legal proceedings relating to or affecting the Subsidiary.

   The representations and warranties of HEALTHSOUTH include, but are not limited to, representations as to: (i) the organization of HEALTHSOUTH, (ii) the power and authority of HEALTHSOUTH to execute, deliver and perform the Plan,
(iii) the capitalization of HEALTHSOUTH, (iv) ownership of Subsidiary Common Stock by HEALTHSOUTH, (v) the fact that HEALTHSOUTH has furnished Health Images with true and complete copies of certain reports, schedules, registration statements and proxy statements filed by HEALTHSOUTH with the SEC since January 1, 1995, (vi) the absence of material legal proceedings against HEALTHSOUTH,
(vii) the fact that HEALTHSOUTH has not incurred any material adverse changes since September 30, 1996, (viii) HEALTHSOUTH's investment intent with respect to the Health Images Shares acquired, and (ix) the absence of untrue representations by HEALTHSOUTH in the Plan or in connection with the Merger.

   The representations and warranties of Health Images include, but are not limited to, representations and warranties as to: (i) the organization of Health Images and its subsidiaries, (ii) the power and authority of Health Images to execute, deliver and perform the Plan, (iii) the capitalization of Health Images, (iv) the fact that Health Images has furnished HEALTHSOUTH with true and complete copies of certain reports, schedules, registration statements and proxy statements filed by Health Images with the SEC since January 1, 1995, (v) the absence of undisclosed material legal proceedings against Health Images, (vi) the validity of Health Images' material contracts, (vii) the fact that Health Images has not incurred any material adverse changes since September 30, 1996,
(viii) the status of Health Images' accounts receivable, (ix) the opinion of Health Images' financial advisor, (x) the filing of Health Images' tax returns,
(xi) Health Images' employee benefits, (xii) Health Images' licenses, accreditation and regulatory approvals, (xiii) Health Images' compliance with laws in general, (xiv) the vote required by holders of Health Images capital stock to approve the Plan, and (xv) the absence of untrue representations by Health Images in the Plan or in connection with the Merger.

CONDITIONS TO THE MERGER

   The obligation of HEALTHSOUTH and the Subsidiary to consummate the Merger is subject to, among others, the following conditions: (i) Health Images shall have performed all of its obligations as contemplated by the Plan at or prior to the consummation date of the Merger; (ii) the representations and warranties of Health Images set forth in the Plan shall be true and correct in all material respects as of the dates specified in the Plan; (iii) HEALTHSOUTH shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Code; (iv) HEALTHSOUTH and the Subsidiary shall have obtained, or obtained the transfer of, any licenses, certificates of need and other regulatory approvals necessary to allow the Surviving Corporation to operate the Health Images facilities, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Surviving Corporation; and (v) HEALTHSOUTH shall have received an opinion of Health Images' counsel substantially in the form specified in the Plan.

   The obligation of Health Images to consummate the Merger is subject to, among others, the following conditions: (i) HEALTHSOUTH and the Subsidiary shall have performed all of their obligations as contemplated by the Plan at or prior to the consummation of the Merger; (ii) the representations and warranties of HEALTHSOUTH and the Subsidiary set forth in the Plan shall be true and correct as of the dates specified in the Plan; (iii) Health Images shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Code; and (iv) Health Images shall have received an opinion of HEALTHSOUTH's counsel substantially in the form specified in the Plan.

   The obligation of each of HEALTHSOUTH, the Subsidiary and Health Images to consummate the Merger is subject to certain additional conditions, including the following: (i) no order, decree or injunction by a court of competent jurisdiction preventing the consummation of the Merger or imposing any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the common stock of the Surviving Corporation or any material portion of the assets or business of Health Images shall be in effect; (ii) no statute, rule or regulation shall have been enacted by the government of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other transaction contemplated by the Plan illegal; (iii) the waiting period under the HSR Act shall have expired or shall have been terminated; (iv) the Reg istration Statement shall have been declared effective under the Securities Act and shall not be subject to any stop order; (v) the Merger shall have been approved by the requisite vote of the holders of the outstanding Health Images Shares entitled to vote thereon; (vi) the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE upon official notice of issuance; and (vii) the Merger shall qualify for pooling-of-interests accounting treatment and HEALTHSOUTH and Health Images each shall have received a letter from Ernst & Young LLP, dated the Closing Date of the Merger, regarding that firm's concurrence with the conclusions of the managements of HEALTHSOUTH and Health Images, respectively, as to the appropriateness of pooling-of-interests accounting for the Merger under APB 16 if closed and consummated in accordance with the Plan.

REGULATORY APPROVALS

   The HSR Act prohibits consummation of the Merger until certain information has been furnished to the Antitrust Division of the DOJ and the FTC and certain waiting period requirements have been satisfied. On January 7, 1997, HEALTHSOUTH and Health Images made their respective filings with the DOJ and the FTC with respect to the Plan. Under the HSR Act, the filings commenced a waiting period of up to 30 days during which the Merger cannot be consummated, which waiting period will expire on February 6, 1997, unless extended by a request for additional information. Notwithstanding the termination of the HSR Act waiting period, at any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or seeking the divestiture by HEALTHSOUTH of all or any part of the stock or assets of Health Images. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful.

   As conditions precedent to the consummation of the Merger, the Plan requires, among other things: (i) that the HSR Act waiting period has expired or been terminated, and (ii) that all other governmental approvals required for the consummation of the Merger have been obtained, except where the failure to obtain such approvals would not have a material adverse effect on the business of the Surviving Corporation.

   HEALTHSOUTH and Health Images believe that the Merger does not violate the antitrust laws and intend to resist vigorously any assertion to the contrary by the FTC, the DOJ or others. Any such resistance could delay consummation of the Merger, perhaps for a considerable period. Prior to the Merger, the FTC or the DOJ could seek to enjoin the consummation of the Merger under the federal antitrust laws or require that HEALTHSOUTH or Health Images divest certain assets to avoid such a proceeding. The FTC or DOJ could also, following the Merger, take action under the federal antitrust laws to rescind the Merger, to require divestiture of assets of either HEALTHSOUTH or Health Images, or to obtain other relief.

   Certain other persons, such as states' attorneys general and private parties, could challenge the Merger as violative of the antitrust laws and seek to enjoin the consummation of the Merger and, in the case of private persons, also to obtain treble damages. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful. Neither HEALTHSOUTH nor Health Images intends to seek any further stockholder approval or authorization of the Plan as a result of any action that it may take to resist or resolve any FTC, DOJ or other objections, unless required to do so by applicable law.

   The operations of each Company are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. As a result of the Merger, certain of the arrangements between Health Images and third-party payors may be deemed to have been transferred, requiring the approval and consent of such payors. It is anticipated that, prior to the time this Prospectus-Proxy Statement is mailed to the stockholders of Health Images, all filings required to be made prior to such date to obtain the consents and approvals required from federal and state healthcare regulatory bodies and agencies will have been made. However, certain of such filings cannot be made under the applicable laws, rules and regulations until after the Effective Time. Although no assurances to this effect can be given, it is anticipated that the Companies will be able to obtain any required consent or approval.

BUSINESS PENDING THE MERGER

   The Plan provides that, during the period from the date of the Plan to the Effective Time, except as provided in the Plan, HEALTHSOUTH and Health Images will conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted, and Health Images will use its reasonable best efforts to preserve intact its present business organizations and to preserve its relationships with customers, suppliers and others having business dealings with it.

   Under the Plan, Health Images may not (other than as required pursuant to or contemplated by the terms of the Plan and related documents), without first obtaining the written consent of HEALTHSOUTH, (i) encumber any asset or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed in the Plan; (ii) enter into any employment contract which is not terminable upon notice of 30 days or less, at will and without penalty to it, except as provided in the Plan; (iii) enter into any contract or agreement which cannot be performed within three months or which involves the expenditure of over $250,000; (iv) issue or sell, or agree to issue or sell, any shares of its capital stock or other securities of Health Images except upon exercise of currently outstanding stock options or warrants or pursuant to the Health Images Employee Stock Purchase Plan; (v) make any contribution, payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with Health Images' usual past practice, or establish or enter into any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any such plan; (vi) extend credit to anyone, except in the ordinary course of business consistent with past practices; (vii) guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with past practices; (viii) amend its Certificate of Incorporation or Bylaws; (ix) discharge or satisfy any material lien or encumbrance or pay or satisfy any material obligation or liability (absolute, accrued, contingent or otherwise) other than liabilities shown or reflected on the Health Images September 30, 1996 balance sheet; (x) increase or establish any reserve for taxes or any other liability on its books or otherwise provide therefor which would have a material adverse effect on Health Images, except as may be required due to income or operations of Health Images since September 30, 1996; (xi) mortgage, pledge or subject to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of Health Images; (xii) sell or transfer any of the assets material to the consolidated business of Health Images, cancel any material debts or claims or waive any material rights, except in the ordinary course of business; (xiii) grant any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by Health Images to any officer or employee, consultant or agent (other than normal merit increases) or, by means of any bonus or pension plan, contract or other commitment, increase in a material respect the compensation of any officer, employee, consultant or agent except for increases in bonus compensation relating to Health Images' financial performance during fiscal 1996, not to exceed $300,000 in the aggregate for the executive officers of Health Images; (xiv) except for the Plan and the other agreements executed and delivered pursuant to the Plan, enter into any material transaction other than in the ordinary course of business or permitted under the Plan; (xv) issue any stock, bonds or other securities, other than stock issued pursuant to options or warrants that are disclosed in the Plan; and (xvi) incur any material adverse change.

WAIVER AND AMENDMENT

   The Plan provides that, at any time prior to the Effective Time, HEALTHSOUTH and Health Images may (i) extend the time for the performance of any of the obligations or other acts of the other party contained in the Plan; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Plan or in any document delivered pursuant to the Plan; and
(iii) waive compliance with the agreements or conditions under the Plan. In addition, the Plan may be amended at any time upon the written agreement of HEALTHSOUTH and Health Images without the approval of stockholders of either Company, except that after the Special Meeting no amendment may be made which by law requires a further approval by the stockholders of Health Images without such further approval's being obtained.

TERMINATION

   The Plan may be terminated at any time prior to the Effective Time, whether before or after approval of the Plan by the stockholders of Health Images: (i) by mutual written consent of HEALTHSOUTH, the Subsidiary and Health Images; (ii) by either HEALTHSOUTH or Health Images if there is a material breach on the part of the other party of any representation, warranty, covenant or other agreement set forth in the Plan which is not cured as provided in the Plan; (iii) by either HEALTHSOUTH or Health Images if any governmental entity or court of competent jurisdiction shall have issued a final, permanent order, decree, or ruling or other action enjoining or otherwise prohibiting the Merger and such order, decree, or ruling or other action shall have become non-appealable; (iv) by either HEALTHSOUTH or Health Images if the Merger has not been consummated on or before May 31, 1997 (or such later date as may be determined under the Plan), unless the failure to consummate the Merger by such time is due to the breach of the Plan by the party seeking to terminate the Plan; (v) by either HEALTHSOUTH or Health Images if any required approval of the Plan by stockholders of Health Images has not been obtained by the required votes at a duly held meeting of stockholders; (vi) by Health Images, if Health Images' Board of Directors shall have determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the stockholders of Health Images or shall have withdrawn such recommendation, or shall have approved, recommended or endorsed any proposal to acquire Health Images upon a merger, purchase of assets, purchase of or tender offer for shares of Health Images or similar transaction other than the Merger, or shall have resolved to do any of the foregoing and
(vii) by either HEALTHSOUTH or Health Images if such party has not received by December 31, 1996 a letter from Ernst & Young LLP regarding that firm's concurrence with the conclusions of the managements of HEALTHSOUTH and Health Images, respectively, as to the appropriateness of pooling-of-interests accounting for the Merger under APB 16 if closed and consummated in accordance with the Plan. Such letter was received by HEALTHSOUTH and Health Images on such date.

BREAK-UP FEE; THIRD PARTY BIDS

   If the Plan is terminated by Health Images because its Board of Directors (i) has determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of Health Images Shares, or shall have withdrawn such recommendation, or (ii) shall have approved, recommended or endorsed an Acquisition Transaction (as defined in the Plan) other than the Plan, and within one year after the effective date of such termination Health Images is the subject of a Third Party Acquisition Event (as defined in the Plan), then at the time of consummation of such a Third Party Acquisition Event, Health Images shall pay to HEALTHSOUTH a break-up fee of $10,000,000.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

   In considering the recommendations of the Board of Directors of Health Images with respect to the Plan and the transactions contemplated thereby, stockholders of Health Images should be aware that certain members of the management of Health Images and the Board of Directors of Health Images have certain interests in the Merger that are in addition to the interests of the stockholders generally.

   At the Closing (as defined in the Plan), HEALTHSOUTH has agreed to enter into a Consulting and Non-Competition Agreement with Robert D. Carl, III , Chairman of the Board, President and Chief Executive Officer of Health Images, pursuant to which Mr. Carl has agreed to provide certain consulting services to HEALTHSOUTH and has agreed to refrain from competing with the diagnostic imaging business of HEALTHSOUTH during the term of such agreement. Such agreement has an initial term of three years. Under such agreement, HEALTHSOUTH has agreed to pay Mr. Carl a fee at the annual rate of $350,000. The fees payable to Mr. Carl will be in lieu of any payments Mr. Carl would be entitled to receive as a result of the Merger pursuant to his current employment and non-competition agreement with Health Images.

   In addition, pursuant to the terms of Health Images' stock option plans, Health Images stock options which are not fully vested prior to the Effective Time will accelerate and vest in full as a result of the Merger at the Effective Time. Certain directors and members of Health Images management hold such options.

INDEMNIFICATION

   The Plan provides that Health Images shall, and after the Effective Time HEALTHSOUTH and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is, or has ever been at any time prior to the Effective Time, an officer, director or employee of Health Images or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party, in connection with any claim arising, in whole or in part, out of the fact that such person is or was a director, officer or employee of Health Images, pertaining to a matter occurring or existing at or prior to the Effective Time.

ACCOUNTING TREATMENT

   Consummation of the Merger is conditioned upon the receipt by HEALTHSOUTH and Health Images of a letter from Ernst & Young LLP, HEALTHSOUTH's independent auditors, regarding that firm's concurrence with the conclusions of the managements of HEALTHSOUTH and Health Images, respectively, as to the appropriateness of pooling-of-interests accounting for the Merger under APB 16 if closed and consummated in accordance with the Plan. HEALTHSOUTH and Health Images have agreed not to intentionally take or cause to be taken any action that would disqualify the Merger as a pooling of interests for accounting purposes.

   Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of HEALTHSOUTH and Health Images will be combined at the Effective Time and carried forward at their previously recorded amounts, the stockholders' equity accounts of HEALTHSOUTH and Health Images will be combined on HEALTHSOUTH's consolidated balance sheet and no goodwill or other intangible assets will be created. Financial statements of HEALTHSOUTH issued after the Merger will be restated retroactively to reflect the consolidated operations of HEALTHSOUTH and Health Images as if the Merger had taken place prior to the periods covered by such financial statements.

   The unaudited condensed combined pro forma financial information contained in this Prospectus-Proxy Statement has been prepared using the pooling-of-interests accounting method to account for the Merger. See "PRO FORMA CONDENSED FINANCIAL INFORMATION".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The  following  is  a  discussion  of  the  principal   federal   income  tax
consequences of the Merger to the holders of Health Images Shares. The discussion is based on currently existing provisions of the Code, Treasury Regulations thereunder, administrative rulings and court decisions. All of the foregoing are subject to change and any such change can affect the continuing validity of this discussion. This summary applies to holders of Health Images Shares who hold their Health Images Shares as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of Health Images Shares in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations and holders who acquired Health Images Shares pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or holders who are subject to the alternative minimum tax provisions of the Code), and it does not discuss any aspect of state, local, foreign or other tax law.

   It is a condition to the consummation of the Merger that Health Images receive an opinion from its counsel, Powell, Goldstein, Frazer & Murphy LLP ("Powell Goldstein"), and that HEALTHSOUTH receive an opinion from its counsel, Haskell Slaughter & Young, L.L.C. ("Haskell Slaughter", and together with Powell Goldstein , "Tax Counsel"), substantially to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. Consistent with such opinions, it is expected that the material federal income tax consequences of the Merger will be that: (i) no gain or loss will be recognized by HEALTHSOUTH, the Subsidiary or Health Images as a result of the Merger, (ii) no gain or loss will be recognized by the stockholders of Health Images upon the exchange of their Health Images Shares solely for shares of HEALTHSOUTH

Common Stock pursuant to the Merger, except that a Health Images stockholder who receives cash proceeds in lieu of a fractional share of HEALTHSOUTH Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's tax basis allocated to such fractional share (as described in clause (iii) below) and the amount of cash received, and such gain or loss will constitute capital gain or loss if such stockholder's Health Images Shares with respect to which gain or loss is recognized are held as a capital asset at the Effective Time and such payment in lieu of the fractional shares is not essentially equivalent to a dividend within the meaning of Section 302(b)(l) of the Code, (iii) the aggregate tax basis of the shares of the HEALTHSOUTH Common Stock received solely in exchange for Health Images Shares pursuant to the Merger (including fractional shares of HEALTHSOUTH Common Stock for which cash is received) will be the same as the aggregate tax basis of the Health Images Shares exchanged therefor, and (iv) the holding period for HEALTHSOUTH Common Stock received in exchange for Health Images Shares pursuant to the Merger will include the holding period of the Health Images Shares exchanged therefor, provided such Health Images Shares were held as a capital asset at the Effective Time.

   Neither HEALTHSOUTH nor Health Images has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the federal income tax consequences of the Merger. In rendering their opinions, Tax Counsel may receive and will rely upon representations contained in certificates of HEALTHSOUTH, the Subsidiary, Health Images and others. Tax Counsel's opinions will be subject to certain limitations and qualifications and will be based upon the truth and accuracy of these representations and upon certain factual assumptions and represent Tax Counsel's best legal judgment. The tax opinions are not binding on the Service or the courts and do not preclude the Service from adopting a contrary position.

   EACH HOLDER OF HEALTH IMAGES SHARES IS URGED TO CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

RESALE OF HEALTHSOUTH COMMON STOCK BY AFFILIATES

   The  shares of  HEALTHSOUTH  Common  Stock to be issued to  holders of Health
Images Shares in connection with the Merger have been registered under the Securities Act. HEALTHSOUTH Common Stock received by the stockholders of Health Images upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as defined below) of Health Images or HEALTHSOUTH within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with Health Images or HEALTHSOUTH at the time of the Special Meeting (generally, directors, certain executive officers and major stockholders). Affiliates of Health Images or HEALTHSOUTH may not sell their shares of HEALTHSOUTH Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of HEALTHSOUTH Common Stock acquired in connection with the Merger only through unsolicited "brokers' transactions" or in transactions directly with a "market maker", as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such two-year period within any three-month period for purposes of Rule 145 may not exceed the greater of (i) 1% of the outstanding shares of HEALTHSOUTH Common Stock or (ii) the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available to Affiliates only if HEALTHSOUTH remained current with its information filings with the SEC under the Exchange Act. Two years after the Effective Time, an Affiliate would be able to sell such HEALTHSOUTH Common Stock without such manner of sale or volume limitations, provided that HEALTHSOUTH were current with its Exchange Act information filings and such Affiliate were not then an Affiliate of HEALTHSOUTH. Three years after the Effective Time, an Affiliate would be able to sell such shares of HEALTHSOUTH Common Stock without any restrictions so long as such Affiliate had not been an Affiliate of HEALTHSOUTH for at least three months prior thereto.

   Health Images has agreed to use its reasonable, good faith efforts to cause each holder of Health Images Shares deemed to be an Affiliate of Health Images to enter into an agreement providing that such Affiliate will not sell, pledge, transfer or otherwise dispose of shares of HEALTHSOUTH Common Stock to be received by such person in the Merger, (i) except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder and (ii) until after such time as results covering at least thirty days of post-Merger combined operations of HEALTHSOUTH and Health Images have been published. HEALTHSOUTH has agreed that within 20 days after the end of the first calendar month following at least 30 days after the Effective Time, HEALTHSOUTH shall cause the publication of such results.

NO APPRAISAL RIGHTS

   Under the DGCL, holders of Health Images Common Stock will not be entitled to dissenters' rights of appraisal in connection with the Merger.

NO SOLICITATION OF TRANSACTIONS

   Health Images has agreed that it will not, and will direct each officer, director, employee, representative and agent of Health Images not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than HEALTHSOUTH or an affiliate, associate or agent of HEALTHSOUTH) concerning any merger, sale of assets, sale of or tender offer for Health Images Shares or similar transactions involving Health Images. Under the Plan, Health Images may furnish information concerning Health Images to other corporations, partnerships, persons or other entities or groups, and may participate in discussions and negotiate with such entities concerning any proposal to acquire Health Images upon a merger, purchase of assets, purchase of or tender offer for Health Images Shares or similar transaction (an "Acquisition Transaction"), in response to unsolicited requests therefor, if the Board of Directors of Health Images determines in its good faith judgment in the exercise of its fiduciary duties or its duties under Rule 14e-2 under the Exchange Act that such action is appropriate in furtherance of the best interest of its stockholders. Health Images has further agreed that it will notify HEALTHSOUTH if it enters into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction, including providing HEALTHSOUTH with the identity of the third party.

EXPENSES

   The Plan provides that all costs and expenses incurred in connection with the Plan and the transactions contemplated thereby shall be paid by the party incurring such expense, except that expenses of printing and mailing this Prospectus-Proxy Statement shall be shared equally by HEALTHSOUTH and Health Images.

NYSE LISTING

   A listing application will be filed with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued to Health Images stockholders in connection with the Merger. Although no assurance can be given that the shares of HEALTHSOUTH Common Stock so issued will be accepted for listing, HEALTHSOUTH and Health Images anticipate that these shares will qualify for listing on the NYSE upon official notice of issuance thereof. It is a condition to the Merger that such shares of HEALTHSOUTH Common Stock be approved for listing on the NYSE upon official notice of issuance at the Effective Time.

             SELECTED CONSOLIDATED FINANCIAL DATA -- HEALTHSOUTH

   The consolidated income statement data set forth below for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 and the consolidated balance sheet data at December 31, 1991 1992, 1993, 1994 and 1995 are derived from the audited consolidated financial statements of HEALTHSOUTH. The data for the nine months ended September 30, 1995 and 1996 and at September 30 , 1996 are derived from the unaudited consolidated financial statements of HEALTHSOUTH. In the opinion of HEALTHSOUTH, the consolidated income statement data for the nine months ended September 30, 1996 and 1995, and the consolidated balance sheet data at September 30, 1996, reflect all adjustments (which consist of only normal recurring adjustments) necessary for a fair presentation of results of interim periods. Operating results for the nine months ended September 30, 1995 and 1996 are not necessarily indicative of results for the full fiscal year or for any future interim period. The data set forth below should be read in conjunction with the consolidated financial statements, related notes and other information incorporated by reference herein. The financial information for all periods set forth below has been restated to reflect the acquisitions of ReLife, Inc. ("ReLife") in December 1994, Surgical Health Corporation ("SHC") in June 1995, Sutter Surgery Centers Inc. ("SSCI") in October 1995, Surgical Care Affiliates, Inc. ("SCA") in January 1996 and Advantage Health Corporation ("Advantage Health") in March 1996, each of which has been accounted for as a pooling of interests.

                                                                                                               NINE  MONTHS
                                                             YEAR ENDED DECEMBER 31,                        ENDED SEPTEMBER 30,
                                          -------------------------------------------------------------- --------------------------
                                              1991        1992        1993         1994         1995         1995           1996
                                          ----------- ----------- ----------- ------------- ------------ ------------    ----------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Income Statement Data:
 Revenues ................................... $468,572   $750,134   $979,206    $1,649,199    $2,003,146   $1,470,049   $1,793,766
 Operating expenses:
  Operating units ...........................  316,628    521,619    668,201     1,161,758     1,371,740    1,014,302    1,173,148
  Corporate general and administrative ......   17,347     25,667     37,043        61,640        56,920       40,479       49,462
 Provision for doubtful accounts ............    9,345     16,553     20,026        32,904        37,659       28,172       39,873
 Depreciation and amortization...............   24,295     42,107     63,572       113,977       143,322      104,874      137,320
 Interest expense ...........................   19,273     18,237     24,200        73,644       101,790       75,035       69,967
 Interest income ............................   (9,489)     8,595)    (5,903)       (6,387)       (7,882)      (6,244)      (4,449)
 Merger and acquisition related expenses(1)..       --         --        333         6,520        34,159           --           --
 Gain on sale of MCA Stock(2) ...............       --         --         --        (7,727)           --       29,194       34,452
 Loss on impairment of assets (2)............       --         --         --        10,500        53,549           --           --
 Loss on abandonment of computer project (2)        --         --         --         4,500            --       11,192           --
 Loss on disposal of surgery centers(2) .....       --         --         --        13,197            --           --           --
 NME Selected Hospitals Acquisition related
  expense (2) ...............................       --         --     49,742            --            --           --          --
 Terminated merger expense ..................       --      3,665         --            --            --           --          --
 Loss on extinguishment of debt .............       --        883         --            --            --           --          --
 Gain on sale of partnership interest .......       --         --     (1,400)           --            --           --          --
 Provision for contingent payment............    5,400         --         --            --            --           --          --
                                              ---------- ---------- ----------- ------------- ------------ ------------ ------------
                                               382,799    620,136    855,814     1,464,526     1,791,257    1,297,004    1,499,773
                                              ---------- ---------- ----------- ------------- ------------ ------------ ------------
 Income before income taxes and minority
   interests................................    85,773    129,998    123,392       184,673       211,889      173,045      293,993
 Provision for income taxes.................    24,582     38,550     37,993        65,121        76,221       55,784       97,528
                                              ---------- ---------- ----------- ------------- ------------ ------------ ------------
                                                61,191     91,448     85,399       119,552       135,668      117,261      196,465
 Minority interests.........................    18,613     25,943     29,377        31,469        43,147       30,766       38,015
                                              ---------- ---------- ----------- ------------- ------------ ------------ ------------
 Income from continuing operations..........    42,578     65,505     56,022        88,083        92,521       86,495      158,450
 Income from discontinued operations(2).....     2,971      3,283      4,452            --            --           --          --
                                              ---------- ---------- ----------- ------------- ------------ ------------ ------------
 Net income ................................  $ 45,549   $ 68,788   $ 60,474    $   88,083    $   92,521   $   86,495     $158,450
                                              ========== ========== =========== ============= ============ ============ ============
 Weighted average common and common
  equivalent shares outstanding(3)........ .   105,451    127,148    132,479       140,427       148,730      143,911      165,793
                                              ========== ========== =========== ============= ============ ============ ============
 Net income per common and common equivalent
  share:(3)
   Continuing operations....................  $   0.40   $   0.51   $   0.43    $     0.63    $     0.62   $    0.60      $  0.96
   Discontinued operations .................      0.03       0.03       0.03            --            --          --           --
                                              ---------- ---------- ----------- ------------- ------------ ------------ ------------
                                              $   0.43   $   0.54   $   0.46    $     0.63    $     0.62   $    0.60      $  0.96
                                              ========== ========== =========== ============= ============ ============ ============
 Net income per common share -- assuming
  full dilution (3)(4) .....................  $   0.42       N/A        N/A     $     0.63    $     0.62   $    0.60      $  0.94
                                              ========== ========== =========== ============= ============ ============ ============

                                                          DECEMBER 31,                           SEPTEMBER 30,
                                 -------------------------------------------------------------- ---------------
                                     1991        1992         1993         1994         1995          1996
                                 ----------- ------------ ------------ ------------ ----------- ---------------
                                                                 (IN THOUSANDS)
Balance Sheet Data:
 Cash and marketable securities  $173,290    $  179,725   $  148,308   $  129,971   $  156,321  $  124,852
 Working capital ..............   225,794       269,120      284,691      282,667      406,125     469,609
 Total assets .................   737,472     1,143,235    1,881,211    2,230,093    2,931,495   3,182,772
 Long-term debt(5) ............   253,483       413,656    1,008,429    1,139,087    1,391,664   1,463,927
 Stockholders' equity .........   391,452       581,954      646,397      757,583    1,185,898   1,397,231

------------
(1) Expenses related to SHC's Ballas merger in 1993, the ReLife and Heritage mergers in 1994, the SHC and SSCI mergers and NovaCare Rehabilitation Hospitals Acquisition in 1995 and the SCA, Advantage Health and Professional Sports Care Management, Inc. ("PSCM") mergers in 1996.
(2) See "Notes to Consolidated Financial Statements" in the HEALTHSOUTH documents incorporated herein by reference.
(3) Adjusted to reflect a three-for-two stock split effected in the form of a 50% stock dividend paid on December 31, 1991 and a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.
(4) Fully-diluted earnings per share in 1991 reflect shares reserved for issuance upon exercise of dilutive stock options and shares reserved for issuance upon conversion of HEALTHSOUTH's 7 3/4 % Convertible Subordinated Debentures Due 2014, all of which were converted into Common Stock prior to June 3, 1991. Fully-diluted earnings per share in 1994 and 1995 and the nine months ended September 30, 1995 and 1996 reflect shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due 2001.
(5)  Includes current portion of long-term debt.

                SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA
                       FINANCIAL DATA -- HEALTH IMAGES

   The selected consolidated financial data presented below for each of the five fiscal years in the five-year period ended December 31, 1995 and as of the end of each such fiscal year have been derived from the consolidated financial statements of Health Images audited by Joseph Decosimo and Company, LLP, independent public accountants. The selected consolidated financial data presented below for the nine months ended September 30, 1995 and 1996 and as of September 30, 1996 have been derived from the unaudited consolidated financial statements of Health Images and, in the opinion of Health Images, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of Health Images for such periods. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for a full fiscal year. The historical consolidated financial data for the year ended December 31, 1995 for Health Images includes the activity of the 15 centers acquired from MedAlliance from April 1, 1995, the effective date of the MedAlliance Centers Acquisition. The unaudited pro forma statement of operations for 1995 gives effect to the MedAlliance Centers Acquisition and the related financings on a consolidated basis as if they had occurred on January 1, 1995. The pro forma statement of operations is for informational purposes only, does not purport to represent what results of operations would have been if the MedAlliance Centers Acquisition had in fact occurred on January 1, 1995, and is not intended to project Health Images' results of operations for any future period. The selected consolidated historical and pro forma financial data set forth below should be read in conjunction with the consolidated historical and pro forma financial statements of Health Images and the related notes thereto incorporated by reference in this Prospectus-Proxy Statement.

                                                                                                           NINE MONTHS
                                                                                                              ENDED
                                                           YEAR ENDED DECEMBER 31,                        SEPTEMBER 30,
                                       --------------------------------------------------------------  -------------------
                                                                                               PRO
                                                                                             FORMA(1)
                                          1991      1992      1993      1994       1995        1995       1995      1996
                                       --------- --------- --------- ---------- ---------- ----------- --------- ---------
                                                                                           (UNAUDITED)     (UNAUDITED)
                                                   (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Consolidated Statements of
Operations Data:
Total Net Revenue....................  $61,151   $69,927   $76,089   $77,122    $115,536   $127,049    $83,315   $98,979
                                       --------- --------- --------- ---------- ---------- ----------- --------- ---------
Costs and Expenses
 Operating Costs.....................   34,967    39,792    46,988    45,949      69,319     75,220     50,292    60,803
 Depreciation and Amortization
  Expenses...........................    8,433     9,865    11,853    12,171      17,580     19,948     12,866    13,538
 Provision for Bad Debts.............    1,896     2,202     2,652     2,835       4,646      5,086      3,333     3,631
 General and Administrative Expenses.    5,529     6,126     6,335     6,159       8,504      9,570      5,686     6,942
                                       --------- --------- --------- ---------- ---------- ----------- --------- ---------
  Total Operating Expenses...........   50,825    57,985    67,828    67,114     100,049    109,824     72,178    84,914
                                       --------- --------- --------- ---------- ---------- ----------- --------- ---------
 Operating Income....................   10,326    11,942     8,261    10,008      15,487     17,225     11,138    14,065
 Interest Income.....................    1,539     1,162       276       271         127        209        101        64
 Interest Expense....................   (1,853)   (1,927)   (1,683)   (1,251)     (3,727)    (4,910)    (2,731)   (2,881)
                                       --------- --------- --------- ---------- ---------- ----------- --------- ---------
 Income from Continuing Operations
  Before Minority Interest and
  Provision for Income Taxes.........   10,012    11,177     6,854     9,028      11,887     12,524      8,508    11,248
                                                                                                                 ---------
 Minority Interest in Income of
  Consolidated Entities..............      621       379       172       196         606        806        494       593
                                                                                                                 ---------
 Provision for Income Taxes..........    3,477     4,071     2,457     3,439       4,390      4,560      3,113     3,958
                                       --------- --------- --------- ---------- ---------- ----------- --------- ---------
 Net Income from Continuing
  Operations.........................    5,914     6,727     4,225     5,393       6,891      7,158      4,901     6,697
Discontinued Operations:
 Loss on Discontinued Operations (Net
  of Income Taxes)(2)................       --       240       466     6,528         418        418        419        --
 Loss on Disposal of Discontinued
  Operations (Net of Income
  Taxes)(2)..........................       --        --        --        --         744        744        744
                                       --------- --------- --------- ---------- ---------- ----------- --------- ---------
Net Income (Loss)....................  $ 5,914   $ 6,487   $ 3,759   $(1,135)   $  5,729   $  5,996    $ 3,738   $ 6,697
                                       ========= ========= ========= ========== ========== =========== ========= =========
Primary Earnings (Loss) Per Common
 and Common and Equivalent Share:
 Net Income from Continuing
  Operations Per Share...............  $  0.49   $  0.55   $  0.36   $  0.46    $  0.59    $  0.62     $  0.42   $  0.56
  Discontinued Operations Per Share..       --     (0.02)    (0.04)    (0.56)     (0.10)     (0.10)      (0.10)       --
                                       --------- --------- --------- ---------- ---------- ----------- --------- ---------
  Net Income (Loss) Per Share........  $  0.49   $  0.53   $  0.32   $ (0.10)   $  0.49    $  0.52     $  0.32   $  0.56
                                       ========= ========= ========= ========== ========== =========== ========= =========
  Weighted Average Common Shares and
   Common Share Equivalents .........   12,133    12,299    11,612    11,728     11,651     11,651      11,657    11,855
                                       ========= ========= ========= ========== ========== =========== ========= =========

                                       38

                                                   DECEMBER 31,                    SEPTEMBER 30,
                                   1991      1992      1993      1994      1995         1996
                                --------- --------- --------- --------- ---------  -------------
                                                                                    (UNAUDITED)
Consolidated Balance Sheet
Data:
 Working Capital..............  $ 32,091  $ 16,525  $ 16,185  $ 25,874  $   (161) $    406
 Total Assets.................   115,058   121,100   119,355   125,827   176,312   185,242
 Long Term Debt...............    18,726    20,376    18,354    23,071    45,001    45,804
 Stockholders' Equity.........    81,467    79,892    81,354    79,578    83,789    89,439

--------------

(1) The  pro  forma  information   gives  effect  to  the  MedAlliance   Centers
    Acquisition as if it had occurred January 1, 1995. See "Pro Forma Condensed Consolidated Statement of Income".

(2) Relates to Health Images' investment in National Diagnostic Systems, Inc. and the subsequent discontinuance of its operations and write-off of assets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations in Health Images' Annual Report on Form 10-K for fiscal year ended December 31, 1995, incorporated by reference in this Prospectus-Proxy Statement".

                      HEALTH IMAGES, INC. AND SUBSIDIARIES
                     MEDALLIANCE IMAGING CENTERS ACQUISITION
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                         HISTORICAL
                                           HISTORICAL    MEDALLIANCE
                                             HEALTH        IMAGING      PRO FORMA
                                          IMAGES, INC.     CENTERS     ADJUSTMENTS   NOTES    PRO FORMA
                                         ------------- ------------- ------------- ------- ------------
                                                                       (UNAUDITED)
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total Net Revenue......................  $   115,536    $11,513                             $   127,049
Cost and Expenses
 Operating Costs.......................       69,319      5,901                                  75,220
 Depreciation and Amortization
  Expenses.............................       17,580      2,070          298        1,2          19,948
 Provision for Bad Debts...............        4,646        440                                   5,086
 General and Administrative Expenses...        8,504      1,066                                   9,570
                                         -------------- ------------- ------------- ------- ------------
Total Operating Expenses...............      100,049      9,477          298                    109,824
                                         -------------- ------------- ------------- ------- ------------
Operating Income.......................       15,487      2,036         (298)                    17,225
Other Income...........................          127         82                                     209
Interest Expense.......................       (3,727)      (592)        (591)         3          (4,910)
 Income from Continuing Operations
  Before Minority Interest and
  Provision for Income Taxes...........       11,887      1,526         (889)                    12,524
 Minority Interest in Income of
  Consolidated Entities................          606        200           --                        806
 Income from Continuing Operations
  Before Provision for Income Taxes....       11,281      1,326         (889)                    11,718
 Provision for Income Taxes............        4,390         --          170          4           4,560
                                         -------------- ------------- ------------- ------- ------------
Net Income from Continuing Operations .  $     6,891    $ 1,326       $1,059                $     7,158
                                         -------------- ------------- ------------- ------- ------------
Net Income Per Share from Continuing
 Operations............................  $      0.59                                        $      0.62
Weighted Average Common Shares and
 Common Share Equivalents Outstanding..   11,651,100                                         11,651,100


-----------
1. To record an additional $363,000 amortization expense for goodwill and loan acquisition costs associated with acquisition. The amortization period used for goodwill is 20 years and the amortization period used for loan acquisition costs is six years. Pro forma goodwill amortization expense includes one month of amortization expense related to goodwill associated with the $6,241,600 net earnout payment which was determined on December 1, 1995. Including goodwill amortization expense related to the earnout payment, total amortization expense related to the MedAlliance Centers Acquisition will approximate $143,400 a month or $1,720,500 a year for future periods.

2. To record a $65,000 adjustment to depreciation expense for fair market value adjustment to assets acquired.

3. To record additional interest expense on borrowings used to finance the acquisition. The interest rate used is the current rate on Health Images' primary credit facility (prime minus 0.5%).

4.  To record additional income taxes at the acquiror's effective tax rate.

              PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


   The following pro forma condensed combined financial information and explanatory notes are presented to reflect the effect for all periods presented of the merger of a wholly-owned subsidiary of HEALTHSOUTH with Health Images in a transaction to be accounted for as a pooling of interests, which merger is expected to be consummated in the first quarter of 1997 (the "Health Images Merger").

   The HEALTHSOUTH historical amounts reflect the combination of HEALTHSOUTH, ReLife, Inc. ("ReLife"), Surgical Health Corporation ("SHC"), Sutter Surgery Centers, Inc. ("SSCI"), Surgical Care Affiliates, Inc. ("SCA") and Advantage Health Corporation ("Advantage Health") for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994, SHC in June 1995, SSCI in October 1995, SCA in January 1996 and Advantage Health in March 1996 in transactions accounted for as poolings of interests.

   HEALTHSOUTH acquired Professional Sports Care Management, Inc. ("PSCM") in August 1996 in a transaction accounted for as a pooling of interests. However, due to the immateriality of the PSCM merger, HEALTHSOUTH has not restated its historical financial statements for periods prior to July 1, 1996, the beginning of the quarter in which the PSCM merger was completed. PSCM's results of operations from July 1, 1996 forward are combined with and included in the HEALTHSOUTH historical amounts in the accompanying pro forma condensed combined financial statements.

   In addition to the Health Images Merger, the following pro forma condensed combined financial information reflects the effects for all periods presented of the merger of a wholly-owned subsidiary of HEALTHSOUTH with ReadiCare, Inc. ("ReadiCare") in a transaction accounted for as a pooling of interests, which merger was consummated in the fourth quarter of 1996 (the "ReadiCare Merger" and, together with the Health Images Merger, the "Mergers").


   In addition, the pro forma condensed combined financial information reflects the impact of HEALTHSOUTH's acquisition, effective April 1, 1995, from NovaCare, Inc. ("NovaCare") of 11 rehabilitation hospitals, 12 other facilities and two Certificates of Need (the "NovaCare Rehabilitation Hospitals Acquisition") on the results of operations for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1995.

   The pro forma condensed combined balance sheet assumes that the Mergers were consummated on September 30, 1996, and the pro forma condensed income statements assume that the Mergers were consummated on January 1, 1993. The assumptions are described in the accompanying Notes to Pro Forma Condensed Combined Financial Information.

   All HEALTHSOUTH shares outstanding and per share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a 100 percent stock dividend on April 17, 1995.

   The pro forma information should be read in conjunction with the historical financial statements of HEALTHSOUTH and Health Images. Certain balance sheet and income statement amounts from the Health Images historical financial statements have been reclassified in order to conform to the HEALTHSOUTH method of presentation. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the combined results of operations or financial position that would have resulted had the Mergers been consummated at the dates indicated, nor is it necessarily indicative of the combined results of operations of future periods or future combined financial position.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                              SEPTEMBER 30, 1996


                                                                         PRO FORMA      HEALTH      PRO FORMA     PRO FORMA
                                             HEALTHSOUTH   READICARE    ADJUSTMENTS     IMAGES     ADJUSTMENTS     COMBINED
                                            ------------- ----------- -------------- ----------- -------------- -------------
                                                                              (IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash equivalents ...............  $  121,067    $ 3,286     $        0     $  3,073    $         0     $  127,426
 Other marketable securities .............       3,785          0              0            0              0          3,785
 Accounts receivable .....................     504,666      6,917              0       28,273              0        539,856
 Inventories, prepaid expenses and other
  current assets .........................      82,717      1,018              0        2,973              0         86,708
 Deferred income taxes ...................      22,396        238              0        2,942              0         25,576
                                            ------------- ----------- -------------- ----------- -------------- -------------
Total current assets .....................     734,631     11,459              0       37,261              0        783,351

Other assets .............................      75,039        145              0        1,095              0         76,279
Deferred income taxes ....................           0        184           (184)(3)        0              0              0
Property, plant and equipment, net  ......   1,354,321      5,851              0      101,038              0      1,461,210
Intangible assets, net ...................   1,018,781        553              0       45,848              0      1,065,182
                                            ------------- ----------- -------------- ----------- -------------- -------------
 Total assets ............................  $3,182,772    $18,192     $     (184)    $185,242    $         0     $3,386,022
                                            ============= =========== ============== =========== ============== =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ........................  $   75,546    $   984     $    7,000 (1) $  9,047    $    12,000 (1) $  104,577
 Salaries and wages payable ..............      64,141        989              0        1,304              0         66,434
 Accrued interest payable and other
  liabilities.............................      86,183        518         (2,800)(1)   10,277         (4,800)(1)     89,378
 Current portion of long-term debt .......      39,152          0              0       16,227              0         55,379
                                            ------------- ----------- -------------- ----------- -------------- -------------
Total current liabilities ................     265,022      2,491          4,200       36,855          7,200        315,768

Long-term debt ...........................   1,424,775          0              0       45,803              0      1,470,578
Deferred income taxes ....................      26,718          0           (184)(3)   11,201              0         37,735
Other long-term liabilities ..............       5,375          0              0          259              0          5,634
Deferred revenue .........................         597          0              0            0              0            597
Minority interests .......................      63,054          0              0        1,685              0         64,739

Stockholders' equity:
 Preferred Stock, $.10 par ...............           0          0              0            0              0              0
 Common Stock, $.01 par ..................       1,562         83            (63)(2)      135            (75)(2)      1,642
 Additional paid-in capital ..............     936,396     20,334             63 (2)   78,157             75 (2)  1,035,025
 Retained earnings .......................     479,124     (4,716)        (4,200)(1)   26,754         (7,200)(1)    489,762
 Treasury stock ..........................        (323)         0              0      (15,607)             0        (15,930)
 Receivable from Employee Stock Ownership
  Plan....................................     (14,148)         0              0            0              0        (14,148)
 Notes receivable from stockholders ......      (5,380)         0              0            0              0         (5,380)
                                            ------------- ----------- -------------- ----------- -------------- -------------
Total stockholders' equity ...............   1,397,231     15,701         (4,200)      89,439         (7,200)     1,490,971
                                            ------------- ----------- -------------- ----------- -------------- -------------
Total liabilities and stockholders'
 equity ..................................  $3,182,772    $18,192     $     (184)    $185,242    $         0     $3,386,022
                                            ============= =========== ============== =========== ============== =============

                             See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
          PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                         YEAR ENDED DECEMBER 31, 1995


                                                                  ACQUISITION
                                                         ---------------------------------
                                                                   PRO FORMA     PRO FORMA
                                             HEALTHSOUTH NOVACARE ADJUSTMENTS     COMBINED    READICARE
                                             ----------- -------- -----------   -----------   ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues ..................................  $2,003,146  $37,942  $1,860 (5)    $2,042,948     $36,961
Operating expenses:
 Operating units ..........................   1,371,740   33,065    (910)(2)     1,403,895      28,730
 Corporate general and administrative .....      56,920        0       0            56,920       4,687
Provision for doubtful accounts ...........      37,659      322       0            37,981         760
Depreciation and amortization .............     143,322    1,996    (999)(1)       146,201       1,382
                                                                   1,882 (3)
Interest expense ..........................     101,790    2,595   2,684 (4)       107,069          15
Interest income ...........................      (7,882)       0       0            (7,882)(4)       0
Merger and acquisition related expenses  ..      34,159        0       0            34,159           0
Loss on impairment of assets ..............      53,549        0       0            53,549           0
                                             ----------- -------- -----------   ----------     ---------
                                              1,791,257   37,978   2,657         1,831,892      35,570
                                             ----------- -------- -----------   ----------     ---------
Income (loss) before income taxes and
 minority interests .......................     211,889      (36)   (797)          211,056       1,391
Provision (benefit) for income taxes  .....      76,221     (101)   (259)(6)        75,861         167
                                             ----------- -------- -----------   ----------     ---------
                                                135,668       65    (538)          135,195       1,224
Minority interests ........................      43,147       89       0            43,236           0
                                             ----------- -------- -----------   ----------     ---------
Income (loss) from continuing operations  .      92,521      (24)   (538)           91,959       1,224
Loss from discontinued operations  ........           0        0       0                 0           0
                                             ----------- -------- -----------   ----------     ---------
Net income (loss) .........................  $   92,521  $   (24) $ (538)       $   91,959     $ 1,224
                                             =========== ======== ===========   ==========     =========
Weighted average common and common
 equivalent shares outstanding ............     148,730      N/A     N/A           148,730       8,319
                                             =========== ======== ===========   ==========     =========
Net income per common and common
 equivalent share: ........................
  Continuing operations ...................  $     0.62      N/A     N/A        $     0.62     $  0.15
  Discontinued operations .................           0      N/A     N/A                 0           0
                                             ----------- -------- -----------   ----------     ---------
                                             $     0.62      N/A     N/A        $     0.62     $  0.15
                                             =========== ======== ===========   ==========     =========
Net income per common share-- assuming
 full dilution ............................  $     0.62      N/A     N/A        $     0.62         N/A
                                             =========== ======== ===========   ==========     =========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                PRO FORMA   HEALTH     PRO FORMA   PRO FORMA
                                               ADJUSTMENTS  IMAGES    ADJUSTMENTS  COMBINED
                                               ----------- -------- ----------- ----------

Revenues ..................................    $    0      $115,535    $    0       $2,195,444
Operating expenses:
 Operating units ..........................         0        69,319         0        1,501,944
 Corporate general and administrative .....         0         8,504         0           70,111
Provision for doubtful accounts ...........         0         4,646         0           43,387
Depreciation and amortization .............         0        17,579         0          165,162

Interest expense ..........................         0         3,727         0          110,811
Interest income ...........................         0          (127)        0           (8,013)
Merger and acquisition related expenses  ..         0             0         0           34,159
Loss on impairment of assets ..............         0             0         0           53,549
                                              -----------  --------   -----------   ----------
                                                    0       103,648         0        1,971,110
                                              -----------  --------   -----------   ----------
Income (loss) before income taxes and
 minority interests .......................         0        11,887         0          224,334
Provision (benefit) for income taxes  .....         0         4,390         0           80,418
                                              -----------  --------   ----------   -----------
                                                    0         7,497         0          143,916
Minority interests ........................         0           606         0           43,842
                                              -----------  --------   ----------   -----------
Income (loss) from continuing operations  .         0         6,891         0          100,074
Loss from discontinued operations  ........         0        (1,162)        0           (1,162)
                                              -----------  --------   ----------   -----------
Net income (loss) .........................   $     0      $  5,729   $     0      $    98,912
                                              ===========  ========   ===========  ===========
Weighted average common and common
 equivalent shares outstanding ............    (6,302)(2)    11,583    (6,417)(2)      155,913
                                              =========== ==========  ===========  ===========
Net income per common and common
 equivalent share:
  Continuing operations ...................     N/A        $   0.59        N/A     $      0.64
  Discontinued operations .................     N/A           (0.10)       N/A           (0.01)
                                              ----------   --------   -----------  -----------

                                                N/A        $   0.49        N/A     $      0.63
                                               ===========  ========   ===========  ===========
Net income per common share-- assuming
 full dilution ...........................      N/A        $   0.49        N/A     $      0.63
                                              ===========  ========   ===========  ===========
                           See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
          PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                         YEAR ENDED DECEMBER 31, 1994


                                                                         ACQUISITION
                                                               ----------------------------------
                                                                         PRO FORMA       PRO FORMA
                                                  HEALTHSOUTH  NOVACARE ADJUSTMENTS      COMBINED
                                                  ----------- --------- -----------      ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenues .......................................  $1,649,199  $142,548  $  8,058 (5)    $1,799,805
Operating expenses: ............................
 Operating units ...............................   1,161,758   128,233   (12,406)(2)     1,277,585
 Corporate general and administrative ..........      61,640         0         0            61,640
Provision for doubtful accounts ................      32,904     1,269         0            34,173
Depreciation and amortization ..................     113,977     7,041    (1,918)(1)       126,626
                                                                           7,526 (3)
Interest expense ...............................      73,644    11,096    10,100 (4)        94,840
Interest income ................................      (6,387)        0         0            (6,387)
Merger and acquisition related expenses  .......       6,520         0         0             6,520
Gain on sale of MCA Stock ......................      (7,727)        0         0            (7,727)
Loss on impairment of assets ...................      10,500         0         0            10,500
Loss on abandonment of computer project  .......       4,500         0         0             4,500
Loss on disposal of surgery centers ............      13,197         0         0            13,197
                                                  ----------- --------- -----------     -----------
                                                   1,464,526   147,639     3,302         1,615,467
                                                  ----------- --------- -----------     -----------
Income (loss) before income taxes and minority
 interests .....................................     184,673    (5,091)    4,756           184,338
Provision (benefit) for income taxes ...........      65,121    (1,084)      780 (6)        64,817
                                                  ----------- --------- -----------     -----------
                                                     119,552    (4,007)    3,976           119,521
Minority interests .............................      31,469       445         0            31,914
                                                  ----------- --------- -----------     -----------
Income (loss) from continuing operations  ......      88,083    (4,452)    3,976            87,607
Income (loss) from discontinued operations .....           0         0         0                 0
                                                  ----------- --------- -----------     -----------
Net income (loss) ..............................  $   88,083  $ (4,452) $  3,976         $  87,607
                                                  =========== ========= ===========     ===========
Weighted average common and common equivalent
 shares outstanding ............................     140,427       N/A       N/A           140,427
                                                  =========== ========= ===========     ===========
Net income per common and common equivalent
 share: ........................................
 Continuing operations .........................  $     0.63       N/A       N/A         $    0.62
 Discontinued operations .......................           0       N/A       N/A                 0
                                                  ----------- --------- -----------     -----------
                                                  $     0.63       N/A       N/A        $     0.62
                                                  =========== ========= ===========     ===========
Net income per common share-- assuming full
 dilution ......................................  $     0.63       N/A       N/A        $     0.62
                                                  =========== ========= ===========     ===========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                               PRO FORMA   HEALTH   PRO FORMA   PRO FORMA
                                                    READICARE ADJUSTMENTS  IMAGES  ADJUSTMENTS   COMBINED
                                                   ---------- ----------- -------- ----------- -----------

Revenues .......................................    $36,285     $  0        77,122   $    0     $1,913,212
Operating expenses:
 Operating units ...............................     29,283        0        45,949        0      1,352,817
 Corporate general and administrative ..........      4,419        0         6,158        0         72,217
Provision for doubtful accounts.................        770        0         2,836        0         37,779
Depreciation and amortization ..................      1,369        0        12,171        0        140,166
Interest expense ...............................         94        0         1,251        0         96,185
Interest income ................................         (2)       0          (271)       0         (6,660)
Merger and acquisition related expenses  .......          0        0             0        0          6,520
Gain on sale of MCA Stock ......................          0        0             0        0         (7,727)
Loss on impairment of assets ...................          0        0             0        0         10,500
Loss on abandonment of computer project  .......          0        0             0        0          4,500
Loss on disposal of surgery centers ............          0        0             0        0         13,197
                                                   ---------  ----------- -------- ----------- -----------
                                                     35,933        0        68,094        0      1,719,494
                                                   ---------  ----------- -------- ----------- -----------
Income (loss) before income taxes and minority
 interests .....................................        352        0         9,028        0        193,718
Provision (benefit) for income taxes ...........         52        0         3,439        0         68,308
                                                   ---------  ----------- -------- ----------- -----------
                                                        300        0         5,589        0        125,410
Minority interests .............................          0        0           196        0         32,110
                                                   ---------  ----------- -------- ----------- -----------
Income (loss) from continuing operations  ......        300        0         5,393        0         93,300
Income (loss) from discontinued operations .....         85        0        (6,528)       0         (6,443)
                                                   ---------  ----------- -------- ----------- -----------
Net income (loss) ..............................    $   385   $    0       $(1,135) $     0     $   86,857
                                                   =========  ===========  ======== =========== ===========
Weighted average common and common equivalent
 shares outstanding ............................      8,178   (6,195)(2)    11,726   (6,496)(2)    147,640
                                                   =========  ===========  ======== =========== ===========
Net income per common and common equivalent
 share: ........................................
 Continuing operations .........................   $  0.04      N/A      $    0.46      N/A     $     0.63
 Discontinued operations .......................      0.01      N/A          (0.56)     N/A          (0.04)
                                                   --------- -----------  -------- ----------- -----------
                                                   $  0.05      N/A      $   (0.10)     N/A     $     0.59
                                                   ========= ===========  ======== =========== ===========
Net income per common share-- assuming full
 dilution ......................................       N/A      N/A      $   (0.10)     N/A     $     0.59
                                                   ========= ===========  ======== =========== ===========



                           See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
          PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                         YEAR ENDED DECEMBER 31, 1993


                                                                         PRO FORMA     HEALTH     PRO FORMA     PRO FORMA
                                             HEALTHSOUTH   READICARE    ADJUSTMENTS    IMAGES    ADJUSTMENTS     COMBINED
                                            ------------- ----------- -------------- --------- -------------- -------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues .................................  $979,206      $37,426     $    0         $76,089     $    0         $1,092,721
Operating expenses:
 Operating units .........................   668,201       30,857          0           46,988         0            746,046
 Corporate general and administrative ....    37,043        3,967          0            6,335         0             47,345
Provision for doubtful accounts ..........    20,026          793          0            2,651         0             23,470
Depreciation and amortization ............    63,572        1,836          0           11,853         0             77,261
Interest expense .........................    24,200          174          0            1,684         0             26,058
Interest income ..........................    (5,903)         (20)         0             (276)        0             (6,199)
Merger and acquisition related expenses  .       333            0          0                0         0                333
NME Selected Hospitals Acquisition related
 related expense .........................    49,742            0          0                0         0             49,742
Gain on sale of partnership interest  ....    (1,400)           0          0                0         0             (1,400)
Loss on impairment of assets .............         0        6,675          0                0         0              6,675
                                            ------------- ----------- -------------- --------- -------------- -------------
                                             855,814       44,282          0           69,235         0            969,331
                                            ------------- ----------- -------------- --------- -------------- -------------
Income (loss) before income taxes and
 minority interests ......................   123,392       (6,856)         0            6,854         0            123,390
Provision for income taxes ...............    37,993          505          0            2,457         0             40,955
                                            ------------- ----------- -------------- --------- -------------- -------------
                                              85,399       (7,361)         0            4,397         0             82,435
Minority interests .......................    29,377            0          0              172         0             29,549
                                            ------------- ----------- -------------- --------- -------------- -------------
Income (loss) from continuing operations      56,022       (7,361)         0            4,225         0             52,886
Income (loss) from discontinued
 operations ..............................     4,452       (1,768)         0             (466)        0              2,218
                                            ------------- ----------- -------------- --------- -------------- -------------
Net income (loss) ........................  $ 60,474      $(9,129)    $    0         $  3,759   $     0         $   55,104
                                            ============= =========== ============== ========= ============== =============
Weighted average common and common
 equivalent shares outstanding ...........   132,479        8,195     (6,208)(2)       11,612    (6,433)(2)        139,645
                                            ============= =========== ============== ========= ============== =============
Net income (loss) per common and common
 equivalent share: .......................
  Continuing operations ..................  $   0.43      $ (0.89)      N/A          $   0.36        N/A        $     0.38
  Discontinued operations ................      0.03        (0.22)      N/A             (0.04)       N/A              0.02
                                            ------------- ----------- -------------- --------- -------------- -------------
                                            $   0.46      $ (1.11)      N/A          $   0.32         N/A       $     0.40
                                            ============= =========== ============== ========= ============== =============



                           See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
          PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                     NINE MONTHS ENDED SEPTEMBER 30, 1996


                                                                      PRO FORMA     HEALTH     PRO FORMA     PRO FORMA
                                           HEALTHSOUTH   READICARE   ADJUSTMENTS    IMAGES    ADJUSTMENTS     COMBINED
                                          ------------- ----------- ------------- ---------- ------------- -------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues ...............................  $1,793,766    $28,943     $    0        $98,979    $    0        $1,921,688
Operating expenses:
 Operating units .......................   1,173,148     22,553          0         60,802         0         1,256,503
 Corporate general and administrative ..      49,462      3,589          0          6,943         0            59,994
Provision for doubtful accounts  .......      39,873        496          0          3,631         0            44,000
Depreciation and amortization ..........     137,320        950          0         13,538         0           151,808
Interest expense .......................      69,967          0          0          2,881         0            72,848
Interest income ........................      (4,449)       (43)         0            (64)        0            (4,556)
Merger and acquisition related expenses       34,452         63          0              0         0            34,515
                                          ------------- ----------- ------------- ---------- ------------- -------------
                                           1,499,773     27,608          0         87,731         0         1,615,112
                                          ------------- ----------- ------------- ---------- ------------- -------------
Income before income taxes and minority
 interests .............................     293,993      1,335          0         11,248         0           306,576
Provision for income taxes .............      97,528        160          0          3,958         0           101,646
                                          ------------- ----------- ------------- ---------- ------------- -------------
                                             196,465      1,175          0          7,290         0           204,930
Minority interests .....................      38,015          0          0            593         0            38,608
                                          ------------- ----------- ------------- ---------- ------------- -------------
Net income .............................  $  158,450    $ 1,175     $    0        $ 6,697    $    0        $  166,322
                                          ============= =========== ============= ========== ============= =============
Weighted average common and common
 equivalent shares outstanding .........     165,793      8,633     (6,539)(2)     11,699    (6,481)(2)       173,105
                                          ============= =========== ============= ========== ============= =============
Net income per common and common
 equivalent share ......................  $     0.96    $  0.14     N/A           $  0.57    N/A           $     0.96
                                          ============= =========== ============= ========== ============= =============
Net income per common share-- assuming
 full dilution .........................  $     0.94        N/A     N/A           $  0.56    N/A           $     0.94
                                          ============= =========== ============= ========== ============= =============


                             See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
          PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                     NINE MONTHS ENDED SEPTEMBER 30, 1995


                                                                 ACQUISITION
                                                            --------------------
                                                                      PRO FORMA    PRO FORMA
                                                HEALTHSOUTH NOVACARE ADJUSTMENTS    COMBINED
                                                ----------- -------- -----------  -----------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues .....................................  $1,470,049   37,942   1,860 (5)    $1,509,851
Operating expenses:
 Operating units .............................   1,014,302   33,065    (910)(2)     1,046,457
 Corporate general and administrative ........      40,479        0       0            40,479
Provision for doubtful accounts ..............      28,172      322       0            28,494
Depreciation and amortization ................     104,874    1,996    (999)(1)       107,753
                                                                      1,882 (3)
Interest expense .............................      75,035    2,595   2,684 (4)        80,314
Interest income ..............................      (6,244)       0       0            (6,244)
Merger and acquisition related expenses  .....      29,194        0       0            29,194
Loss on impairment of assets .................      11,192        0       0            11,192
                                                ----------- -------- -----------   -----------
                                                 1,297,004   37,978   2,657         1,337,639
                                                ----------- -------- -----------   -----------
Income (loss) before income taxes and
 minority interests ..........................     173,045      (36)   (797)          172,212
Provision (benefit) for income taxes  ........      55,784     (101)   (259)(6)        55,424
                                                ----------- -------- -----------   -----------
                                                   117,261       65    (538)          116,788
Minority interests ...........................      30,766       89       0            30,855
                                                ----------- -------- -----------   -----------
Income (loss) from continuing operations  ....      86,495      (24)   (538)           85,933
Loss from discontinued operations ............           0        0       0                 0
                                                ----------- -------- -----------   -----------
Net income (loss) ............................  $   86,495  $   (24) $ (538)       $   85,933
                                                =========== ======== ===========   ===========
Weighted average common and common equivalent
 shares outstanding ..........................     143,911      N/A     N/A           143,911
                                                ----------- -------- -----------   -----------
Net income per common and common equivalent
 share:
 Continuing operations .......................  $     0.60      N/A     N/A        $     0.60
 Discontinued operations .....................           0      N/A     N/A                 0
                                                ----------- -------- -----------   -----------
                                                $     0.60      N/A     N/A        $     0.60
                                                =========== ======== ===========   ===========
Net income per common share--assuming full
 dilution ....................................  $     0.60      N/A     N/A        $     0.59
                                                =========== ======== ===========   ===========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                           PRO FORMA   HEALTH   PRO FORMA   PRO FORMA
                                                READICARE ADJUSTMENTS  IMAGES  ADJUSTMENTS   COMBINED
                                                --------- ----------- -------- ----------- -----------

Revenues .....................................  $27,858   $    0       $83,315  $    0       $1,621,024
Operating expenses:
 Operating units .............................   21,548        0        50,292       0        1,118,297
 Corporate general and administrative ........    3,448        0         5,685       0           49,612
Provision for doubtful accounts ..............      518        0         3,333       0           32,345
Depreciation and amortization ................    1,039        0        12,866       0          121,658

Interest expense .............................       17        0         2,731       0           83,062
Interest income ..............................       (2)       0          (101)      0           (6,347)
Merger and acquisition related expenses  .....        0        0             0       0           29,194
Loss on impairment of assets .................        0        0             0       0           11,192
                                                --------- ----------- -------- -----------  -----------
                                                 26,568        0        74,806       0        1,439,013
                                                --------- ----------- -------- ------------ -----------
Income (loss) before income taxes and
 minority interests ..........................    1,290        0         8,509       0          182,011
Provision (benefit) for income taxes  ........      154        0         3,113       0           58,691
                                                --------- ----------- -------- -----------  -----------
                                                  1,136        0         5,396       0          123,320
Minority interests ...........................        0        0           495       0           31,350
                                                --------- ----------- -------- -----------  -----------
Income (loss) from continuing operations  ....    1,136        0         4,901       0           91,970
Loss from discontinued operations ............        0        0        (1,163)      0           (1,163)
                                                --------- ----------- -------- -----------  -----------
Net income (loss) ............................  $ 1,136   $    0      $  3,738  $    0      $    90,807
                                                ========= =========== ======== ===========  ===========
Weighted average common and common equivalent
 shares outstanding .......................... (2)  8,202 (6,213)(2)    11,587  (6,419)(2)      151,068
                                                --------- ----------- -------- -----------  -----------
Net income per common and common equivalent
 share:
 Continuing operations .......................  $   0.14   N/A        $   0.42     N/A       $     0.61
 Discontinued operations .....................         0   N/A           (0.10)    N/A            (0.01)
                                                --------- ----------- -------- -----------  -----------
                                                 $  0.14   N/A        $   0.32     N/A       $     0.60
                                                ========= =========== ======== ===========  ===========
Net income per common share--assuming full
 dilution ....................................      N/A    N/A        $   0.32     N/A       $     0.60
                                                ========= =========== ======== ===========  ===========



                            See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

A. THE NOVACARE REHABILITATION HOSPITALS ACQUISITION

   Effective April 1, 1995 HEALTHSOUTH completed the acquisition of the rehabilitation hospitals division of NovaCare, consisting of 11 rehabilitation hospitals, 12 other facilities, and certificates of need to build two additional facilities (the "NovaCare Rehabilitation Hospitals Acquisition"). The purchase price was approximately $234,807,000. The transaction was accounted for as a purchase and, accordingly, the results of the acquired NovaCare facilities are included in HEALTHSOUTH's historical financial statements from the effective date of the acquisition. HEALTHSOUTH financed the cost of the NovaCare Rehabilitation Hospitals Acquisition through additional borrowings under its existing credit facilities, as amended.

   The accompanying pro forma income statements for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1995 assume that the transaction was consummated at the beginning of each of the periods presented.

   Certain assets and liabilities of Rehab Systems Company (a wholly-owned subsidiary of NovaCare) were excluded from the NovaCare Rehabilitation Hospitals Acquisition. The excluded assets and liabilities are as follows (in thousands):


Cash and cash equivalents............................  $  4,973
Accounts receivable .................................       259
Other current assets ................................        42
Equipment, net ......................................     4,719
Intangible assets, net ..............................    56,321
Other assets (primarily investments in subsidiaries)     40,637
Accounts payable ....................................      (454)
Other current liabilities ...........................      (275)
Current portion of long-term debt ...................      (146)
Long-term debt.......................................   (38,620)
Payable to affiliates................................   (92,377)
                                                       -----------
Net excluded asset (liability) ......................  $(24,921)
                                                       ===========
   The  following  pro  forma   adjustments   are  necessary  for  the  NovaCare
Rehabilitation Hospitals Acquisition:

   1. To exclude historical depreciation and amortization expense related to the excluded assets described above. The total expense excluded amounts to $1,918,000 for the year ended December 31, 1994 and $999,000 for the nine months ended September 30, 1995 and year ended December 31, 1995.

   2. To eliminate intercompany management fees and royalty fees totaling $12,406,000 for the year ended December 31, 1994 and $910,000 for the nine months ended September 30, 1995 and year ended December 31, 1995 of the acquired NovaCare facilities.

   3. To adjust depreciation and amortization expense to reflect the allocation of the excess purchase price over the net tangible asset value as follows (in thousands):

                     PURCHASE PRICE        USEFUL       ANNUAL        QUARTERLY
                  ALLOCATION ADJUSTMENT     LIFE     AMORTIZATION   AMORTIZATION
                 ---------------------- ----------- -------------- -------------
Leasehold
value..........  $128,333               20 years        $6,417         $1,605
Goodwill.......    44,365               40 years         1,109            277
                                                       --------       ---------
                                                        $7,526         $1,882
                                                       ========       =========


    No  additional   adjustments  to  NovaCare's  historical   depreciation  and
amortization are necessary. The remaining net assets acquired approximate their fair value.

   Because NovaCare's results of operations before intercompany items (described in Note 2 above) are profitable, both on a historical and pro forma basis, the 40-year amortization period for goodwill is appropriate and consistent with HEALTHSOUTH policy. Leasehold value is being amortized over the weighted average remaining terms of the leases, which is 20 years.

   4. To increase interest expense by $19,559,000 for the year ended December 31, 1994 and $4,889,000 for the nine months ended September 30, 1995 and year ended December 31, 1995 to reflect pro forma borrowings of $234,807,000, described above, at a 8.33% variable interest rate, which represents HEALTHSOUTH's weighted average cost of debt, as if they were outstanding for the entire period, and to decrease interest expense by $9,459,000 for the year ended December 31, 1994 and $2,205,000 for the six months ended June 30, 1995 and year ended December 31, 1995, which represents interest on NovaCare debt not assumed by HEALTHSOUTH. A .125% variance in the assumed interest rate would change annual pro forma interest expense by approximately $294,000.

   5. To adjust estimated Medicare reimbursement for the changes in reimbursable expenses described in items 1, 2, 3 and 4 above. These changes are as follows (in thousands):

                                                              YEAR ENDED
                                                          DECEMBER 31, 1995
                                                                  AND
                                            YEAR ENDED     NINE MONTHS ENDED
                                           DECEMBER 31,      SEPTEMBER 30,
                                               1994              1995
                                          --------------    ------------
Depreciation and amortization (Note 1).      $(1,918)        $ (999)
Intercompany management fees (Note 2)..       (4,196)          (910)
Depreciation and amortization (Note 3).        7,526          1,882
Interest expense (Note 4)..............       10,100          2,684
                                          ---------------   ------------
                                              11,512          2,657
Assumed Medicare utilization...........           70%            70%
                                         -----------------  ------------
Increased reimbursement................      $ 8,058         $1,860
                                         =================  ============

   The Medicare utilization rate of 70% assumes a slight improvement in NovaCare's historical Medicare percentage of 78% as a result of bringing these facilities into the HEALTHSOUTH network.

   6. To adjust the NovaCare provision for income taxes to an effective rate of 39% (net of minority interests).

B. THE READICARE MERGER

   The ReadiCare Merger is to be accounted for as a pooling of interests. The pro forma condensed combined income statements assume that the ReadiCare Merger was consummated on January 1, 1993. The pro forma condensed combined balance sheet assumes that the ReadiCare Merger was consummated on September 30, 1996.

   The pro forma condensed combined financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

   The following pro forma adjustments are necessary for the ReadiCare Merger:

   1. The pro forma income statements do not reflect non-recurring costs resulting directly from the ReadiCare Merger. The management of HEALTHSOUTH estimates that these costs will approximate $7,000,000 and will be charged to operations in the quarter the ReadiCare Merger is consummated. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $2,800,000, has been charged to retained earnings in the accompanying pro forma balance sheet.

   2. To adjust pro forma share amounts based on historical share amounts, converting each outstanding ReadiCare Share into .2425 shares of HEALTHSOUTH Common Stock.

   3. To net ReadiCare's deferred income tax asset against HEALTHSOUTH's deferred income tax liability.

C. THE HEALTH IMAGES MERGER

   The Health Images Merger is to be accounted for as a pooling of interests. The pro forma condensed combined income statements assume that the Health Images Merger was consummated on January 1, 1993. The pro forma condensed combined balance sheet assumes that the Health Images Merger was consummated on September 30, 1996.

   The pro forma condensed combined financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

   The  following  pro forma  adjustments  are  necessary  for the Health Images
Merger:

   1. The pro forma income statements do not reflect non-recurring costs resulting directly from the Health Images Merger. The management of HEALTHSOUTH estimates that these costs will approximate $12,000,000 and will be charged to operations in the quarter the Health Images Merger is consummated. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $4,800,000, has been charged to retained earnings in the accompanying pro forma balance sheet.

    2. To adjust the pro forma share amounts based on historical share amounts, converting each outstanding Health Images Share into 0.446 of a share of HEALTHSOUTH Common Stock.

                           BUSINESS OF HEALTHSOUTH

GENERAL

   HEALTHSOUTH is the nation's largest provider of outpatient and rehabilitative healthcare services. HEALTHSOUTH provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, medical centers and other healthcare facilities. HEALTHSOUTH believes that it provides patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, HEALTHSOUTH's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At December 31, 1996, HEALTHSOUTH had over 1,000 patient care locations in 50 states.

   In its outpatient and inpatient rehabilitation facilities, HEALTHSOUTH provides interdisciplinary programs for the rehabilitation of patients experiencing disability due to a wide variety of physical conditions, such as stroke, head injury, orthopaedic problems, neuromuscular disease and sports-related injuries. HEALTHSOUTH's rehabilitation services include physical therapy, sports medicine, work hardening, neurorehabilitation, occupational therapy, respiratory therapy, speech-language pathology and rehabilitation nursing. Independent studies have shown that rehabilitation services like those provided by HEALTHSOUTH can save money for payors and employers.

   HEALTHSOUTH operates the largest network of free-standing outpatient surgery centers in the United States. HEALTHSOUTH's outpatient surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures. While outpatient surgery is widely recognized as generally less expensive than surgery performed in a hospital, HEALTHSOUTH believes that outpatient surgery performed at a free-standing outpatient surgery center is generally less expensive than hospital-based outpatient surgery. Approximately 80% of HEALTHSOUTH's surgery center facilities are located in markets served by its rehabilitative service facilities, enabling HEALTHSOUTH to pursue opportunities for cross-referrals.

   Over the last two years, HEALTHSOUTH has completed several significant acquisitions in the rehabilitation business and has expanded into the surgery center and occupational medicine businesses. HEALTHSOUTH believes that these acquisitions complement its historical operations and enhance its market position. HEALTHSOUTH further believes that its expansion into the outpatient surgery and occupational medicine businesses provides it with a platform for future growth. HEALTHSOUTH is continually evaluating potential acquisitions in the outpatient and rehabilitative healthcare services industry.

COMPANY STRATEGY

   HEALTHSOUTH's principal objective is to be the provider of choice for patients, physicians and payors alike for outpatient and rehabilitative healthcare services throughout the United States. HEALTHSOUTH's growth strategy is based upon four primary elements: (i) the implementation of HEALTHSOUTH's integrated service model in appropriate markets, (ii) successful marketing to managed care organizations and other payors, (iii) the provision of high-quality, cost-effective healthcare services, and (iv) the expansion of its national network.

    o Integrated Service Model. HEALTHSOUTH seeks, where appropriate, to provide an integrated system of healthcare services, including outpatient rehabilitation services, inpatient rehabilitation services, ambulatory surgery services and outpatient diagnostic services. HEALTHSOUTH believes that its integrated system offers payors the convenience of dealing with a single provider for multiple services. Additionally, it believes that its facilities can provide extensive referral opportunities. For example, HEALTHSOUTH estimates that approximately one-third of its outpatient rehabilitation patients have had outpatient surgery, virtually all inpatient rehabilitation patients will require some form of outpatient rehabilitation, and virtually all inpatient rehabilitation patients have had some type of diagnostic procedure. HEALTHSOUTH has implemented its integrated service model in certain of its markets, and intends to expand the model into other appropriate markets.

    o Marketing to Managed Care Organizations and Other Payors. Since the late 1980s, HEALTHSOUTH has focused on the development of contractual relationships with managed care organizations, major insurance companies, large regional and national employer groups and provider alliances and networks. HEALTHSOUTH's documented outcomes and experience with several hundred thousand patients in delivering quality healthcare services at reasonable prices has enhanced its attractiveness to such entities and has given HEALTHSOUTH a competitive advantage over smaller and regional
      competitors.   These   relationships   have  increased   patient  flow  to
      HEALTHSOUTH's facilities and contributed to HEALTHSOUTH's same-store growth.

    o Cost-Effective Services. HEALTHSOUTH's goal is to provide high-quality healthcare services in cost-effective settings. To that end, HEALTHSOUTH has developed standardized clinical protocols for the treatment of its patients. This results in "best practices" techniques being utilized at all of HEALTHSOUTH's facilities, allowing the consistent achievement of demonstrable, cost-effective clinical outcomes. HEALTHSOUTH's reputation for its clinical programs is enhanced through its relationships with major universities throughout the nation, and its support of clinical research in its facilities. Further, independent studies estimate that, for every dollar spent on rehabilitation, $11 to $35 is saved. Finally, surgical procedures typically are less expensive in outpatient surgery centers than in hospital settings. HEALTHSOUTH believes that outpatient and rehabilitative healthcare services will assume increasing importance in the healthcare environment as payors continue to seek to reduce overall costs by shifting patients to more cost-effective treatment settings.

    o Expansion of National Network. As the largest provider of outpatient and rehabilitative healthcare services in the United States, HEALTHSOUTH is able to realize economies of scale and compete successfully for national contracts with large payors and employers while retaining the flexibility to respond to particular needs of local markets. The national network affords HEALTHSOUTH the opportunity to offer large national and regional employers and payors the convenience of dealing with a single provider, to utilize greater buying power through centralized purchasing, to achieve more efficient costs of capital and labor and to more effectively recruit and retain clinicians. HEALTHSOUTH believes that its recent and pending acquisitions in the outpatient surgery and diagnostic imaging fields will further enhance its national presence by broadening the scope of its existing services and providing new opportunities for growth. These national benefits are realized without sacrificing local market responsiveness. HEALTHSOUTH's objective is to provide those outpatient and rehabilitative healthcare services needed within each local market by tailoring its services and facilities to that market's needs, thus bringing the benefits of nationally recognized expertise and quality into the local setting.

PATIENT CARE SERVICES: GENERAL

   HEALTHSOUTH began its operations in 1984 with a focus on providing comprehensive orthopaedic and musculoskeletal rehabilitation services on an outpatient basis. Over the succeeding 12 years, HEALTHSOUTH has consistently sought and implemented opportunities to expand its services through acquisitions and de novo development activities that complement its historic focus on orthopaedic, sports medicine and occupational medicine services and that provide independent platforms for growth. HEALTHSOUTH's acquisitions and internal growth have enabled it to become the largest provider of rehabilitative healthcare services, both inpatient and outpatient, in the United States. In addition, HEALTHSOUTH has added outpatient surgery services, diagnostic imaging services and other outpatient services which provide natural enhancements to its rehabilitative healthcare locations and facilitate the implementation of its integrated service model. HEALTHSOUTH believes that these additional businesses also provide opportunities for growth in other areas not directly related to the rehabilitative business, and HEALTHSOUTH intends to pursue further expansion in those businesses.

OUTPATIENT REHABILITATION SERVICES

   HEALTHSOUTH operates the largest group of affiliated proprietary outpatient rehabilitation facilities in the United States. HEALTHSOUTH's outpatient rehabilitation centers offer a comprehensive range of rehabilitative healthcare services, including physical therapy and occupational therapy, that are tailored to the individual patient's needs, focusing predominantly on orthopaedic injuries, sports injuries, work injuries, hand and upper extremity injuries, back injuries and various neurological and neuromuscular conditions. As of November 30, 1996, HEALTHSOUTH provided outpatient rehabilitative healthcare services through approximately 738 outpatient locations, including freestanding outpatient centers and their satellites and outpatient satellites of inpatient facilities.

INPATIENT REHABILITATION SERVICES

   At November 30, 1996, HEALTHSOUTH operated 96 inpatient rehabilitation facilities with 5,749 beds, representing the largest group of proprietary inpatient rehabilitation facilities in the United States. HEALTHSOUTH's inpatient rehabilitation facilities provide high-quality comprehensive services to patients who require intensive institutional rehabilitation care. Certain of HEALTHSOUTH's inpatient rehabilitation facilities also provide outpatient rehabilitation services for patients who have completed their inpatient course of treatment but remain in need of additional therapy that can be accomplished on an outpatient basis.

MEDICAL CENTERS

   HEALTHSOUTH operates five medical centers with 912 licensed beds in four distinct markets. These facilities, which are licensed as general, acute-care hospitals, provide general and specialty medical and surgical healthcare services, emphasizing orthopaedics, sports medicine and rehabilitation.

SURGERY CENTERS

   As a result of three acquisitions of major surgery center operators in 1995 and early 1996, HEALTHSOUTH became the largest operator of outpatient surgery centers in the United States. It currently operates 140 free-standing surgery centers, including five mobile lithotripsy units, in 33 states, and has an additional ten free-standing surgery centers under development. Approximately 80% of these facilities are located in markets served by HEALTHSOUTH outpatient and rehabilitative service facilities, enabling HEALTHSOUTH to pursue opportunities for cross-referrals between surgery and rehabilitative facilities as well as to centralize administrative functions. HEALTHSOUTH's surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures that do not generally require overnight hospitalization. Its typical surgery center is a free-standing facility with two to six fully equipped operating and procedure rooms and ancillary areas for reception, preparation, recovery and administration. Each of HEALTHSOUTH's surgery centers is available for use only by licensed physicians, oral surgeons and podiatrists, and the centers generally do not perform surgery on an emergency basis.

   Outpatient surgery centers, unlike hospitals, have not historically provided overnight accommodations, food services or other ancillary services. Over the past several years, states have increasingly permitted the use of extended-stay recovery facilities by outpatient surgery centers. As a result, many outpatient surgery centers are adding extended recovery care capabilities where permitted. Fifty-two of HEALTHSOUTH's surgery centers currently provide for extended recovery stays. HEALTHSOUTH's ability to develop such recovery care facilities is dependent upon state regulatory environments in the particular states where its centers are located.

OTHER PATIENT CARE SERVICES

   In certain of its markets, HEALTHSOUTH provides other patient care services, including home healthcare, diagnostic services, physician services and contract management of hospital-based rehabilitative healthcare services. HEALTHSOUTH evaluates market opportunities on a case-by-case basis in determining whether to provide additional services of these types, which may be complementary to facility-based services provided by HEALTHSOUTH or stand-alone businesses.

LOCATIONS

   The following table sets forth a listing of HEALTHSOUTH's patient care services locations by state at December 31, 1996:

                                            INPATIENT
                          OUTPATIENT     REHABILITATION   MEDICAL
                        REHABILITATION     FACILITIES     CENTERS   SURGERY   DIAGNOSTIC     OTHER
        STATE             CENTERS(1)        (BEDS)(2)    (BEDS)(2)  CENTERS     CENTERS     SERVICES
---------------------  ---------------- ---------------- --------- --------- ------------ -----------
Alabama..............  16                9 (389)         1 (219)    5        3            10
Alaska...............                                               1
Arizona..............  26                3 (183)                    4
Arkansas.............   1                1 (80)                     2
California ..........  48                1 (60)                    21                     31
Colorado ............  28                                           5                     12
Connecticut .........  18                2 (40)                                            1
Delaware.............   7                                           1
District of Columbia    1                                                    1
Florida .............  46                8 (613)         2 (397)   18                     11
Georgia .............  13                1 (75)                     3        1
Hawaii...............   5                                           1
Idaho ...............                                               1
Illinois ............  50                                           4
Indiana .............  13                1 (80)                     2
Iowa.................   3                                                                  1
Kansas...............   5                                                                  1
Kentucky ............   3                1 (40)                     1
Louisiana ...........   2                1 (43)                     1                      1
Maine ...............   9                4 (155)                                           1
Maryland ............  14                1 (44)                     7        3
Massachusetts .......  37               10 (639)                    1                     10
Michigan ............   3                                           1
Minnesota............  11
Mississippi .........   2
Missouri ............  34                4 (107)                    7                      6
Montana..............   1
Nebraska.............   2
Nevada...............   4
New Hampshire........  13                3 (148)
New Jersey ..........  52                2 (170)                    2        1             3
New Mexico ..........   3                1 (60)                     1
New York ............  39                1 (27)
North Carolina ......  11                                           3
North Dakota.........   1
Ohio.................  27                1 (24)                     4                      3
Oklahoma ............  11                1 (111)                    5                      1
Oregon...............                                               1
Pennsylvania ........  31               12 (1,041)                  5
Rhode Island.........   3
South Carolina.......   9                4 (235)                    2
South Dakota.........   1
Tennessee ...........  13                5 (330)                    6        1
Texas ...............  72               10 (633)         1 (96)    17        2            14
Utah ................   1                1 (86)                     1
Vermont..............                    2 (52)
Virginia ............  11                2 (84)          1 (200)    1        2            10
Washington ..........  36                                           1                     17
West Virginia .......                    4 (200)                    1
Wisconsin............   1                                           4
Wyoming..............   1

----------

(1) Includes freestanding outpatient centers and their satellites and outpatient satellites of inpatient rehabilitation facilities.

(2) "Beds" refers to the number of beds for which a license or certificate of need has been granted, which may vary materially from beds available for use.

                          BUSINESS OF HEALTH IMAGES


GENERAL

   Health Images is a leading provider of diagnostic imaging services and one of the largest independent operators of magnetic resonance imaging ("MRI") centers in the United States. MRI is considered the premier diagnostic modality for cross-sectional imaging of human tissue. Health Images operates 49 freestanding diagnostic imaging centers in 13 states in the United States and six in England. Health Images offers MRI services at all of its imaging centers. In addition, Health Images provides computerized tomography ("CT") services at 18 of its centers, x-ray services at 19 centers, ultrasound services at 15 centers, mammography services at 13 centers, nuclear medicine at seven centers and fluoroscopy at eight centers.

OVERVIEW OF DIAGNOSTIC IMAGING INDUSTRY

   Medical diagnostic imaging systems facilitate the diagnosis of diseases and disorders at an early stage, often minimizing the amount and cost of care needed to stabilize, treat or cure the patient and frequently obviating the need for invasive diagnostic procedures, such as exploratory surgery. Diagnostic imaging systems are based on the ability of energy waves to penetrate human tissue and generate images of the body which can be displayed either on film or on a video monitor. Imaging systems have evolved from conventional x-ray to the advanced technologies of MRI, CT, nuclear medicine and ultrasound. The use of these technologies has grown significantly in the United States during the last several years due to increasing acceptance by physicians of the value of diagnostic imaging technologies in the early diagnosis of disease, the expanding applications of MRI and ultrasound and the growing patient base attributable to an aging population. While conventional x-ray continues to be the most widely used imaging modality, MRI, CT and nuclear medicine provide more sophisticated imaging capabilities that frequently justify their greater costs. Physicians increasingly use MRI, CT and nuclear medicine to visualize structures inside the human body because these modalities provide images in digital form with a tissue resolution that approaches what could previously be seen only through surgery. In addition, dedicated computer systems can enhance and manipulate the images provided by these modalities to create three-dimensional images. These images allow physicians to contemplate various medical scenarios in real time.

OUTPATIENT VS. INPATIENT DELIVERY OF SERVICES

   Health Images believes the diagnostic imaging industry is experiencing a trend toward outpatient delivery of imaging services, particularly with respect to more sophisticated, capital intensive modalities such as MRI and CT. Health Images believes this trend is the result of the continuing search for more cost-effective and convenient delivery of services in the healthcare industry. Outpatient imaging centers generally are more cost-effective than inpatient facilities because they do not have to incur the high overhead cost associated with full-service medical institutions and can be more selective with respect to the services provided. Health Images has found, however, that some hospitals that have invested in imaging equipment may be more willing to accept lower reimbursement rates from managed care payors than outpatient centers to increase volume to cover some of their fixed overhead.

   Given an alternative, Health Images believes that physicians and patients prefer outpatient care to inpatient imaging services for the following reasons:

    - Physicians frequently rely on MRI or CT to aid in diagnosing individuals whose symptoms and complaints do not yet merit hospitalization.

    - Outpatient imaging centers provide the necessary imaging services without requiring the patient to undergo the often time-consuming and tedious hospital admission process. Outpatient delivery allows the patient to obtain the procedure at his or her convenience by providing more convenient access and more flexible and dependable hours than hospitals.

    - A scheduled appointment time at an outpatient facility is generally more reliable than that of an inpatient imaging facility because of less likelihood of preemption from emergency care.

   In addition, in the current climate of declining reimbursements and cost containment in the healthcare industry, hospitals are looking for areas to cut back. Health Images believes that hospitals are more likely to reduce capital budgets rather than cut back on services that must be provided on-site to hospitalized patients. These cutbacks may result in increased reliance by hospitals on outpatient services to meet certain needs of their patients. In Health Images' experience, hospitals often prefer to contract out overflow of diagnostic imaging procedures rather than purchase additional equipment.

THE IMAGING SELECTION PROCESS

   Health Images and its imaging centers compete with local hospitals, other multi-center imaging companies, local independent diagnostic imaging centers and imaging centers owned by local physician groups. Health Images believes that the principal competitive factors in the diagnostic imaging market are price, quality of service, ability to establish and maintain relationships with managed care payors and referring physicians, reputation of interpreting physicians, facility location and convenience of scheduling.

   The patient's physician, most frequently an orthopaedic or neurology specialist, determines the imaging modality necessary or appropriate for the patient. The physician also determines the facility or imaging center to which the patient should be referred, based primarily on the requirements of the patient's insurance carrier or managed care provider, reputation of the radiologist or radiology group providing interpretation services at available facilities and the quality and convenience of service both to the patient and to the physician and his office staff.

IMPACT OF MANAGED CARE AND MEDICARE/MEDICAID PROGRAMS ON REIMBURSEMENTS

   Diagnostic imaging services, like most other healthcare services, are generally paid for, directly or indirectly, by commercial insurance carriers, managed care organizations, Medicare, Medicaid or another government instrumentality or, in some limited instances, by patients directly. Prices for imaging services vary by region and locality and are determined by competitive conditions in the local market. Diagnostic imaging services providers often enter into contracts with private insurance and managed care payors that provide for contractual discounts from list price. An unwillingness to discount on the part of a diagnostic imaging services provider would result in its exclusion from the managed care networks in which many patients now participate. Managed care payors differ in policy and practice on whether they contract with many diagnostic imaging providers or only a few in a given market. Some managed care payors emphasize the breadth of their networks while others emphasize tight control over a limited number of providers. Health Images believes many managed care payors prefer to contract with imaging services providers that can offer competitive pricing, multiple imaging modalities and convenient locations in a particular geographical area. In addition, Medicare and Medicaid have specific reimbursement rates that are significantly lower than list prices for imaging procedures. Medicare and Medicaid reimbursement rates also vary among states and regions.

INDUSTRY CONSOLIDATION

   Health Images believes that the diagnostic imaging industry, like other segments of the healthcare industry, is consolidating. Health Images believes that this consolidation is driven primarily by the increasing role of private insurers and managed care payors in controlling reimbursement rates in the diagnostic imaging industry. Also, the number of self-referral practices is declining as investment and other economic relationships between referring physicians and imaging centers are reduced or eliminated. The current federal and state legislative environments and managed care payors all create pressures that discourage imaging centers that rely on physician self-referral. Another consolidation factor results when private insurance payors and managed care payors increasingly seek adequate market coverage from a single source providing multiple procedures. These trends are likely to encourage multi-center companies to seek to strengthen their respective networks of centers in regional markets to offer full geographic coverage without reliance on self-referrals. Health Images believes that these trends threaten the long-term viability of any imaging center that relies on physician self-referral as well as the viability of less efficient and higher cost imaging centers. Health Images also believes that single-site competitors, in particular, will likely become acquisition candidates in many markets in the future. Health Images believes this consolidation trend will provide expansion opportunities for large, efficient, financially sound multi-center operators.

IMAGING MODALITIES

    The following table sets forth certain information concerning the principal diagnostic imaging modalities used in the diagnostic imaging industry:


                                                                                                                LIST(1)
                                                                                                             PRICE RANGES
                                                                                                                 PER
     MODALITY         MOST FREQUENT USES              ADVANTAGES                   DISADVANTAGES               PROCEDURE
-----------------  ------------------------ ----------------------------- ------------------------------    --------------

Magnetic           Lumbar (lower back),     Does not use ionizing                More expensive than other    $695-$1,660
Resonance          spine, cervical spine,   radiation                            procedures (principally CT)
Imaging (MRI)      brain                    Three-dimensional can image          that may be used to
                                            cross-sections and various           investigate the same or
                                            planes of area being                 similar symptoms
                                            examined

Computerized       Sinus, abdomen, brain    Less expensive than MRI              Uses ionizing radiation      $225-$850
 Tomography (CT)                            Higher resolution images             Lower resolution images
                                            than MRI for bones and               than MRI for soft tissue
                                            cartilage

Ultrasound         Pelvic, abdomen, breast  Does not use ionizing                Limited three-dimensional    $78-$593
                                            radiation                            imaging capabilities
                                            Relatively inexpensive
                                            procedure providing "real
                                            time" images

Mammography        Breast                   Relatively inexpensive               Uses ionizing radiation      $85-$135
                                            High spatial resolution              Results less certain than
                                                                                 for other imaging procedures

Nuclear Medicine   Bone marrow scan,        Evaluates organ functions            Inferior spatial resolution  $223-$1,069
                   thyroid scan, bone scan  Relatively low costs                 Difficult to determine the
                                            Total body evaluation                medical causes of specific
                                            Provides detailed                    diseases by results of
                                            information                          procedure

General Radiology  Chest, lumbar (lower     Less expensive than other            Uses ionizing radiation      $50-$190
                   back), spine             imaging procedures                   Two-dimensional, static
                                            Non-invasive                         images Very limited soft
                                            Less time consuming than all         tissue detail
                                            other imaging procedures

Fluoroscopy        Gastrointestinal tract,  Relatively inexpensive               Uses ionizing radiation      $141-$443
                   barium enema, lumbar     procedure providing "real            Invasive
                   myelogram                time" images
                                            Generally no preparation
                                            necessary

-------------
(1) Price  quoted by Health  Images,  not taking into  account  any  contractual discounts or allowances or any statutory or regulatory restrictions on reimbursements. Health Images believes that contractual discounts and allowances are customary in the healthcare industry. The amount of contractual discounts varies depending upon the market in which the imaging center operates, the ability of the managed care payor to channel patients, the number of beneficiaries covered and the effective date of the contract.

MAGNETIC RESONANCE IMAGING (MRI)

   MRI is a sophisticated diagnostic imaging system that utilizes a strong magnetic field in conjunction with low energy electromagnetic waves which are processed by a dedicated computer to produce high resolution multiple images of body tissue. MRI can be used to diagnose various cancers, tumors, vascular aneurysms and stenosis (blood vessel occlusions that can lead to strokes), muscle/ligament and ten don injury, spinal and disc problems, neurological deformities and general anatomical problems. A principal advantage of MRI is that it allows the differentiation of internal organs and normal and diseased tissue without using ionizing radiation like conventional x-ray and CT. Ionizing radiation can cause tissue damage in high doses or after repeated screenings. MRI relies on the fact that atoms in various kinds of body tissue behave differently in response to a magnetic field.

   During an MRI procedure, a patient is placed in a large, cylindrical magnet. Multiple images in three-dimensional planes and cross-sections can be created without moving the patient. The images can be displayed on a computer screen, stored within the computer, or transferred to film for interpretation by a physician and retention in a patient's file. As with most other diagnostic imaging technologies, MRI is generally non-invasive. Due to the contrast and detail available from an MRI scan, the use of MRI equipment frequently facilitates the identification of disease and disorders of a patient without using invasive procedures, such as exploratory surgery.

   The number of MRI units in operation has increased from fewer than 200 in 1984 to more than 3,600 in 1994. This rapid growth resulted from increasing acceptance by physicians, patients and payors of MRI, an increasing need for MRI usage in imaging different body organ systems and disease conditions and a focus of managed care payors on reduction of the amount and cost of care needed to treat the patients by avoiding expensive exploratory surgery. New software programs and hardware capabilities, coupled with new contrast agents (chemicals administered to the patient that enhance the signal generated by body tissues), are anticipated to expand the usage of MRI technology by physicians.

COMPUTERIZED TOMOGRAPHY (CT)

   CT (also known as "CAT") uses x-rays to produce images of body tissue. CT, like conventional x-ray, uses ionizing radiation. CT can be used to detect tumors and other conditions affecting the skeleton and internal organs. CT provides higher resolution images than conventional x-rays, but generally less well defined images than those produced by MRI. CT procedures produce higher resolution images of bone and cartilage structures and are less expensive than MRI scans. During a CT procedure, a patient is placed inside a large ring on which a rotating x-ray tube is mounted. A dedicated computer directs the movement of the x-ray tube to produce multiple cross-sectional images of a particular organ or area of the body. CT can be used to perform examinations of any part of the human anatomy and provides delineation of tissue not possible with conventional x-ray. CT eliminates the problem of overlapping structures such as bone and soft tissue inherent in images produced by conventional x-ray. The most commonly performed CT examinations are of the brain, abdomen, and lumbo-sacral spine, although examinations of the chest, pelvis and extremities are also performed. Health Images believes that recently there has been an increase in CT procedures because some managed care payors stipulate that a CT examination rather than MRI be used for certain types of complaints and symptoms due to CT's lower cost.

ULTRASOUND

   Ultrasound imaging relies on the computer-assisted processing of sound waves to develop images of internal organs and the vascular system. The sound waves are generated and recorded by probes that are either passed over or inserted into the body. A dedicated computer processes sound waves as they are reflected by body tissue, providing an image that may be viewed immediately on a computer screen or recorded continuously or in single images for further interpretation. Like MRI, ultrasound does not utilize ionizing radiation. Ultrasound has widespread application, particularly for procedures in obstetrics, gynecology, gastroenterology and cardiology, because it is a low medical risk procedure that is noninvasive, versatile and relatively inexpensive.

MAMMOGRAPHY

   Mammography uses low dosage x-rays to visualize breast tissue. Mammography equipment is used primarily for screening and diagnosis of breast cancer but can also be used to monitor treatment and recovery. During an initial screening mammography, a baseline x-ray is taken of the breast. In subse quent years, the mammogram's x-rays are compared to those taken during previous examinations in an attempt to identify any anatomical changes which may have occurred. Mammography provides high contrast images with high spatial resolution. In addition, the low cost of x-rays makes screen-film mammograms the preferred modality for screening for breast cancer. Mammography equipment allows radiologists to detect between 85% and 90% of all breast cancers.

NUCLEAR MEDICINE

   Nuclear medicine is used primarily to study anatomy and metabolic functions. Nuclear medicine utilizes short-lived radioactive isotopes administered to the patient by ingestion or injection to provide images of various anatomical structures. The isotopes break down rapidly, releasing small amounts of radioactivity that can be recorded by a gamma or scintigraphic camera and processed by a computer to produce a flat image of various anatomical structures. Nuclear medicine provides anatomic images and functional information crucial to the understanding of the cause, nature and extent of diseases such as heart disease, skeletal disease, degenerative joint disease, sports related injuries, and complications resulting from diabetes. The spatial resolution of nuclear medicine images is generally inferior to other modalities. However, nuclear medicine is more versatile and effective in defining the structure and function of organ systems, which aids physicians to diagnose and treat diseases.

GENERAL RADIOLOGY AND FLUOROSCOPY

   General radiology and fluoroscopy are the most frequently used types of imaging equipment. X-rays are a quick and relatively inexpensive method of obtaining diagnostic information. General x-rays use ionizing radiation to penetrate the body and record the resulting two-dimensional images of the body's internal structures on film. It is usually necessary to take at least two or more views to gain information about the third dimension. Fluoroscopy is a more versatile form of x-ray that uses a video viewing system for real-time monitoring of the organs being visualized. Fluoroscopy differs from general x-ray in that the x-rays that pass through the body are captured by an image intensifier tube which sends an image to a television monitor for viewing rather than simply recording the image on film. Accordingly, fluoroscopy allows the examining physician to view organs in motion during the exam, evaluate their functional activities, isolate anatomical structures and "record" an image onto film for later evaluation. The imaging of the gastrointestinal tract, angiography and interventional radiology are the three circumstances in which fluoroscopy is most widely used. In Health Images' experience, either a C-arm x-ray machine or a fluoroscope is the imaging equipment most likely to be used during pain management procedures.

HEALTH IMAGES' POSITION IN THE INDUSTRY

   Health Images is a leading provider of diagnostic imaging services and one of the largest independent operators of MRI centers in the United States. Health Images operates 49 freestanding imaging centers in 13 states in the United States and six in England. Health Images offers MRI services at all of its imaging centers. In addition, Health Images provides CT services at 18 of its centers, x-ray services at 19 centers, ultrasound services at 15 centers, mammography services at 13 centers, nuclear medicine at seven centers and fluoroscopy at eight centers. Health Images currently has 33 centers that offer only MRI, 27 of which are located in the United States.

   Health Images is a vertically integrated diagnostic imaging services provider which develops, manufactures and maintains its own MRI systems and services certain MRI and CT systems of other manufacturers that it uses at its centers. Health Images also has in-house imaging center development expertise consisting of a licensed architect experienced in designing and managing the construction of imaging centers and his staff. This expertise enhances the ability of Health Images to control its costs and decreases the time necessary to establish an imaging center. Since 1989, Health Images has manufactured the HI Standard(Registered Trademark) MRI system, a midfield .6 Tesla system currently used in all of the 33 imaging centers established by Health Images since the development of the system. Health Images recently developed a new MRI system, the HI STAR(Trademark), which was cleared by the FDA in September

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

1995. The HI STAR will allow Health Images to offer a broader array of applications and to increase throughput capacity at its centers. Health Images' vertical integration gives Health Images a competitive advantage in its markets by reducing Health Images' capital expenditures and operating costs.

   Health Images has six HI STAR systems operating in its centers and intends to install at least 18 more during the remainder of 1997. Health Images' plans call for the ultimate replacement of 33 of Health Images' MRI systems, all mid-field strength MRI systems, over the next 24 months (including the three MRI systems replaced with HI STAR to date). The HI STAR allows Health Images to increase throughput capacity at its centers as the more powerful computer hardware and software of the HI STAR reduce the necessary scan time. The demand for imaging services is greater during certain times of the day. A faster scan time increases the number of MRI scans that can be performed during these peak hours. Health Images will not replace MRI systems at imaging centers where it is not economically justifiable to make the capital expenditure necessary to install the HI STAR system. The HI STAR system operates at .6 Tesla field strength, features powerful shielded gradients with fast rise time and incorporates powerful and up-to-date computer technology. The HI STAR also provides increased flexibility to add applications that may be developed in the future.

   The HI STAR system can also perform MR angiography studies -- a non-invasive procedure for highlighting the flow inside blood vessels without the use of contrast agents. Neurologists and neurosurgeons are the primary sources for MR angiography referrals. Health Images' marketing research indicates that some of these physicians will not use an imaging center that lacks MR angiography capability. This MR angiography capability should allow Health Images to market effectively to an important source of referrals that in some cases had previously been unreceptive.

   In addition to its vertical integration, Health Images believes that the size of its imaging business is a distinct advantage which enables it to negotiate for the purchase of necessary products and services such as film, contrast agents and liability insurance at favorable prices. Health Images' policy is to purchase goods and services, where possible, on a company-wide basis to maximize its negotiating leverage with suppliers. Health Images' lower operating costs give Health Images price flexibility as compared with other providers of diagnostic services in its regional markets. Health Images believes that the competitive advantages derived from vertical integration and from economies of scale will become more pronounced if, as expected, healthcare reimbursements continue to decline.

   Health Images is able to compete with hospitals and other operators of imaging centers by providing high quality services in a patient friendly, non-institutional environment. Health Images believes its specialization in diagnostic imaging gives it a service advantage over hospitals because, for hospitals, diagnostic imaging services represent a relatively minor and ancillary aspect of their operations. Health Images' imaging centers maintain flexible hours appropriate for the local medical community. Health Images seeks to accommodate patients within 24 to 48 hours of referral and generally offers report turn-around within 24 hours. Health Images' marketing research indicates that this quick turnaround and prompt service is appreciated by patients and referring physicians and compares favorably with turnaround and service provided by hospitals. Health Images' multi-modality imaging centers are well-positioned to meet a growing preference by managed care payors to contract with imaging centers that offer the whole spectrum of diagnostic imaging services. Health Images plans to add modalities to imaging centers where demand is sufficient to justify the costs of adding the modality.







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

OPERATIONS

IMAGING CENTER OPERATIONS

   Health Images provides its diagnostic imaging services through 49 imaging centers located in 13 states in the United States and six in England. The number of imaging centers operated by Health Images has increased approximately 65% in the last five years from 33 at the end of 1991 to 55 as of December 31, 1996. The following table sets forth information regarding the number of imaging centers operated by Health Images during the periods indicated:

                                                                       CENTERS
                                                                        AT END
                                CENTERS    CENTERS        CENTERS         OF
           YEAR                ACQUIRED   DEVELOPED   SOLD OR MERGED    PERIOD
-------------------------     ---------- ----------- ---------------- ---------
1991 .......................      1           4              0            33
1992 .......................      4           3              0            40
1993 .......................      1           3              0            44
1994 .......................      0           0              2            42
1995 .......................     15           0              4*           53
1996 (through December 31)..      0           2              0            55

------------
 * Of these centers, three were sold and one was merged with another center. Three of these centers had been acquired from MedAlliance and their sale or closure was contemplated by Health Images at the time of the acquisition.

   Health Images' imaging centers provide high-quality services in a patient-friendly, non-institutional environment. Each imaging center is staffed by administrative and technical personnel, employs a scheduling clerk and offers free transportation to patients upon request. Patients are scheduled for an appointment, informed of any medications needed for the test and pre-qualified with respect to their medical requirements and insurance coverage by Company personnel. Procedures at Health Images' imaging centers are designed to avoid the admission and administration complexities of inpatient diagnostic imaging services. In addition, a physician or a physician group, generally board certified radiologists, provides professional services and interprets studies for each imaging center under a contract with Health Images. Such physicians are independent contractors and are not employees of Health Images. Following the diagnostic procedures, the images are reviewed by the interpreting physicians who prepare reports of these tests and their findings. These reports are transcribed by Company personnel and then delivered to the referring physicians usually within 24 hours of the procedure. The imaging centers are open at such hours as are appropriate for the local medical community. Many are open from 7:30 a.m. to 9:00 p.m. each weekday, and in order to provide scheduling flexibility approximately one-third of the imaging centers routinely maintain hours on Saturdays, while others will open on Saturdays as needed.

   Each imaging center is locally managed. An Administrator or Regional Administrator is responsible for the operations of an imaging center or groups of centers located in a particular market or in contiguous markets. The Administrators and Regional Administrators have direct profit and loss responsibility and a portion of their compensation is based on the operating income generated by centers under their supervision.

   Each imaging center generally charges patients a fee for providing diagnostic studies on a per-procedure or per-study basis. The physician or physician group that provides diagnostic readings of the studies generally receives a contractually specified percentage of such fee when and if collected by Health Images. At certain imaging centers, the physician or physician group which provides the diagnostic readings bills the patient or third-party payor directly for such services.

   Although the majority of the MRI systems operated by Health Images are HI Standard or Diasonics systems operating at mid-field strength, Health Images also has MRI systems of other manufacturers (General Electric, Siemens, Hitachi, Fonar, Philips and Picker). Most of these systems operate at high-field strength and were acquired by Health Images in the MedAlliance Centers Acquisition.

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

MANUFACTURING OPERATIONS

   Health Images began service and manufacturing operations in an effort to maintain its systems technology. In 1986, in response to the decision of Johnson & Johnson to discontinue the MRI system manufacturing business of its wholly-owned subsidiary, Technicare Corporation ("Technicare"), Health Images' management established an Engineering Services Division to service Technicare MRI systems owned by Health Images. Health Images hired a number of MRI field service technicians experienced in servicing Technicare CT and MRI systems and purchased parts inventories in order to conduct its own engineering and service functions. As a result of the expertise acquired in repairing and improving Company MRI systems and pursuant to the licenses described below, Health Images, through its Engineering Services Division, developed its own MRI system, the HI Standard, and began to manufacture this system in August 1988 for use in Health Images' imaging centers.

   To enable Health Images to manufacture MRI systems using the Technicare technology, Health Images entered into a Master Patent License Agreement (the "Patent Agreement") with The National Research Development Corporation, an
English corporation d/b/a British Technology Group ("BTG"), as of October 1, 1987, and a license agreement (the "J&J Agreement") with Johnson & Johnson as of April 1, 1988. Pursuant to the Patent Agreement, Health Images obtained non-exclusive perpetual licenses under certain patents and patent applications of which BTG is the proprietor. The licenses allow Health Images to develop, manufacture and market MRI systems and upgrade packages for MRI systems in the United States. The Patent Agreement was amended as of January 1, 1989 to allow Health Images to develop, manufacture and market MRI systems and upgrade packages for MRI systems worldwide. Under the J&J Agreement, Health Images obtained non-exclusive perpetual licenses to create, copy, use, license and sell certain Johnson & Johnson MRI software, hardware and derivative works relating to the Teslacon II MRI system anywhere in the world. Johnson & Johnson is the assignee of its wholly-owned subsidiary, Technicare.

   In June 1993, the Board of Directors approved a major technology program to develop a state-of-the-art MRI system. Health Images then hired computer programmers and physicists experienced in MRI technology to develop and integrate the new system. The MRI system developed under this program, the HI STAR, is not based on Technicare technology, although it uses fundamental MRI patented technology which Health Images licenses from BTG. The HI STAR is a high performance MRI system that operates at .6 Tesla field strength. The HI STAR systems use existing magnets, which have a virtually unlimited operating life. Using existing magnets increases the cost advantage of the HI STAR system relative to purchasing a comparable MRI system. The HI STAR system features powerful shielded gradients (15 mTesla/m) and a rise time of 550 microseconds, with reconstruction time of a half-second for a 256 x 256 pixel image as compared with reconstruction time of seven seconds for the HI Standard. The HI STAR runs on i860 Intel-based array processor, with dual Pentium host computers running Windows NT. The HI STAR's capabilities include high resolution imaging, snapshot imaging (the ability to produce an image in a breath-hold, an important new technique for abdominal imaging) and MR angiography (a non-invasive technique for highlighting the flow inside blood vessels without the use of contrast agents). In September 1995, the HI STAR MRI system was cleared by the FDA through the 510(k) notification process. Since June 1996, Health Images has installed fixed-site HI STAR MRI systems at its Atlanta-North location, at its Darlington Hospital site in England, at its Lancaster, Pennsylvania imaging center, at Athens Magnetic Imaging in Athens, Georgia, at Hertfordshire Magnetic Imaging in Hertfordshire, England and at a third party site in Cleveland, Ohio for a long-term customer. Health Images has two HI STAR systems installed at its Atlanta-North location. One of the systems is used for testing new capabilities, software and protocols.

   The 33 imaging centers opened from the beginning of 1989 until the installation of the first fixed site HI STAR system were equipped with the HI Standard MRI system. Health Images intends to replace most of its HI Standard and Diasonics MRI systems with HI STAR systems within the next 24 months. Because Health Images' own MRI systems cost Health Images less than MRI systems purchased from other manufacturers, the operating break even point is significantly lower at the imaging centers which use the HI Standard or HI STAR MRI system than the operating break-even point at centers that purchase MRI systems from other manufacturers.

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

   Health Images also owns and operates seven mobile MRI systems. Two mobiles are currently leased to third parties. The remaining mobiles are used at Health Images' imaging centers when an upgrade will result in downtime of the fixed site MRI system. Health Images plans to use the mobiles when it installs the HI STAR MRI systems to prevent any loss of MRI capability during the installation.

SERVICE OPERATIONS

   The Engineering Services Division services and maintains Health Images' HI STAR and HI Standard MRI systems and five MRI and six CT systems acquired from other manufacturers. In addition, the Engineering Services Division services the magnets on eight of Health Images' General Electric MRI systems. The cost of servicing and maintaining Health Images' equipment is significantly lower than the service and maintenance fees that would be charged by manufacturers or other third party providers. The Engineering Services Division services MRI systems operated by parties other than Health Images. As of December 31, 1996, the Engineering Services Division serviced and maintained 35 MRI systems owned and operated by third parties. However, certain equipment manufactured by third parties and used by Health Images continues to be serviced under contracts with the manufacturers. The Engineering Services Division also sells MRI system upgrades, such as surface coils, and is engaged in research and development relating to enhancing and upgrading MRI systems.

PROPERTIES

   The following table sets forth certain information concerning the imaging centers owned and operated by Health Images as of December 31, 1996 and the diagnostic modalities provided by each center.

                              DEVELOPED     DATE DEVELOPED
                                  OR              OR
         LOCATION              ACQUIRED        ACQUIRED               MODALITIES(1)
--------------------------  ------------- ------------------ ---------------------------
Alabama
 Birmingham...............  Acquired      April 1995         MRI, CT, X-Ray, MM, US
 Huntsville...............  Acquired      April 1995         MRI, CT, X-Ray, MM, US
Colorado
 Aurora (North)...........  Acquired      April 1995         MRI
 Aurora (South)...........  Acquired      April 1995         MRI
 Colorado Springs.........  Acquired      June 1992          MRI, CT, X-Ray, MM, Fluoro
 Denver...................  Acquired      April 1995         MRI, CT, X-Ray, MM, US
Florida
 Cape Coral...............  Developed     July 1993          MRI
 Fort Myers...............  Developed     November 1990      MRI
                                                             MRI, X-Ray, MM, CT, US,
 Jacksonville(2)..........  Developed     July 1986          Fluoro, Nuc. Med.
 Orange Park..............  Developed     June 1988          MRI, X-Ray
Georgia
 Athens...................  Developed     December 1987      MRI
 Atlanta..................  Developed     November 1984      MRI, CT, US
 Augusta..................  Developed     December 1989      MRI
 Columbus.................  Developed     August 1989        MRI
 Riverdale................  Developed     September 1987     MRI
 Savannah.................  Developed     July 1989          MRI
 Warner Robins............  Developed     February 1990      MRI, X-Ray
Illinois
 Belleville...............  Acquired      April 1992         MRI
 Effingham................  Developed     December 1990      MRI
 Wheaton..................  Developed     March 1990         MRI
Louisiana
                                                             MRI, CT, X-Ray, MM,US,
 Baton Rouge..............  Acquired      April 1995         Fluoro, Nuc. Med.
                                                             MRI, CT, X-Ray, MM, US,
 Baton Rouge..............  Acquired      April 1995         Fluoro, Nuc. Med.

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
                              DEVELOPED     DATE DEVELOPED
                                  OR              OR
         LOCATION              ACQUIRED        ACQUIRED               MODALITIES(1)
--------------------------  ------------- ------------------ --------------------------
Maryland
 Frederick................  Developed     December 1985      MRI
New Jersey
 Stratford................  Developed     April 1989         MRI
Oklahoma
 Tulsa....................  Developed     October 1991       MRI
Pennsylvania
 Lancaster................  Developed     November 1985      MRI
 Lebanon..................  Developed     October 1989       MRI
 Philadelphia.............  Developed     April 1987         MRI, X-Ray, US
 Wyomissing...............  Developed     January 1993       MRI, CT, X-Ray, US
South Carolina
 Anderson.................  Developed     May 1988           MRI
 Columbia.................  Developed     June 1990          MRI
                                                             MRI, CT, X-Ray, MM, US,
 Greenville...............  Acquired      April 1995         Fluoro, Nuc. Med.
 Hilton Head..............  Developed     April 1991         MRI
 North Charleston.........  Developed     February 1989      MRI
Tennessee
                                                             MRI, CT, X-Ray, MM, US,
 Knoxville................  Acquired      April 1995         Fluoro, Nuc. Med.
 Memphis..................  Developed     July 1990          MRI
 Nashville................  Acquired      April 1995         MRI, CT, X-Ray, MM, US
Texas
                                                             MRI, CT, X-Ray, MM, US,
 Arlington(3).............  Acquired      September 1992     Fluoro
 Austin...................  Developed     September 1991     MRI
                                                             MRI, CT, X-Ray, MM, US, Nuc.
 Beaumont.................  Acquired      April 1995         Med.
 Clear Lake (Galveston)...  Developed     February 1990      MRI
 Fort Worth...............  Developed     June 1990          MRI
 Grove....................  Acquired      April 1995         MRI, CT
                                                             MRI, CT, X-Ray, MM, US,
 Houston(4)...............  Developed     August 1988        Fluoro, Nuc. Med.
 Hurst (NE Fort Worth)....  Developed     November 1991      MRI, CT, X-Ray
 South Dallas.............  Developed     May 1992           MRI, CT, X-Ray
 Tyler....................  Developed     March 1991         MRI
 Waco.....................  Developed     August 1992        MRI
England
 Darlington...............  Developed     April 1992         MRI
 Darlington Hospital......  Developed     October 1996       MRI
 Guildford................  Developed     November 1990      MRI
 Somerset.................  Acquired      November 1992      MRI
 York.....................  Developed     July 1996          MRI
 Welwyn Garden City.......  Developed     August 1993        MRI

--------------
(1) "MRI" means magnetic resonance imaging; "CT" means computerized tomography; "X-Ray" means conventional x-ray; "MM" means mammography; "US" means ultrasound; "Fluoro" means fluoroscopy; and "Nuc. Med." means nuclear medicine.

(2) The Jacksonville, Florida imaging center expanded into a new 11,000 square foot multi-modality facility in August of 1996 to offer CT, ultrasound, mammography, nuclear medicine and fluoroscopy in addition to MRI.

(3) The Arlington, Texas imaging center is relocating to a new 10,000 square foot facility opening in late January 1997 that will offer a fixed site MRI system (rather than a mobile) and will add nuclear medicine.

(4) The Houston (Shamrock), Texas imaging center has changed its name to Health Images -- Medical Center and added a 6,000 square foot expansion in September 1996 to include a second MRI system operating at a higher field strength (1.5 Tesla) (due to repeated requests from referring physicians with practices concentrating on sports-related injuries), fluoroscopy, and nuclear

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
    medicine services. Health Images -- Medical Center is the first of Health Images' imaging centers to offer pain management services. The Health Images -- Medical Center's pain management operation is licensed by the Texas Department of Health as an ambulatory surgical center.

   In 1990, Health Images opened a radiation oncology center in Williamsport, Pennsylvania (the "Oncology Center") which provides radiation treatment therapy to cancer patients in the Williamsport area on an outpatient basis. Radiation therapy uses high energy x-rays produced by a machine called a linear accelerator designed to stop cancer cells from growing and multiplying. The Oncology Center's medical equipment is used by its board-certified oncologists and professional staff to assess, plan and provide treatment to cancer patients. Health Images does not contemplate opening any other radiation oncology centers.

   Health Images owns the land and building at 39 of Health Images' imaging centers, leases the land or building at 15 imaging centers and manages one imaging center on a fee basis. The real property at company-owned imaging centers and improvements thereon may be subject to real estate mortgages or security deeds. The real property and improvements for the other existing centers are subject to leases expiring between 1997 and 2010.

   The existing single modality imaging centers occupy an average of 3,642 square feet. Multi-modality centers occupy an average of 10,500 square feet. Health Images owns most of the diagnostic modalities utilized by Health Images at the imaging centers existing prior to the MedAlliance Centers Acquisition. Most of the diagnostic modalities at the centers acquired from MedAlliance were leased and Health Images assumed the leases. Health Images' equipment is used from time to time as collateral for loans obtained by Health Images.

   Health Images' headquarters are located in Atlanta, Georgia. In December 1996 Health Images moved its headquarters and manufacturing operations to a new 74,000 square foot facility located on 16 acres at the Windward Business Park north of Atlanta. Health Images believes that the new location will better suit the manufacturing needs of Health Images, provide expansion capability no longer available at the current site and will be more cost effective than its current location. Health Images owns the land and the building for its new headquarters and manufacturing facility. Health Images relinquished its previous corporate headquarters space in December 1996 without penalty for early termination of the lease. Management believes that its corporate headquarters and the facilities in which each of the imaging centers is located are suitable for the purposes for which they are used.

MARKETING

   Health Images' marketing program focuses on developing relationships with physicians and their office staff, patients, hospitals, community and civic organizations, managed care organizations, private insurance carriers and the general public. In order to cultivate these relationships, Health Images employs marketing personnel who explain Health Images' services to existing and potential customers in individual meetings, group presentations and seminars and through advertising. Health Images' marketing personnel are trained and given corporate assistance with research and analysis, planning, and the production of support materials to develop customized plans to suit each customer's needs.

   Health Images targets individual physicians and physician groups who may require Health Images' services for their patients. Company marketing executives meet with and provide literature to physicians and their staff in an attempt to inform them about the availability and capabilities of various imaging modalities at Health Images' imaging centers, and to update them on advances, improvements and other recent developments in diagnostic imaging technology.

   Health Images also markets to the public in general by providing information concerning the availability of imaging technology, especially mammography, for the early diagnosis of disorders by giving presentations at and participating in community service clubs, charity events and health fairs.

INFORMATION SYSTEMS

   Health Images has developed and maintains its own management information system which operates on a local area network located at Health Images' Atlanta headquarters. The system receives data from two primary billing and collections packages (one of which was in use at the centers acquired from

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

MedAlliance) installed at Health Images' imaging centers. The system tracks and reports critical center operating data on a daily basis and includes details on number of procedures, gross revenues, contractual discounts, same center comparisons and collections. This information is presented in summary form and detailed by center and modality. This daily information allows management to detect trends and difficulties at each of its imaging centers and to take appropriate and timely remedial measures. Health Images believes this system also enables it to identify industry trends sooner than its competitors. Health Images' reporting system enables management to monitor billing practices and compliance with current revenue recognition policies.

   Health Images is currently developing a new Windows NT-based center software package with a third-party supplier to replace the two independent systems that provide information to the central management information system. This new system will provide conformity at all centers and provide Health Images with the ability to integrate a new center, whether developed internally or acquired, quickly and efficiently. This client-server technology will support a Company-wide solution for billing, collection and financial management while allowing flexibility in conducting centralized and local operations. The package will also allow each imaging center to better manage scheduling. Health Images believes that its center management package will further reduce the number of days it takes to bill and collect for its services. This system will also allow for the integration of other types of entities, such as physician practices, into Health Images system.

   Health Images' accounting and engineering applications are third party software systems which operate within a token ring network on an IBM RISC platform at Health Images' Atlanta headquarters. These systems have been in place since late 1991 and handle all aspects of Health Images' accounting, payroll, accounts payable, purchasing, inventory, manufacturing and field service processes. These software systems are reaching a point of saturation. The MedAlliance Centers Acquisition and the contemplated level of near term expansion of Health Images' business had prompted management to begin the process of selecting a new general ledger, payroll and human resources software package. These plans have been put on hold pending the Merger to avoid unnecessary duplication of costs.

REIMBURSEMENT

   Because most procedures are paid for by third-party or government payors, the amount and availability of third-party and government reimbursement for imaging services directly impact the use and revenues of Health Images' imaging centers. Private third-party insurance carriers generally pay for medically necessary MRI and other imaging procedures. Health Images' imaging centers accept Medicare patients and, for competitive reasons, enter from time to time into contractual reimbursement arrangements with various third parties, including HMOs, Blue Cross/Blue Shield and other insurers. For 1995, Health Images derived 30% of its net patient service revenue from managed care/HMO, 25% of such revenue from private insurance, 15% from Medicare/Medicaid, 6% from private pay, and 24% from other sources.

   Pricing of diagnostic imaging services varies by region and locality. The imaging centers maintain a competitive billing strategy based upon evaluation of available pricing data with respect to each location. Each imaging center adopts standard pricing procedures which may be modified under certain circumstances. In most cases, however, contracted prices are discounted and the average realizable charge per MRI is substantially less than the list price. Health Images seeks to participate in as many managed care plans as is financially prudent. Health Images evaluates the number of beneficiaries covered in a particular plan and the plan's ability to channel patients in determining what is an acceptable reimbursement per procedure. Health Images will not accept a managed care contract if it regards the reimbursement rates as too low and the channeling capabilities as too limited. Each imaging center maintains sufficient price flexibility to enable it to compete with other diagnostic imaging services provided in the local community.

   Health Images' reimbursements have declined in recent years due to a number of factors, although the rate of decline has diminished recently. The reasons for this decline arise from cost containment efforts at federal and state levels and from efforts of insurers and businesses to control healthcare costs. For example, beginning in January 1992, the Health Care Financing Administration ("HCFA"), at the

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direction  of  Congress,  changed the way it paid for many  healthcare  services reimbursed under Medicare, including MRI services. In addition, Pennsylvania, where five of Health Images' imaging centers are located, adopted legislation that limits reimbursement in workmen's compensation and automobile injury cases. Effective August 31, 1993, such legislation limits reimbursement to 113% of the
Medicare   reimbursement  for  the  medical  service.   Health  Images'  average
reimbursements per scan from Medicare, Medicaid and Blue Cross/Blue Shield (which has a particularly strong presence in Health Images' Pennsylvania market)
have  all  declined  in  recent  years.   Health  Images'  increased  number  of
reimbursement arrangements with managed care providers has also resulted in fewer patients paying list prices for MRI scans because an increasing percentage of patients are covered under managed care agreements which stipulate a discount. Health Images anticipates that this trend of discounting prices under managed care contracts with health maintenance organization ("HMOs"), preferred provider organizations ("PPOs"), independent practice associations ("IPAs"), third-party administrators ("TPAs") and directly with businesses for their own employees will continue. However, Health Images believes that the value realized by its arrangements with managed care providers, both in adding new patients and protecting its current patient base, more than offsets the effect of the lower prices provided for in such arrangements.

COMPETITION

   The diagnostic imaging industry is highly competitive. Health Images and its imaging centers compete with local hospitals, other multi-center imaging companies, local independent imaging diagnostic centers and imaging centers owned by local physician groups. Health Images believes that the principal competitive factors in the diagnostic imaging services market are price, quality of service, ability to establish and maintain relationships with managed care payors and referring physicians, reputation of interpreting physicians, facility location and convenience of scheduling. In addition, certain physicians are reluctant to refer patients to an imaging center that uses equipment that does not have a high-field strength MRI system or does not offer MR angiography capabilities. Health Images believes the upgrade of its facilities to the HI STAR MRI system will encourage these physicians to use Health Images' centers for all of their imaging requirements, thereby increasing volume at these centers. Also, in certain markets, a single-modality imaging center may be at a disadvantage compared to a multi-modality imaging center in marketing to and negotiating with certain managed care payors and physicians who prefer to contract with or refer patients to imaging centers that supply all the imaging services required by patients.

   Health Images' most significant competitors are local hospitals that offer imaging services on an inpatient basis or on an outpatient basis through owned imaging centers or centers operated as joint ventures with hospital participation. Some hospitals use their control over inpatient services to extract exclusive arrangements or advantageous pricing from third party payors for their outpatient services such as diagnostic imaging.

   Most of Health Images' MRI systems are "mid-range" in terms of Tesla ratings, which measure the strength of the magnetic field. Health Images believes that mid-range MRI systems are sufficient for most diagnostic purposes in the imaging industry and are less expensive to acquire and operate than high-field systems. The quality and reliability of MRI scans performed by mid-range systems are comparable with most types of scans produced by high-field systems. In Health Images' experience, managed care payors are indifferent to field strength and do not pay a premium for MRI scans performed by high-field systems. A lower operating break-even point gives imaging centers operating mid-range MRI systems more flexibility on pricing for their services when negotiating with managed care payors and may allow a center to be profitable despite declining reimbursements from most payors. However, some referring physicians, especially those practicing in highly specialized orthopaedic or neurologic areas and those affiliated with research facilities, prefer high-field MRI equipment and will refer patients only to facilities that operate such systems.

   Health Images does not currently operate any so-called "open" MRI systems, although Health Images plans to open an MRI center in Denver, Colorado in 1997 that will feature an open MRI system. The open MRI system will accommodate certain patients who cannot tolerate a closed bore MRI system

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and should complement Health Images' existing operations in the Denver area. The
Denver medical complex where this new center will be located does not currently have any open MRI systems. Health Images does not have any further current plans to add open MRI systems because Health Images believes that open MRI systems are not as cost effective as Health Images' HI STAR MRI system.

   In general, open MRI systems emphasize patient comfort and are generally lower in cost than other MRI systems available from third party manufacturers. Open MRI systems operate at a relatively low-field strength, .2 Tesla, and may produce images with less clarity than mid-field and high-field MRI systems. Open MRI systems have recently been the subject of local advertising campaigns supported by manufacturers of such systems, some of whom have greater financial resources than Health Images. In response to such advertising, certain patients have begun to request open MRI. Health Images believes that its STARVIEW MRI Patient Entertainment System is an effective remedy to concerns about claustrophobia among patients. There can be no assurance, however, that open MRI systems will not be preferred by patients and therefore become the preferred choice in MRI systems among referring physicians. In such a case, Health Images may consider adding open MRI systems purchased from third party vendors.

   Some hospitals and other competitors of Health Images have greater financial resources than Health Images. Other competitors may have existing relationships with the medical community which may be superior to those of Health Images' imaging centers.

    MRI competes with less expensive imaging diagnostic devices and procedures which may provide similar information to the physician. Alternative imaging diagnostic technology includes CT scans, nuclear medicine, radiography/ fluoroscopy, ultrasound, x-ray mammography, and conventional x-ray. The cost of a particular study depends upon the complexity of the procedure, the length of time of equipment utilization and whether the procedure requires introduction of contrast agents into the body. Management believes that MRI's significant benefits generally justify a payor paying the pricing differential between MRI and other modalities.

   As a provider of maintenance services to facilities operating major medical diagnostic equipment, Health Images' Engineering Services Division competes with other companies that have significantly more capital, parts inventory, personnel and office locations with which to provide such services.

GOVERNMENT REGULATION

   The diagnostic imaging industry in the United States is subject to federal and state laws and regulations and in England the overview of the Health and Safety Executive. While Health Images believes that its operations substantially comply with applicable laws and regulations, Health Images has not sought or received interpretive rulings to that effect. Additionally, there can be no assurance that subsequent laws, subsequent changes in present laws or interpretations of laws will not adversely affect Health Images' operations. Certain applicable laws and regulations are generally described below:

FDA REGULATION OF MEDICAL DEVICES

   The manufacture and sale of Health Images' MRI systems and upgrades are subject to regulation by numerous governmental authorities, principally the FDA and corresponding state and foreign agencies. The regulatory process is lengthy, expensive and uncertain. Prior to commercial sale in the U.S., most medical devices, including Health Images' MRI systems and upgrades, must be cleared by the FDA. Securing FDA clearance may require the submission of extensive clinical data and supporting information to the FDA. Current FDA enforcement policy strictly prohibits the marketing of medical devices for uses other than those for which the product has been cleared. Product clearances can be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. Foreign governments also have review processes for new products which present many of the same risks.

   Health Images' new HI STAR MRI system and its predecessor HI Standard MRI system have been cleared by the FDA through the 510(k) premarket notification process. Health Images received 510(k) clearance of the HI STAR MRI system in September 1995. There can be no assurance that Health

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Images will be able to obtain necessary regulatory clearances on a timely basis, if at all, for any new products or modifications of existing products and delays in receipt of or failure to receive such clearances, the loss of previously received clearances, or failure to comply with existing or future regulatory requirements would have a material adverse effect on Health Images' business, financial condition and results of operation.

   Health Images is also required to adhere to FDA regulations setting forth requirements for Good Manufacturing Practices ("GMP") which include testing, control and documentation requirements. Ongoing compliance with GMP, labeling and other applicable regulatory requirements is monitored through periodic inspections by state and federal agencies, including the FDA. Failure to comply with applicable regulations could result in sanctions being imposed on Health Images, including fines, injunctions, civil penalties, failure of the government to grant premarket clearance, delays, suspension or withdrawal of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions.

   Under the Federal Food, Drug and Cosmetic Act, as amended, medical devices are classified into one of three classes (i.e., Class I, II, or III) on the basis of the controls necessary to reasonably ensure their safety and effectiveness. Safety and effectiveness can reasonably be assured for Class I devices through general controls (e.g., labeling, premarket notification and adherence to GMPs) and for Class II devices through the use of general and special controls (e.g., performance standards, postmarket surveillance, patient registries, and FDA guidelines). Generally, Class III devices are those which must receive premarket approval by the FDA to ensure their safety and effectiveness (e.g., life-sustaining, life-supporting and implantable devices, or new devices which have been found not to be substantially equivalent to legally marketed devices).

   Before a new device can be introduced to the market, the manufacturer generally must obtain FDA clearance through either a 510(k) premarket notification or a premarket approval. A 510(k) clearance will be granted if the submitted data establishes that the proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device, or to a Class III medical device for which the FDA has not called for premarket approval. Modifications or enhancements to Health Images' products that are cleared through the 510(k) process that could significantly affect safety or effectiveness will require new submissions. On June 23, 1989, the FDA reclassified the HI Standard MRI system from a Class III to a Class II Medical Device, which reduces the level of FDA regulation applicable to new technological developments. Health Images received clearance of the HI STAR MRI system from the FDA in September 1995 through the 510(k) premarket notification process.

FDA REGULATION OF MAMMOGRAPHY

   Diagnostic imaging centers performing mammography services must meet federal, and in some jurisdictions, state standards for quality as well as certification requirements. Under FDA regulations which became effective on October 1, 1994, all mammography facilities must be accredited, undergo an annual inspection and physics survey, meet qualification standards for interpreting physicians, mammography technologists and medical physicists, meet certification requirements for adequacy, training and experience of personnel, meet quality standards for equipment and practices, and meet various requirements governing recordkeeping of patient files. Although all of Health Images' imaging centers which provide mammography services are currently accredited by the Mammography Accreditation Program of the American College of Radiology, and Health Images anticipates continuing to meet the requirements for accreditation, the withdrawal of such accreditation could result in the revocation of certification, if the FDA so determines. All of Health Images' imaging centers that provide mammography services have received their FDA certifications.

CERTIFICATES OF NEED

   Most states have Certificate of Need ("CON") programs which control and regulate the construction of healthcare facilities and the acquisition by healthcare facilities of major medical equipment. Although such programs vary from state to state, generally a CON is required before constructing a "healthcare facility", and a healthcare facility must obtain a CON before acquiring major medical equipment or establishing new institutional services. A CON is granted on the basis of various criteria relating

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to need, giving consideration to the extent to which such facilities,  equipment or services are available to a specified geographical area and the population of such area. The term "healthcare facility", as defined by many states, does not include facilities that provide service only to outpatients. Accordingly, in those jurisdictions, an outpatient clinic need not obtain a CON.

   Some states, however, require that any person acquiring major medical equipment, such as an MRI system, first obtain a CON regardless of whether or not the MRI system is acquired by or placed in a healthcare facility. In those states, even if an imaging center may be constructed without a CON, the purchase of an MRI system at a cost comparable to that paid by the imaging centers will require a CON.

   Health Images has CONs for its Memphis and Nashville, Tennessee, imaging centers, its Philadelphia, Lancaster and Lebanon, Pennsylvania, imaging centers and its centers in Greenville, Charleston and Hilton Head, South Carolina. Health Images' Knoxville, Tennessee imaging center was grandfathered by the State of Tennessee when it adopted its current CON laws. Health Images is currently applying for a CON for its Effingham, Illinois MRI center in conjunction with a local area hospital.

PROHIBITION AGAINST PRACTICE OF MEDICINE

   The establishment, marketing and operation of the imaging centers are subject to laws prohibiting the practice of medicine by non-physicians and the rebate or division of fees between physicians and non-physicians. Such laws also limit the manner in which patients may be solicited. Management believes that its plan of operations complies with such laws. Under Health Images' plan, the employees of each imaging center provide only technical services relating to the diagnostic scans. Professional medical services, such as the reading of the diagnostic studies and related diagnosis and the providing of pain management medical procedures, are separately provided by licensed physicians. These physicians are independent contractors who retain all control over the medical component of providing imaging and pain management services. There can be no assurance, however, that state authorities or courts will not determine that these relationships constitute the unauthorized practice of medicine by Health Images. Such determinations could have a materially adverse effect upon Health Images and would prohibit the affected imaging centers from continuing their current procedures for conducting business.

FRAUD AND ABUSE

   All medical providers that accept Medicare or Medicaid reimbursements are currently subject to the fraud and abuse provisions of the Social Security Act (the "Act"), which essentially prohibit bribes, kickbacks, and rebates and any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for providing Medicare-covered or Medicaid-covered services, items or equipment. As written, the statute technically prohibits many common arrangements between medical service providers and physicians. A violation of these provisions may result in civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs. The Department of Justice gives healthcare fraud a high priority and has made more personnel available to investigate instances of alleged healthcare fraud in recent years.

   In July 1991, the Office of the Inspector General at the Department of Health and Human Services ("OIG") issued regulations (the "HHS Regulations") which provide specific "safe harbors" for certain practices that would not violate the provisions of the Act. These regulations specify limited circumstances under which a "safe harbor" will be available when physician investors refer Medicare patients to entities in which they maintain a passive investment interest (i.e., either as a shareholder or a limited partnership interest). Under the safe harbor rules, payments constituting a return on investment (e.g., dividends, interest) will not constitute proscribed remuneration under the Act in certain circumstances. Failure to satisfy the conditions of an applicable safe harbor does not necessarily indicate that the arrangement in question violates the Act, but means that the arrangement is not protected from criminal or civil sanctions under the Act.

   Health Images has five imaging centers that are not 100% owned by Health Images. These centers are located in Athens, Georgia, Frederick, Maryland, Lancaster, Pennsylvania, Philadelphia, Pennsylvania, and Anderson, South Carolina. These centers are owned by limited partnerships in which Health

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Images is sole general partner,  except Lancaster and Philadelphia where it is a co-general partner. Health Images has a 93% to 98% limited partnership interest in each of the Partnerships. None of Health Images' affiliated partnerships (the "Partnerships") meet all of the criteria to satisfy any of the safe harbors set forth in the HHS Regulations because one of the safe harbor criteria states that no more than 40% of the investments in an entity (such as one of the Partnerships) can be held by investors who do business with the entity. Doing business with the entity is defined more broadly than simply making or influencing referrals. It also includes furnishing items or services to the partnership. Therefore, although far less than 40% of the ownership interests in each of the Partnerships is held by limited partners who refer or can influence referrals to the center owned by the Partnership, the Partnerships nevertheless fail to meet this criterion because Health Images is the managing general partner of each of the Partnerships. As managing general partner, Health Images provides services to each of the Partnerships for which it receives compensation in the form of its management fee. Health Images' ownership interest as majority limited partner coupled with the services provided as general partner prevents each of the Partnerships from meeting one of the criteria for satisfying the safe harbor. Health Images believes it meets the other criteria for the safe harbor.

   The fact that a given business relationship does not meet the criteria to fall within the safe harbor does not render the conduct illegal. It is currently impossible to predict the risk of prosecution although Health Images believes it to be very slight because of the minor ownership interest of these limited partners and the small percentage of such limited partners' referrals relative to the aggregate referrals to the center. In addition, any examination of the pattern of distributions to the limited partners of the Partnerships would show that all limited partners are treated equally, regardless of referrals, based solely on their respective ownership interests and distributions are made only when merited by the operating income of the Partnerships. Health Images has offered to purchase the interests of the limited partners in each of the Partnerships to effect a termination of the Partnerships and avoid any risk that Health Images or the limited partners will be prosecuted under the Act. Although none of the remaining limited partners wishes to sell, none of such limited partners has more than a nominal interest in the limited partnership. Health Images does not believe that the ownership interest of these limited partners creates the potential for abuse.

   In November 1995, the OIG adopted a second set of safe harbors that would protect certain managed care activities from the reach of the Act. In some instances, the safe harbor would cover price reductions offered by providers to health plans.

   The OIG also periodically issues "Fraud Alerts", which identify specific practices within the healthcare industry that the OIG believes could raise questions under the federal fraud and abuse laws. The following areas have been the subject of Fraud Alerts by the OIG: joint venture arrangements; routine waiver of Medicare Part B copayments and deductibles; hospital incentives to referring physicians; prescription drug marketing practices; arrangements for the provision of clinical laboratory services; arrangements for home health services; and arrangements involving nursing homes. Health Images monitors these Fraud Alerts to determine what action, if any, is necessary to comply with their requirements.

   In addition, many states in which Health Images conducts business (e.g., Texas) also have their own anti-kickback laws which are similar in scope and purpose to the Act. Health Images continuously monitors these laws to determine what action, if any, is necessary to comply with their requirements.

   The Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") enacted restrictions on the practice of physician self-referral; i.e., the practice by which physicians refer to entities with which they have a financial relationship. With respect to diagnostic imaging services, OBRA '93 makes it unlawful for a physician, a physician's immediate family, or an entity in which either has an ownership interest to refer Medicare or Medicaid patients for MRI or CT, to an entity with which any one of them has a "financial relationship". The statute defines "financial relationship" to include not only an ownership or other investment interest but also any economic interest. Any compensation arrangement between a referring physician and an imaging center is therefore covered by OBRA '93. Although OBRA '93 became effective on January 1, 1995, no regulations implementing OBRA '93 provisions have been proposed

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and the form on which providers would report their financial  relationships  has not been issued. With respect to the five imaging centers that are limited partnerships, there may have been a very small number of isolated referrals by
physician  investors  of  Medicare  patients.   Health  Images  has  implemented
procedures to preclude billing of such referrals in the future. Moreover, while Health Images attempts to structure its contracts with referring physicians who also provide services to or receive services from Health Images to comply with OBRA '93, there is no assurance that Health Images is currently in compliance with such statute.

   OBRA '93 also modified several of the exceptions to the self-referral prohibition that were in existence prior to its enactment. With respect to MRI, these exceptions also became effective in January 1995. Health Images does not believe that the provisions of OBRA '93 will impact its business directly, but there may be an indirect effect over time if some competitors of Health Images who rely on physician self-referral and have a high volume of Medicare or Medicaid business cease operations or direct their Medicare and Medicaid patients elsewhere. Health Images has not yet seen any material impact from the statutes.

   On August 21, 1996, the President signed into law the Health Insurance Portability and Accountability Act of 1996 ("HIPPA"). The HIPPA contained a number of provisions relating to healthcare fraud and abuse, including (i) the establishment of a national fraud and abuse control program involving federal and state agencies; (ii) a requirement that the federal Department of Health and Human Services ("DHHS") issue advisory opinions regarding the applicability of certain aspects of the anti-kickback statute to specific or proposed arrangements that would be binding on the Department and the party requesting the opinion; (iii) new authority for the DHHS to exclude from participation in the Medicare and Medicaid programs an officer or managing employee of an entity convicted of criminal offenses related to the delivery of services under the Medicare and Medicaid programs; (iv) the establishment of a new criminal offense of healthcare fraud; (v) clarification of the level of knowledge required for the imposition of civil monetary penalties; and (vi) increases in monetary penalties for violations of fraud and abuse laws. To date, no regulations have been issued implementing these new provisions. Other proposals for curtailing fraud and abuse by healthcare providers have been proposed and may be adopted in the future.

STATE REGULATION

   Many states are implementing their own healthcare reform plans, which may include provisions that could affect the structure of healthcare and the manner in which healthcare services are delivered in a particular state. Health Images' management monitors such legislation to determine what action, if any, is necessary as a result of such provisions.

   Also, certain of the states in which Health Images has imaging centers have enacted provisions concerning physician self-referral. The State of New Jersey has a law that prohibits physicians from referring any patient to a healthcare entity in which they have a financial interest. This law, however, exempted those entities that like Health Images' Stratford, New Jersey imaging center, were in existence on the effective date of the law, August 1, 1991. The State of Illinois has also enacted prohibitions on self-referral of diagnostic imaging. In addition, the States of Florida, Georgia, Maryland, South Carolina and Tennessee have all passed legislation that does, in some form, prohibit physicians from referring patients to entities in which they have a financial interest. Other states have enacted or may be considering similar legislation. Health Images is studying the proposed regulations and monitoring legislative activity with respect to limiting physician investments in MRI centers to determine what action, if any, may be necessary to comply with pending legislation or new interpretations of existing laws applicable to Health Images' business.

HAZARDOUS WASTES

   Health Images is also subject to licensing and regulation under federal and state laws relating to the handling and disposal of center hazardous waste and radioactive materials as well as to the safety and health of center employees. The sanctions for failure to comply with these regulations may be denial of

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the right to conduct business,  significant fines and criminal penalties, any of which, if imposed, could have a material adverse effect on Health Images. Health Images believes that it is in substantial compliance with all applicable laws and regulations relating to these materials.

QUALITY ASSURANCE

   Health Images has a quality assurance program under which it monitors performance at both the corporate and the imaging center level to ensure that Health Images' high quality standards are maintained. At the corporate level, Health Images' Operations Department requests and reviews files from each center on a monthly basis to ensure that each center maintains the standards set by Health Images, including image quality, quality of interpretation, and quality of service to patients and referring physicians. This review also allows an objective party to monitor images over an extended period to detect any gradual deterioration of image quality. At the imaging center level, each imaging center manger randomly selects and surveys three patients and two referring physicians per week, to ensure that standards of services set by Health Images, including service to the referring physicians as well as patients, are maintained.

   Although the Joint Commission of Accreditation of Healthcare Organization ("JCAHO") is best known for hospital accreditation, JCAHO also accredits diagnostic imaging centers. Managed care payors frequently request JCAHO accreditation. Although JCAHO accreditation has not yet become a general requirement for managed care payors reviewing diagnostic imaging centers, Health Images believes this is likely to occur in the future, especially in metropolitan areas. Health Images has hired a specialist in JCAHO accreditation and plans to begin applying for JCAHO accreditation for certain of its centers within one year. The first such center, Health Images of Jacksonville, has passed its JCAHO inspection and received its JCAHO accreditation in November 1996. Health Images chose a multi-modality center as its first JCAHO site in order to develop JCAHO standards for all sites as expeditiously as possible. Health Images has reviewed JCAHO guidelines and believes that its policies and procedures often exceed the JCAHO accreditation standards. Some of Health Images' centers acquired in the MedAlliance Centers Acquisition have already been reviewed by JCAHO as providers of services for hospitals as part of such hospitals' accreditation process. Several of the centers acquired from MedAlliance were also preparing to apply for JCAHO accreditation at the time of the acquisition.

INSURANCE

   Health  Images  carries   workers'   compensation   insurance  and  maintains
comprehensive and general liability and fire insurance in amounts deemed adequate by management with respect to each imaging center. Health Images is self-insured with respect to its health and dental insurance risk. Health Images provides MRI technical services and has professional liability insurance. Health Images is not engaged in the practice of medicine, and requires that physicians reading the diagnostic scans maintain medical malpractice insurance. In addition, Health Images maintains liability insurance coverage. There can be no assurance that claims will not exceed the amounts of insurance coverage, that the cost for such coverage will not increase to such an extent that Health Images will be forced to self-insure a substantial portion of this risk, or that such coverage will not be reduced or become unavailable. Health Images does not maintain product liability insurance coverage with respect to MRI systems and upgrades it manufactures. Health Images carries officers' and directors' liability insurance.

EMPLOYEES

   At September 30, 1996, Health Images had 1,056 employees (865 full-time and 191 part-time). An MRI imaging center typically has a full-time staff of approximately ten employees, generally consisting of three MRI technicians, one marketing representative, two billing clerks, one transcriptionist, two receptionists and one office manager. A multi-modality imaging center requires more personnel and typically has a staff of 30 employees. Health Images attracts and maintains qualified personnel by paying competitive salaries and offering opportunities for rapid advancement.

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

LEGAL PROCEEDINGS

   Health Images acquired the 51.5% interest in National Diagnostic Systems, Inc. ("NDS") it did not already own from shareholders of NDS in an August 4, 1994, acquisition. On February 21, 1995, Health Images filed a lawsuit in the Superior Court of the State of California, San Mateo County, against each of the selling shareholders of NDS. Health Images' complaint is for rescission and restitution, breach of contract, intentional misrepresentation, negligent misrepresentation, suppression of fact, and indemnification. Health Images' complaint was instituted after the selling shareholders failed to respond adequately to a February 13, 1995 demand letter for rescission of the transaction. On February 17, 1995, one of the selling shareholders, James J. Fitzsimmons, the former President and Chief Executive Officer of Interactive Diagnostic Services, Inc. ("IDSI") (the successor entity to NDS), filed a complaint against Health Images and IDSI in the Superior Court of the State of California, San Mateo County. Mr. Fitzsimmons' complaint alleges breach of his employment agreement with IDSI and Health Images and a breach of implied covenant of good faith and fair dealing and seeks declaratory relief. Mr. Fitzsimmons' employment with IDSI terminated as of January 20, 1995. On March 21, 1995, Mr. Fitzsimmons amended his complaint to substitute attorneys, add the remaining selling shareholders as plaintiffs, and change the causes of action. The amended complaint sets forth causes of action, including a breach of fiduciary duty by Health Images, fraud by Health Images, and a breach of implied covenant of good faith and fair dealing by Health Images and IDSI, in addition to the previous causes of action asserted by Mr. Fitzsimmons. In August 1995, the California Superior Court judge ruled that Health Images' complaint and the selling shareholders' complaint be consolidated into a single binding arbitration proceeding to be heard by an arbitrator appointed through the American Arbitration Association ("AAA"). The AAA selected an arbitrator in February 1996. The arbitrator held hearings in September and November 1996 and has scheduled the final hearings in the arbitration for January 27-February 5, 1997. Health Images intends to defend itself vigorously against this lawsuit by the selling shareholders, and will continue to pursue its claims against the selling shareholders. Management believes that its claims against the selling shareholders are meritorious. Management regards the claims asserted in the amended complaint as without merit. It is nevertheless impossible to predict the outcome of the arbitration. In the event the arbitration were to be decided in a manner adverse to Health Images, such determination could have an adverse effect on Health Images' financial results for a particular period. Health Images does not anticipate any ruling until the second quarter of 1997 after closing arguments and the submission of final briefs.

   On April 12, 1995, Paul W. Harris, who was involved in the acquisition of NDS and served as an Executive Vice President of IDSI, sued Health Images alleging breach of his employment agreement because he received no severance pay following his December 9, 1994, termination. Health Images has agreed to settle this lawsuit under confidential terms that are not material to Health Images' operations. The parties are in the process of finalizing the language of the settlement agreement.











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
                   PRINCIPAL STOCKHOLDERS OF HEALTH IMAGES


   The following table sets forth certain information regarding the beneficial ownership of the shares of Health Images Common Stock as of December 31, 1996, by (i) each person known by Health Images to be the beneficial owner of more than 5% of such outstanding shares and (ii) all directors and executive officers of Health Images as a group. Under the rules and regulations of the SEC, one is a "beneficial owner" of securities if one has or shares the power to vote them or direct their investment. No directors or executive officers of Health Images other than Mr. Carl beneficially own 1% or more of the outstanding shares of Health Images Common Stock.


                                              NUMBER OF SHARES   PERCENTAGE OF
                                                BENEFICIALLY      OUTSTANDING
   NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED(1)          SHARES
--------------------------------------------  ----------------  ---------------
Robert D. Carl, III.........................    1,002,838 (2)         8.1%
 5905 Windward Pkwy
 Alpharetta, Georgia 30202

Lindner Fund, Inc...........................    1,071,200             8.6%
 7711 Carondelet Avenue
 Box 16900
 St. Louis, Missouri 63105

All Executive Officers and Directors of
 Health Images as a Group (12 persons) .....    1,494,660 (3)        12.1%

-----------

(1) Unless otherwise specified in the footnotes, the shareholder has sole voting and dispositive power.

(2) Includes 525,900 shares of Common Stock owned individually by Mr. Carl. Includes options for 223,542 shares of Common Stock which are or will become exercisable by Mr. Carl within the 60 day period following December 31, 1996 and a currently exercisable warrant to purchase 250,000 shares of Common Stock. Includes 1,621 shares held in Health Images's 401(k) Plan. Includes 1,775 shares of Common Stock owned by Mr. Carl's mother for which shares Mr. Carl disclaims any beneficial ownership. Excludes 4,600 shares of Common Stock owned by Mr. Carl's spouse.

(3) Includes options for 609,376 shares of Common Stock and a warrant for 250,000 shares of Common Stock which are or will become exercisable by the executive officers and directors within the 60 day period following December 31, 1996.

                 DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH

COMMON STOCK

   HEALTHSOUTH is authorized by the HEALTHSOUTH Restated Certificate of Incorporation (the "HEALTHSOUTH Certificate") to issue up to 251,500,000 shares of capital stock, of which 250,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share. As of January , 1997, there were shares of HEALTHSOUTH Common Stock outstanding (including shares reserved for issuance in connection with HEALTHSOUTH's 1995 and 1996 mergers which had not yet been claimed by holders of the stock of the acquired companies). In addition, there were outstanding options under HEALTHSOUTH's stock option plans to purchase an additional shares of HEALTHSOUTH Common Stock. An additional shares of HEALTHSOUTH Common Stock were reserved for future option grants under such plans. Additionally, shares are currently reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures due 2001 (the "Debentures"), and 76,639 shares are reserved for issuance upon the exercise of outstanding warrants.

   Holders of HEALTHSOUTH Common Stock are entitled to participate equally in dividends when and as declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation or distribution of assets of HEALTHSOUTH, are entitled to share ratably in such assets remaining after payment of liabilities. Stockholders are entitled to one vote per share. Holders of HEALTHSOUTH Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to such stock. The outstanding shares of HEALTHSOUTH Common Stock are fully paid and nonassessable.

FAIR PRICE PROVISION

   The HEALTHSOUTH Certificate contains certain provisions requiring supermajority stockholder approval to effect specified extraordinary corporate transactions unless certain conditions are met. The HEALTHSOUTH Certificate requires the affirmative vote of 66 2/3 % of all shares of HEALTHSOUTH entitled to vote in the election of Directors to approve a "business combination" with any "other entity" that is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of HEALTHSOUTH entitled to vote in the election of Directors. For purposes of this restriction, a "business combination" includes: (a) the sale, exchange, lease, transfer or other disposition by HEALTHSOUTH of all, or substantially all, of its assets or business; (b) any merger or consolidation of HEALTHSOUTH; and (c) certain sales of HEALTHSOUTH's Common Stock in exchange for cash, assets, securities or any combination thereof. An "other entity" is defined to include, generally, any corporation, person or entity, and any affiliate or associate of such corporation, person or entity.

   The foregoing supermajority vote shall not be required where, in the business combination, (i) HEALTHSOUTH's stockholders receive consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holdings of HEALTHSOUTH's Common Stock (subject to certain adjustments upward) and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied.

   The provisions of the HEALTHSOUTH Certificate described in the preceding paragraphs, and its Bylaws, may be amended or repealed only by the affirmative vote of 66 2/3 % of the shares entitled to vote thereon.

   The effect of the foregoing provisions is to make it more difficult for a person, entity or group to effect a change in control of HEALTHSOUTH through the acquisition of a large block of HEALTHSOUTH's voting stock, or to effect a merger or other acquisition that is not approved by a majority of HEALTHSOUTH's Directors serving in office prior to the acquisition by the other entity of 5% or more of HEALTHSOUTH's stock. In addition, holders of the Debentures have the right to require HEALTHSOUTH to redeem the Debentures at 100% of the principal amount thereof, plus accrued interest, upon the occurrence of certain events involving a sale or merger of HEALTHSOUTH,

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
unless holders of HEALTHSOUTH's Common Stock shall receive an amount per share at least equal to the conversion price of the Debentures in effect on the date such sale or merger is consummated. Such holders' redemption option may impede certain forms of takeovers if the potential acquiror is unable to finance the redemption of the Debentures.

SECTION 203 OF THE DGCL

   HEALTHSOUTH is subject to the provisions of Section 203 of the DGCL. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares held by directors, officers and certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3 % of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined to include any person, and the affiliates and associates of such person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies or others interested in acquiring HEALTHSOUTH to negotiate in advance with the HEALTHSOUTH Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the acquiror becoming an interested stockholder.

PREFERRED STOCK

   The HEALTHSOUTH Certificate authorizes the issuance of up to 1,500,000 shares of Preferred Stock, par value $.10 per share (the "HEALTHSOUTH Preferred Stock"). The Board of Directors has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders. Issuance of shares of HEALTHSOUTH Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of HEALTHSOUTH. Any such issuance could also adversely affect the voting power of the holders of the HEALTHSOUTH Common Stock. The Board of Directors of HEALTHSOUTH has no current intention of issuing any shares of HEALTHSOUTH Preferred Stock.

TRANSFER AGENT

   The transfer agent and registrar for the HEALTHSOUTH Common Stock is ChaseMellon Shareholder Services, New York, New York.

                    COMPARISON OF RIGHTS OF HEALTH IMAGES
                         AND HEALTHSOUTH STOCKHOLDERS

   Both Health Images and HEALTHSOUTH are incorporated in Delaware. Holders of the Health Images Shares will continue to have their rights and obligations as stockholders of HEALTHSOUTH after the Merger governed by Delaware law. Set forth below is a summary comparison of the rights of a HEALTHSOUTH stockholder under the HEALTHSOUTH Certificate and HEALTHSOUTH's Bylaws (the "HEALTHSOUTH Bylaws"), on the one hand, and the rights of a Health Images stockholder under the Health Images Certificate of Incorporation, as amended (the "Health Images
Certificate"), and Health Images' Bylaws, as amended (the "Health Images Bylaws"), on the other hand. The information set forth below is qualified in its entirety by reference to the HEALTHSOUTH Certificate, the HEALTHSOUTH Bylaws, the Health Images Certificate and the Health Images Bylaws.

CLASSES AND SERIES OF CAPITAL STOCK

   Health Images. Pursuant to the Health Images Certificate, Health Images is authorized to issue up to 42,000,000 shares of capital stock, of which 40,000,000 shares are designated Common Stock, par value $.01 per share, and 2,000,000 shares are designated Preferred Stock, par value $.01 per share. As of December 31, 1996, 11,532,269 shares of Health Images Common Stock were issued and outstanding. In addition, 250,000 shares of Health Images Common Stock were subject to an exercisable warrant and 1,193,653 shares were subject to options which were exercisable or will become exercisable upon the Effective Time. The Board of Directors of Health Images has the authority to issue the Health Images Preferred Stock in one or more series, and to fix the designation, powers, preferences, rights, qualifications, limitations or restrictions of each such series, without any further vote or action by its stockholders. As of December 31, 1996, there were no shares of Health Images Preferred Stock issued and outstanding. The Board of Directors of Health Images has no present intention of issuing shares of Health Images Preferred Stock.

   HEALTHSOUTH. HEALTHSOUTH is authorized by the HEALTHSOUTH Certificate to issue up to 251,500,000 shares of capital stock, of which 250,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share. See "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH". The Board of Directors of HEALTHSOUTH has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of January , 1996, there were no shares of HEALTHSOUTH Preferred Stock issued and outstanding, and the Board of Directors of HEALTHSOUTH has no present intention of issuing shares of HEALTHSOUTH Preferred Stock.

SIZE AND ELECTION OF THE BOARD OF DIRECTORS

   Health Images. The Health Images Bylaws provide that the Health Images Board of Directors shall consist of at least three and not more than seven directors and that the size of the Health Images Board of Directors may be fixed, within such limits, by the Directors then in office. Directors of Health Images are elected by a plurality of votes cast at the Annual Meeting of Stockholders. The Health Images Certificate and the Health Images Bylaws do not provide for cumulative voting. Vacancies in the Health Images Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office or by the sole remaining director.

   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that the HEALTHSOUTH Board of Directors shall consist of at least one director and that the size of the HEALTHSOUTH Board of Directors may be fixed by the directors then in office. Directors of HEALTHSOUTH are elected by a plurality of votes cast at the annual meeting of stockholders. The HEALTHSOUTH Certificate and the HEALTHSOUTH Bylaws do not provide for cumulative voting. Vacancies in HEALTHSOUTH's Board of Directors and newly created directorships resulting from any increase in the authorized number of directors are filled by a majority of directors then in office.

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
REMOVAL OF DIRECTORS

   Health Images. The Health Images Bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote at an election of directors.

   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a director may be removed with or without cause by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon.

OTHER VOTING RIGHTS

   Health Images. The Health Images Common Stock is not divided into classes, and Health Images has no classes or series of capital stock issued or outstanding other than the Health Images Common Stock. Each Health Images stockholder holding shares of Health Images Common Stock entitled to be voted on any matter shall have one vote on each such matter submitted to vote at a meeting of stockholders for each such share of Health Images Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the Health Images Certificate or the Health Images Bylaws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of Health Images stockholders.

   HEALTHSOUTH. The HEALTHSOUTH Common Stock is not divided into classes, and HEALTHSOUTH has no classes or series of capital stock issued or outstanding other than the HEALTHSOUTH Common Stock. Each HEALTHSOUTH stockholder holding shares of HEALTHSOUTH Common Stock entitled to be voted on any matter, including the election of directors, shall have one vote on each such matter submitted to vote at a meeting of stockholders for each such share of HEALTHSOUTH Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the HEALTHSOUTH Certificate or the HEALTHSOUTH Bylaws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of HEALTHSOUTH stockholders.

CONVERSION AND DISSOLUTION

   Health Images. The Health Images Common Stock has no conversion features. The Health Images Certificate authorizes 2,000,000 shares of Preferred Stock, par value $.01 per share, 200,000 shares of which have been designated as Series B Participating Preferred Stock, par value $1.00 per share. The Health Images Certificate provides that shares of Health Images Preferred Stock may have such voting powers, preferences and other special rights (including, without limitation, the right to convert the shares of such Health Images Preferred Stock into shares of Health Images Common Stock) as shall be stated in the Health Images Certificate or resolutions providing for the issuance of Health Images Preferred Stock. If the Board of Directors were to designate such a series of Health Images Preferred Stock, such Health Images Preferred Stock could be entitled to preferential payments in the event of a liquidation, dissolution or winding up of Health Images.

   HEALTHSOUTH. The HEALTHSOUTH Common Stock has no conversion features. The HEALTHSOUTH Certificate authorizes 1,500,000 shares of Preferred Stock, par value $.10 per share, and provides that such shares of HEALTHSOUTH Preferred
Stock  may have  such  voting  powers,  preferences  and  other  special  rights
(including, without limitation, the right to convert the shares of such HEALTHSOUTH Preferred Stock into shares of HEALTHSOUTH Common Stock) as shall be stated in the HEALTHSOUTH Certificate or resolutions providing for the issuance of HEALTHSOUTH Preferred Stock. If the Board of Directors were to designate such a series of HEALTHSOUTH Preferred Stock, such HEALTHSOUTH Preferred Stock could be entitled to preferential payments in the event of dissolution of HEALTHSOUTH.

BUSINESS COMBINATIONS

   Health Images. Neither the Health Images Certificate nor the Health Images Bylaws contains any provisions similar to the provisions of the HEALTHSOUTH Certificate described below or otherwise restricting business combinations.


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
   HEALTHSOUTH. The HEALTHSOUTH Certificate provides that the vote of the holders of 66-2/3% of all shares of HEALTHSOUTH entitled to vote in the election of directors is required for the approval and adoption of a business combination (as defined in the HEALTHSOUTH Certificate) with any entity (as defined in the HEALTHSOUTH Certificate) if, on the record date for the determination of stockholders entitled to vote thereon, the other entity is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of
HEALTHSOUTH entitled to vote in the election of directors. The voting requirements of the "fair price" provision are not applicable to a business combination involving a holder of 20% or more of HEALTHSOUTH's voting stock in the business combination, if: (i) HEALTHSOUTH's stockholders receive consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holdings of the HEALTHSOUTH Common Stock (subject to certain upward adjustments); and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied. See "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH -- Fair Price Provision".

AMENDMENT OR REPEAL OF THE CERTIFICATE OF INCORPORATION

   Under Delaware law, unless its certificate of incorporation or by-laws otherwise provide, amendments of a corporation's certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the approval of a majority of the outstanding stock of such class or series.


   Health Images. The Health Images Certificate contains no provisions requiring approval of amendments to the Health Images Certificate other than as generally required under Delaware law, as described above. The Health Images Certificate also provides that the Health Images Board of Directors may make, alter or repeal the Health Images Bylaws.

   HEALTHSOUTH. The HEALTHSOUTH Certificate requires approval by holders of at least 662/3% of the outstanding shares entitled to vote thereon to repeal or amend Article SIXTH of the HEALTHSOUTH Certificate (regarding the calling of special meetings by the stockholders), Article SEVENTH of the HEALTHSOUTH Certificate (regarding the "fair price" provision) and Article EIGHTH of the HEALTHSOUTH Certificate (regarding the amendment of the HEALTHSOUTH Certificate). The HEALTHSOUTH Certificate also provides that a majority of the HEALTHSOUTH Board of Directors may make, alter or repeal the HEALTHSOUTH Bylaws.

SPECIAL MEETING OF STOCKHOLDERS


   Health Images. The Health Images Bylaws provide that special meetings of stockholders may be called at any time, upon not less than 10 days' written notice, by the Chairman of the Board, or the Board of Directors or any one or more stockholder(s) holding not less than 10% of the shares entitled to vote at such meeting.

   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a special meeting of the HEALTHSOUTH stockholders may be called by a majority of the Board of Directors or by the holders of at least 20% of the outstanding shares of capital stock of HEALTHSOUTH entitled to vote in the election of directors.

LIABILITY OF DIRECTORS

   The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, subject to certain limitations. Each of the HEALTHSOUTH Certificate and the Health Images Certificate includes such a provision, as set forth below, to the maximum effect permitted by law.

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
   Each of the HEALTHSOUTH Certificate and the Health Images Certificate provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

   While these provisions provide directors with protection from awards of monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

   The HEALTHSOUTH Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of HEALTHSOUTH, or is or was serving at the request of HEALTHSOUTH as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by HEALTHSOUTH to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits HEALTHSOUTH to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect. The Health Images Bylaws also provide for indemnification to the full extent permitted by the DGCL for officers and directors.

   The Plan provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of Health Images as provided in the Health Images Certificate or the Health Images Bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling HEALTHSOUTH pursuant to the foregoing provisions, HEALTHSOUTH has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

STOCKHOLDER RIGHTS PLAN

   Health Images. The Board of Directors of Health Images adopted a Stockholder Rights Plan on May 10, 1989 (the "Stockholder Rights Plan"). Pursuant to the Stockholder Rights Plan, Health Images distributed to its stockholders of record at the close of business on May 22, 1989 certain share purchase rights ("Rights") governed by a Rights Agreement dated May 20, 1989 between Health Images and The Provident Bank acting as Rights Agent.

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

   The Rights presently are not exercisable and do not trade separately from the Health Images Common Stock. If another party becomes the beneficial owner of securities having 20% or more of the voting power of all the then outstanding voting securities of Health Images or announces a tender offer for securities having 20% or more of the voting power of the then outstanding voting securities of Health Images, however, then the Rights detach and are initially exercisable to purchase one one-hundredth of a share of Series B Participating Preferred Stock, $1.00 stated value per share ("Series B Preferred Stock"), of Health Images, at a price of $56.00 per Right, subject to certain adjustments.

   In the event that a person becomes the beneficial owner of securities having 20% or more of the voting power of all of the then outstanding voting securities of Health Images (unless pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of Health Images to be both adequate and otherwise in the best interests of Health Images and its stockholders (a "Permitted Offer"))(such person being called an "Acquiring Person"), each holder of a Right (other than the Acquiring Person) will for a 60-day period thereafter have the right to receive, upon exercise, that number of shares of Health Images Common Stock having a market value of two times the exercise price of the Right, to the extent available, and then (after all authorized and unreserved shares of Health Images Common Stock have been issued) a common stock equivalent (such as Preferred Stock or another equity security with at least the same economic value as the Health Images Common Stock) having a market value of two times the exercise price of the Right, with Health Images Common Stock to the extent available being issued first (such right being called the "Subscription Right"). After a person or entity has become an Acquiring Person, if Health Images is involved in a merger or other business combination transaction in which the Health Images Common Stock is exchanged or changed, or 50% or more of Health Images' assets or earning power is sold (in one transaction or a series of transactions), each holder of a Right (other than the Acquiring Person) will have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right (such right being called the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right.

   The Board of Directors of Health Images may, at its option, at any time after a person becomes an Acquiring Person, exchange all or part of the outstanding Rights (except those owned by the Acquiring Person) for shares of the Health
Images Common Stock at an exchange ratio of one share of Health Images Common Stock per Right. However, the Board is not empowered to effect any such exchange after a person acquires 50% or more of the Health Images Common Stock outstanding. Under certain circumstances, Health Images may redeem the Rights at a price of $.01 per Right.

   The Series B Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of Preferred Stock Health Images may issue (unless otherwise provided in the terms of such other series of Preferred Stock). Each share of Series B Preferred Stock will have a preferential quarterly dividend and preference in liquidation. Each one one-hundredth of a share of Series B Preferred Stock will, for a period of 90 days after issuance, be convertible into one share of Common Stock of Health Images. Each share of Series B Preferred Stock will generally have 100 votes, voting together with the shares of Health Images Common Stock.

   The Rights will cause substantial dilution to an Acquiring Person unless the Rights are redeemed. However, the Rights should not interfere with any merger or other business combination pursuant to a Permitted Offer. The Rights expire on May 21, 1999 unless extended or earlier redeemed by Health Images.

   The Stockholder Rights Plan could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of Health Images, and could adversely affect the price of the Health Images Common Stock. The Stockholder Rights Plan may also have the effect of discouraging or preventing transactions involving an actual or threatened change of control of Health Images (including unsolicited takeover attempts), even though such a transaction may offer Health Images' stockholders the opportunity to sell their stock at a price above the prevailing market price.

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
   The Plan and the Merger constitute a "Permitted Offer" under the Stockholder Rights Plan. Health Images will redeem all outstanding Rights at a redemption price of $.01 per Right immediately prior to the Effective Time.

   HEALTHSOUTH. HEALTHSOUTH has no plans or arrangements similar to the Stockholder Rights Plan of Health Images.


                          OPERATIONS AND MANAGEMENT
                       OF HEALTHSOUTH AFTER THE MERGER

OPERATIONS

   After the consummation of the Merger, Health Images will be a wholly-owned subsidiary of HEALTHSOUTH, and all of Health Images' subsidiaries will be indirect wholly-owned subsidiaries of HEALTHSOUTH. HEALTHSOUTH will continue to engage in the business of providing rehabilitative healthcare services as prior to the Merger, working with the management of Health Images to operate and continue to expand Health Images' business. No material disposition or restructuring of either of HEALTHSOUTH or Health Images or any material part thereof is contemplated as a result of the Merger. See the information set forth herein and in the documents incorporated herein by reference as set forth under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE", "BUSINESS OF HEALTHSOUTH" and "BUSINESS OF HEALTH IMAGES".

MANAGEMENT

   After the consummation of the Merger, HEALTHSOUTH will be managed by the same Board of Directors and executive officers as existed prior to the Merger.

                                   EXPERTS

   The   consolidated   financial   statements   and  schedule  of   HEALTHSOUTH
Corporation, the consolidated financial statements of Surgical Health Corporation, the consolidated financial statements of Rehab Systems Company, the consolidated financial statements of ReLife, Inc., the consolidated financial statements of Sutter Surgery Centers, Inc., the consolidated financial statements of Advantage Health Corporation, and the consolidated financial statements of Harmarville Rehabilitation Center, Inc., incorporated by reference in this Prospectus-Proxy Statement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also incorporated by reference. Such consolidated financial statements have been incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements and schedules of Health Images incorporated by reference in this Prospectus-Proxy Statement and the Registration Statement have been audited by Joseph Decosimo and Company, LLP, Atlanta, Georgia, independent auditors, as indicated in their reports with respect thereto, and are so included and incorporated by reference in reliance upon and authority of said firm as experts in accounting and auditing.

   The financial statements of MedAlliance Imaging Centers (a division of MedAlliance, Inc.) included in Health Images' Amendment No. 1 on Form 8-K/A dated June 30, 1995 to Current Report on Form 8-K, incorporated by reference herein, have been audited by Deloitte & Touche LLP, independent auditors, and are so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                LEGAL MATTERS

   The validity of the shares of HEALTHSOUTH Common Stock to be issued to the stockholders of Health Images pursuant to the Merger will be passed upon by Haskell Slaughter & Young, L.L.C.

                            ADDITIONAL INFORMATION

OTHER BUSINESS

   The Board of Directors of Health Images does not know of any matter to be brought before its Special Meeting other than as described in the Notice of Special Meeting accompanying this Prospectus-Proxy Statement mailed to the stockholders of Health Images. If any other matter comes before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matter.

STOCKHOLDER PROPOSALS

   If the Plan is not approved by the Health Images stockholders at the Special Meeting or any adjournments or postponements thereof, Health Images intends to hold its next Annual Meeting of Stockholders on , 1997. Stockholders' proposals intended to be presented at the 1997 Annual Meeting must be received by Health Images no later than , 1997, for inclusion in Health Images' proxy statement and form of proxy relating to that meeting.


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

                                                                       ANNEX A

                         PLAN AND AGREEMENT OF MERGER


   PLAN AND AGREEMENT OF MERGER (the "Plan of Merger"), made and entered into as of the 2nd day of December, 1996, by and among HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), HAMMER ACQUISITION CORPORATION, a Delaware corporation (the "Subsidiary"), and HEALTH IMAGES, INC., a Delaware corporation ("Health Images") (the Subsidiary and Health Images being sometimes collectively referred to herein as the "Constituent Corporations").


                             W I T N E S S E T H:

   WHEREAS, the respective Boards of Directors of HEALTHSOUTH, the Subsidiary and Health Images have approved the merger of the Subsidiary with and into Health Images (the "Merger"), upon the terms and conditions set forth in this Plan of Merger, whereby all shares of Common Stock, par value $.01 per share, of Health Images (the "Health Images Common Stock"), not owned directly or indirectly by Health Images, will be converted into the right to receive the Merger Consideration (as hereinafter defined);

   WHEREAS, each of HEALTHSOUTH, the Subsidiary and Health Images desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

   WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended; and

   WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests".

   NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

SECTION 1. THE MERGER.

   1.1 The Merger. Upon the terms and conditions set forth in this Plan of Merger, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Subsidiary shall be merged with and into Health Images at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Subsidiary shall cease and Health Images shall continue as the surviving corporation (the "Surviving Corporation") under the name "Health Images, Inc." and shall succeed to and assume all the rights and obligations of the Subsidiary and Health Images in accordance with the DGCL.

   1.2 The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Central Time on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 9.1 (other than
Section 9.1(a)), at the offices of Haskell Slaughter & Young, L.L.C., Birmingham, Alabama, unless another date or place is agreed to in writing by the parties hereto.

   1.3 Effective Time. Subject to the provisions of this Plan of Merger, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the Subsidiary and Health Images shall agree should be specified in the Certificate of Merger (the "Effective Time").

   1.4 Effect of the  Merger.  The Merger  shall have the  effects  set forth in
Section 259 of the DGCL.

SECTION 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.

   2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Health Images Common Stock or any shares of capital stock of the Subsidiary:

   (a) Subsidiary Common Stock. Each share of capital stock of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

   (b) Cancellation of Treasury Stock. Each share of Health Images Common Stock that is owned by Health Images or by any subsidiary of Health Images shall automatically be canceled and retired and shall cease to exist, and none of the Common Stock, par value $.01 per share, of HEALTHSOUTH ("HEALTHSOUTH Common Stock"), cash or other consideration shall be delivered in exchange therefor.

   (c) Conversion of Health Images Shares. Subject to Section 2.2(e), each issued and outstanding share of Health Images Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) (collectively, the "Exchanging Health Images Shares") shall be converted into the right to receive .446 (the "Exchange Ratio") of a share of HEALTHSOUTH Common Stock, as may be adjusted as provided in Section 2.1(e) below (the "Merger Consideration"). As of the Effective Time, all such Exchanging Health Images Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Exchanging Health Images Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of HEALTHSOUTH Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

   (d) Stock Options and Warrants. At the Effective Time, all rights with respect to Health Images Common Stock pursuant to any Health Images stock options or stock purchase warrants which are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to HEALTHSOUTH Common Stock, and HEALTHSOUTH shall assume each Health Images stock option and stock purchase warrant, in accordance with the terms of any stock option plan under which it was issued and any stock option agreement or warrant agreement by which it is evidenced. It is intended that, unless otherwise agreed between HEALTHSOUTH and a particular optionee, the foregoing provisions shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code, as to any stock option which is an "incentive stock option". Each Health Images stock option or stock purchase warrant so assumed shall be exercisable for that number of shares of HEALTHSOUTH Common Stock equal to the number of Health Images shares subject thereto multiplied by the Exchange Ratio, and shall have an exercise price per share equal to the Health Images exercise price divided by the Exchange Ratio.

   (e) Anti-Dilution Provisions. If after the date hereof and prior to the Effective Time HEALTHSOUTH shall have declared a stock split (including a reverse split) of HEALTHSOUTH Common Stock or a dividend payable in HEALTHSOUTH Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of HEALTHSOUTH Common Stock with respect to their HEALTHSOUTH Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization, reclassification, merger, consolidation, reorganization or similar transaction) then (i) the Exchange Ratio shall be appropriately adjusted to reflect such stock split or dividend or other distribution of securities and (ii) if such stock split, dividend or distribution has a record date prior to the Effective Time, then the number of shares of HEALTHSOUTH Common Stock to be issued upon conversion of a share of Health Images Common Stock pursuant to Section 2.1(c) shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

   2.2 Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, HEALTHSOUTH shall enter into an agreement with such bank or trust company as may be designated by HEALTHSOUTH (the "Exchange Agent") which shall provide that HEALTHSOUTH shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Exchanging Health Images Shares, for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the shares of HEALTHSOUTH Common Stock (such shares of HEALTHSOUTH Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Health Images Common Stock.

   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, but in any event within five business day following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Health Images Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as HEALTHSOUTH may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of HEALTHSOUTH Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HEALTHSOUTH, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HEALTHSOUTH Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Health Images Common Stock which is not registered in the transfer records of Health Images, a certificate representing the proper number of shares of HEALTHSOUTH Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of HEALTHSOUTH Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of HEALTHSOUTH that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of HEALTHSOUTH Common Stock and cash in lieu of any fractional shares of HEALTHSOUTH Common Stock as contemplated by this
Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of HEALTHSOUTH Common Stock. To the extent permitted by law, former stockholders of record of Health Images shall be entitled to vote after the Effective Time at any meeting of HEALTHSOUTH stockholders the number of whole shares of HEALTHSOUTH Common Stock into which their respective shares of Health Images Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing HEALTHSOUTH Common Stock in accordance with this Section 2.2.

   (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to HEALTHSOUTH Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HEALTHSOUTH Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of HEALTHSOUTH Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of HEALTHSOUTH Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HEALTHSOUTH Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of HEALTHSOUTH Common Stock.

   (d) No Further Ownership Rights in Exchanging Health Images Shares. All shares of HEALTHSOUTH Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Exchanging Health Images Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2, except as otherwise provided by law.

   (e) No Fractional Shares. No certificates or scrip representing fractional shares of HEALTHSOUTH Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HEALTHSOUTH. Notwithstanding any other provision of this Plan of Merger, each holder of Exchanging Health Images Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HEALTHSOUTH Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of HEALTHSOUTH Common Stock multiplied by the closing price per share of HEALTHSOUTH Common Stock on the date on which the Effective Time occurs, as reported on the New York Stock Exchange Composite Transactions Tape.

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to HEALTHSOUTH, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 2 shall thereafter look only to HEALTHSOUTH for payment of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock and any dividends or distributions with respect to HEALTHSOUTH Common Stock.

   (g) No Liability. None of HEALTHSOUTH, the Subsidiary, Health Images or the Exchange Agent shall be liable to any person in respect of any shares of HEALTHSOUTH Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any shares of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock or any dividends or distributions with respect to HEALTHSOUTH Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

   (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by HEALTHSOUTH, on a daily basis. Any interest and other income resulting from such investments shall be paid to HEALTHSOUTH.

   2.3 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of Health Images shall be amended and restated, effective at the Effective Time, in a manner satisfactory to HEALTHSOUTH. The Certificate of Incorporation of Health Images, as so amended and restated, shall become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

   2.4 Bylaws of the Surviving Corporation. The Bylaws of the Subsidiary shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the laws of the State of Delaware, the Certificate of Incorporation of Health Images and the said Bylaws.

   2.5 Directors and Officers of the Surviving Corporation. The Directors and officers of the Subsidiary immediately prior to the Effective Time shall be the Directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

   2.6 Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Subsidiary and Health Images shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in the Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

   2.7 Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorizations of the Subsidiary, its sole stockholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Subsidiary. The employees and agents of the Subsidiary shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of the Subsidiary.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF HEALTH IMAGES.

   Health  Images  hereby   represents  and  warrants  to  HEALTHSOUTH  and  the
Subsidiary as follows:

   3.1 Organization, Existence and Good Standing. Health Images is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Health Images has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Health Images is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has Health Images within such time owned, directly or indirectly, any shares of HEALTHSOUTH Common Stock or Subsidiary Common Stock.

   3.2 Health Images Capital Stock. Health Images's authorized capital consists of 40,000,000 shares of Health Images Common Stock, par value $.01 per share, of which 11,418,123 shares were issued and outstanding as of September 30, 1996, and 2,040,762 shares were issued and held as treasury shares, and 2,000,000 shares of Preferred Stock, par value $.01 per share, none of which shares are issued and outstanding or held as treasury stock. All of the issued and outstanding shares of Health Images Common Stock are duly and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 3.2 to the Disclosure Schedule delivered by Health Images to HEALTHSOUTH simultaneously with the execution and delivery hereof (the "Disclosure Schedule") or otherwise disclosed in the Health Images Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Health Images 10-K"), there are no options, warrants, or similar rights granted by Health Images or any other agreements to which Health Images is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the shares of Health Images Common Stock. Health Images has not made any distributions to any holders of Health Images Common Stock or participated in or effected any issuance, exchange or retirement of shares of Health Images Common Stock, or otherwise changed the equity interests of holders of Health Images Common Stock, in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any shares of Health Images Common Stock that Health Images has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than "business combinations", as such term is defined in Accounting Principles Board Opinion No. 16, as amended ("Business Combinations").

   3.3 Subsidiaries and Affiliated Partnerships. (a)) Attached to the Disclosure Schedule as Exhibit 3.3 is a list of all subsidiaries of Health Images (individually, a "Health Images Subsidiary", and collectively, the "Health Images Subsidiaries") and their states of incorporation. Except as set forth on Ex-hibit 3.3, Health Images does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization other than the Health Images Other Entities (as defined below).

   (b) Also disclosed on Exhibit 3.3 is a list of all general or limited partnerships in which a general partner is Health Images, a Health Images Subsidiary or another Health Images Partnership (individually, a "Health Images Partnership" and collectively, the "Health Images Partnerships"), and all limited liability companies in which Health Images, a Health Images Subsidiary or a Health Images Partnership is a member (individually, a "Health Images LLC" and collectively, the "Health Images LLCs") (the Health Images Partnerships and the Health Images LLCs being collectively called the "Health Images Other Entities"), and their states of organization. Except as set forth on Exhibit 3.3, neither Health Images nor any Health Images Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture, limited liability company or partnership.

   3.4 Organization, Existence and Good Standing of Health Images Subsidiaries and Health Images Other Entities. (a) Each Health Images Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each Health Images Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

   (b) Each Health Images Partnership that is a limited partnership is validly formed, each Health Images Partnership that is a general partnership has been duly organized, and each Health Images Partnership is in good standing under the laws of its respective state of organization. Each Health Images Partnership has all necessary power to own its property and assets and to carry on its business as presently conducted.

   (c) Each Health Images LLC is a limited liability company validly formed and in good standing under the laws of its respective state of organization. Each Health Images LLC has all necessary power to own its property and assets to carry on its business as presently conducted.

   3.5 Foreign Qualifications. Health Images, each Health Images Subsidiary and each Health Images Other Entity that is not a general partnership is qualified to do business as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole.

   3.6 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, Health Images has the corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by its Certificate of Incorporation, Bylaws or otherwise, to authorize the execution, delivery and performance of the Plan of Merger and such related documents. Except as set forth on Exhibit 3.6 to the Disclosure Schedule, the execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provisions of the Certificate of Incorporation of Health Images or any provisions of, or result in the acceleration of any obligation under, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which Health Images or any Health Images Subsidiary or Health Images Other Entity is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated, would have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Health Images. This Plan of Merger has been duly executed and delivered by Health Images and, assuming this Plan of Merger constitutes a valid and binding obligation of HEALTHSOUTH and the Subsidiary, as the case may be, constitutes a valid and binding obligation of Health Images, enforceable against Health Images in accordance with its terms.

   3.7 Health Images Public Information. Health Images has heretofore furnished HEALTHSOUTH with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Securities and Exchange Commission (the "SEC") (as any such documents have since the time of their original filing been amended, the "Health Images Documents") since January 1, 1995, which are all the documents (other than preliminary material) that it was required to file with the SEC from such date through the date of this Plan of Merger. As of their respective dates, the Health Images Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Health Images Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statutes. The financial statements contained in the Health Images Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of Health Images required to be stated therein, including all such known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of Health Images at said dates and the consolidated results of operations and cash flows of Health Images for the periods then ended. The consolidated balance sheet of Health Images at September 30, 1996 included in the Health Images Documents is herein sometimes referred to as the "Health Images Balance Sheet".

   3.8 Visit Analysis. Exhibit 3.8 to the Disclosure Schedule sets forth a visit analysis by facility for each facility operated by Health Images, any Health Images Subsidiary or any Health Images Other Entity describing aggregate patient visits by modality for the three months and nine months ended September 30, 1996. Such visit analysis is true and correct in all material respects.

   3.9 Legal Proceedings. Except as disclosed in the Health Images Documents or on Exhibit 3.9 to the Disclosure Schedule, there is no material litigation, governmental investigation or other proceeding pending or, so far as is known to Health Images, threatened against or relating to Health Images, its properties or business, or the transaction contemplated by the Plan of Merger and, so far as is known to Health Images, no basis for any such action exists.

   3.10 Contracts, etc. All material contracts, leases, agreements and arrangements to which Health Images or any of the Health Images Subsidiaries or Health Images Other Entities is a party are legally valid and binding in accordance with their terms and in full force and effect, and to the knowledge of Health Images, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole.

   (b) Except as set forth on Exhibit 3.10 to the Disclosure Schedule, no contract or agreement to which Health Images or any Health Images Subsidiary or Health Images Other Entity is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole.

   (c) Except as set forth on Exhibit 3.10 to the Disclosure Schedule, none of Health Images, any Health Images Subsidiary or any Health Images Other Entity has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

   3.11 Subsequent Events. Except as set forth on Exhibit 3.11 to the Disclosure Schedule or disclosed in the Health Images Documents, Health Images has not, since the date of the last-filed Health Images Document:

   (a) Incurred any material adverse change, including, but not limited to, any material adverse change in patient visits by modality from those reflected on
Exhibit 3.8.

   (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Health Images Balance Sheet or (ii) liabilities incurred since the date of the last-filed Health Images Document in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole.

   (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole, except as may have been required due to consolidated income or operations of Health Images since the date of the last-filed Health Images Document.

   (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of Health Images.

   (e) Sold or transferred any of the assets material to the consolidated business of Health Images, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

   (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by Health Images to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent, except for increases in bonus compensation relating to Health Images' financial performance during fiscal 1996, which increases shall not exceed $300,000 in the aggregate for the executive officers of Health Images.

   (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof.

   (h) Issued any stock, bonds or other securities, other than stock options granted to employees, directors or consultants of Health Images or warrants granted to third parties, all of which are disclosed on Exhibit 3.2 to the Disclosure Schedule or reflected in the Health Images Documents.

   3.12 Accounts Receivable. (a) Since the date of the Health Images 10-K, Health Images has not changed any material principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Health Images (including the Health Images Subsidiaries and Health Images Other Entities) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole.

   (b) Without limiting the generality of the foregoing, each of Health Images and the Health Images Subsidiaries and the Health Images Other Entities is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole.

   3.13 Tax Returns. Health Images has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on Health Images. Health Images has made all payments shown as due on such returns. Health Images has not been notified that any tax returns of Health Images are currently under audit by the Internal

Revenue Service or any state or local tax agency, except for local tax audits that in the aggregate are not material. No agreements have been made by Health Images for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

   3.14 Commissions and Fees. Except as set forth in Exhibit 3.14 to the Disclosure Schedule, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against HEALTHSOUTH resulting from any action taken by Health Images or its stockholders, officers or Directors, or any of them.

   3.15 Employee Benefit Plans; Employment Matters. (a) Except as described in the Health Images Documents or set forth on Exhibit 3.15(a) to the Disclosure Schedule, Health Images has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (a) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans (individually, a "Plan" and collectively, the "Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by Health Images has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. Health Images has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

   (b)  Except as  described  in the  Health  Images  Documents  or set forth on
Exhibit 3.15(b) to the Disclosure Schedule, Health Images is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $50,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

   3.16 Compliance with Laws in General. Except as set forth on Exhibit 3.16 to the Disclosure Schedule or disclosed in the Health Images Documents, Health Images has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by Health Images which, if it were determined that a violation had occurred, would have a material effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole.

   3.17 Licenses, Accreditation and Regulatory Approvals. (a) Except as disclosed in the Health Images Documents or set forth on Exhibit 3.17 to the Disclosure Schedule, Health Images and the Health Images Subsidiaries and Health Images Other Entities hold all licenses, permits, certificates of need and other regulatory approvals which are needed or required by law with respect to their businesses, oper-
ations  and   facilities   as  they  are   currently  or   presently   conducted
(collectively, the "Licenses"), except where the failure to possess such Licenses does not have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole. All such Licenses are in full force and effect, and Health Images is in compliance in all material respects with all conditions and requirements of the Licenses and with all rules and regulations relating thereto. Health Images, the Health Images Subsidiaries and the Health Images Other Entities are, to the extent applicable to their operations, (i) eligible to receive payment under Titles XVIII and XIX of the Social Security Act, (ii) providers under existing provider agreements with the Medicare program through the applicable intermediaries and
(iii) in compliance with the conditions of participation in the Medicare program except for such noncompliance as does not have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole. Except to the extent that the failure to timely make such filings would not have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole, Health Images, the Health Images Subsidiaries and the Health Images Other Entities have timely filed all requisite claims and other reports required to be filed in connection with the Medicare, Medicaid and other governmental health programs due on or before the date hereof, all of which were, when filed, complete and correct in all material respects. There are no current claims, actions or appeals pending, and neither Health Images nor the Health Images Subsidiaries nor the Health Images Other Entities have filed any claims or reports which would result in such claims, actions or appeals, before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration with respect to any Medicare claims, or any disallowances in connection with any audit of claims, which would have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities taken as a whole. The amounts established as provisions for adjustments by Medicare, Medicaid and other third-party payors on the financial statements set forth in the last-filed Health Images Document are sufficient to pay any amounts for which Health Images believes it will be liable. To the knowledge of Health Images, neither Health Images nor the Health Images Subsidiaries nor the Health Images Other Entities nor their respective employees have committed a violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the knowledge of Health Images, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws, the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and state or local statutes, rules or regulations requiring notice, approval, or other action upon the occurrence of a change in control of Health Images or any of the Health Images Subsidiaries, the consummation of the Merger will not violate any law or regulation to which Health Images is subject which, if violated, would have a material adverse effect on Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole.

   (b) Without limiting the generality of the foregoing, Health Images is in compliance in all material respects with the Food, Drug and Cosmetic Act, as amended, and all regulations of the Food and Drug Administration (the "FDA") and holds all FDA approvals required for the conduct of its business as currently conducted.

   3.18) Retirement or Re-Acquisition of HEALTHSOUTH Common Stock. Health Images is not a party to any agreement the effect of which would be to require HEALTHSOUTH directly or indirectly to retire or re-acquire all or part of the shares of HEALTHSOUTH Common Stock issued pursuant to Section 2.1 hereof.

   3.19 Disposition of Assets of Surviving Corporation. Health Images is not a party to any plan to dispose of a significant part of the assets of the Surviving Corporation within two years after the Closing Date, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

   3.20 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Health Images Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Health Images capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

   3.21 Opinion of Financial Advisor. The Board of Directors of Health Images has received the oral opinion of Smith Barney Inc. to the effect that, as of the date of this Plan of Merger, the Exchange Ratio is fair to the holders of Health Images Common Stock from a financial point of view, a written copy of which opinion will be delivered by Health Images to HEALTHSOUTH prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 7.4(a)) are filed with the SEC.

   3.22 No Untrue Representations. No representation or warranty by Health Images in this Plan of Merger, and no Exhibit or certificate issued by Health Images and furnished or to be furnished to HEALTHSOUTH pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statements or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SUBSIDIARY AND HEALTHSOUTH.

   The Subsidiary and HEALTHSOUTH, jointly and severally, hereby represent and warrant to Health Images as follows:

   4.1 Organization, Existence and Capital Stock. The Subsidiary is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. The Subsidiary's authorized capital consists of 1,000 shares of Common Stock, par value $.01 per share, all of which shares are issued and registered in the name of HEALTHSOUTH. The Subsidiary has not, within the two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any shares of Health Images Common Stock.

   4.2 Power and Authority. The Subsidiary has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or Bylaws of the Subsidiary, or any agreement, instrument, order, judgment or decree to which the Subsidiary is a party or by which it is bound, violate any restrictions of any kind to which the Subsidiary is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Subsidiary.

   4.3 No Subsidiaries. The Subsidiary does not own stock in, and does not control directly or indirectly, any other corporation, association or business organization. The Subsidiary is not a party to any joint venture or partnership.

   4.4 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against the Subsidiary, at law or in equity, relating to or affecting the Subsidiary, including the Merger. The Subsidiary does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

   4.5 No Contracts or Liabilities. Other than the obligations created under the Plan of Merger, the Subsidiary is not obligated under any contracts, claims, leases, liabilities (contingent or otherwise), loans or otherwise.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF HEALTHSOUTH.

   HEALTHSOUTH hereby represents and warrants to Health Images as follows:

   5.1 Organization, Existence and Good Standing. HEALTHSOUTH is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. HEALTHSOUTH has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. HEALTHSOUTH is duly qualified to do business and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary. HEALTHSOUTH is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has HEALTHSOUTH within such time owned, directly or indirectly, any shares of Health Images Common Stock.

   5.2 Power and Authority. HEALTHSOUTH has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or Bylaws of HEALTHSOUTH, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which HEALTHSOUTH is a party or by which it is bound, or violate any restrictions of any kind to which HEALTHSOUTH is subject. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of HEALTHSOUTH. This Plan of Merger has been duly executed and delivered by HEALTHSOUTH and the Subsidiary and, assuming this Plan of Merger constitutes a valid and binding obligation of Health Images, constitutes a valid and binding obligation of HEALTHSOUTH and the Subsidiary, enforceable against HEALTHSOUTH and the Subsidiary in accordance with its terms.

   5.3 HEALTHSOUTH Common Stock. On the Closing Date, HEALTHSOUTH will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of Health Images Common Stock in accordance with the provisions of the Plan of Merger. The HEALTHSOUTH Common Stock to be issued pursuant to the Plan of Merger will, when so delivered, be
(i) duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, and (iii) authorized for listing on the New York Stock Exchange, Inc. (the "Exchange") upon official notice of issuance.

   5.4 Capitalization. HEALTHSOUTH's authorized capital stock consists of 1,500,000 shares of Preferred Stock, par value $.10 per share, of which no shares are issued and outstanding, and no shares are held in treasury, and 250,000,000 shares of Common Stock, par value $.01 per share, of which 155,481,368 shares are issued and outstanding, and 93,000 shares are held in treasury. All of the issued and outstanding shares of HEALTHSOUTH Common Stock have been duly and validly issued and are fully paid and non-assessable. Except as disclosed in the HEALTHSOUTH Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended (the "HEALTHSOUTH 10-K"), there are no options, warrants, convertible debentures or similar rights granted by HEALTHSOUTH or any other agreements to which HEALTHSOUTH is a party providing for the issuance or sale by it of any additional securities, other than stock options granted in the ordinary course since such date. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of HEALTHSOUTH Common Stock. HEALTHSOUTH has not made any distributions to any holder of HEALTHSOUTH Common Stock or participated in or effected any issuance, exchange or retirement of HEALTHSOUTH Common Stock, or otherwise changed the equity interests of holders of HEALTHSOUTH Common Stock, in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any shares of HEALTHSOUTH Common Stock that HEALTHSOUTH has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than Business Combinations.

   5.5 Subsidiary Common Stock. HEALTHSOUTH owns, beneficially and of record, all of the issued and outstanding shares of Subsidiary Common Stock, which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. HEALTHSOUTH has the corporate power to endorse and surrender such Subsidiary Shares for cancellation pursuant to the Plan of Merger. HEALTHSOUTH has taken all such actions as may be required in its capacity as the sole stockholder of the Subsidiary to approve the Merger.

   5.6 HEALTHSOUTH Documents. HEALTHSOUTH has heretofore furnished Health Images with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the SEC (as any such documents have since the time of their original filing been amended, the "HEALTHSOUTH Documents") since January 1, 1995, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the HEALTHSOUTH Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the HEALTHSOUTH Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statutes. The financial statements contained in the HEALTHSOUTH Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of HEALTHSOUTH required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of HEALTHSOUTH at said dates and the consolidated results of operations and cash flows of HEALTHSOUTH for the periods then ended.

   5.7 Investment Intent. HEALTHSOUTH is acquiring the shares of Health Images Common Stock hereunder for its own account and not with a view to the distribution or sale thereof, and HEALTHSOUTH has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the shares of Health Images Common Stock to any other person, firm or corporation.

   5.8 Legal Proceedings. Except as disclosed in the HEALTHSOUTH 10-K, there is no material litigation, governmental investigation or other proceeding pending or, so far as is known to HEALTHSOUTH, threatened against or relating to HEALTHSOUTH, its properties or business, or the transaction contemplated by the Plan of Merger and, so far as is known to HEALTHSOUTH, no basis for any such action exists.

   5.9 No Violations. Subject to compliance with applicable securities laws and the HSR Act, the consummation of the Merger will not violate any law or restriction to which HEALTHSOUTH is subject.

   5.10 Subsequent Events. Except as disclosed in the last-filed HEALTHSOUTH Document, HEALTHSOUTH has not, since the date of the last-filed HEALTHSOUTH
Document:

   (a) Incurred any material adverse change.

   (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the September 30, 1996 Balance Sheet contained in the HEALTHSOUTH Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (the "HEALTHSOUTH September 30 10-Q") or (ii) liabilities incurred since the date of the HEALTHSOUTH September 30 10-Q in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on HEALTHSOUTH.

   (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on HEALTHSOUTH, except as may have been required due to income or operations of HEALTHSOUTH since September 30, 1996.

   (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of HEALTHSOUTH.

   (e) Sold or transferred any of the assets material to the consolidated business of HEALTHSOUTH, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

   (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by HEALTHSOUTH to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

   (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof.

   (h) Issued any stock, bonds or other securities, other than (i) stock options granted to employees or consultants of HEALTHSOUTH or warrants granted to third parties, all of which are described in the HEALTHSOUTH Documents, and (ii) approximately 300,000 shares of HEALTHSOUTH Common Stock issued in connection with certain immaterial acquisitions.

   5.11 Retirement or Re-Acquisition of HEALTHSOUTH Common Stock. HEALTHSOUTH has not agreed directly or indirectly to retire or re-acquire all or part of the shares of HEALTHSOUTH Common Stock issued pursuant to Section 2.1 hereof.

   5.12 Disposition of Assets of Surviving Corporation. HEALTHSOUTH does not intend or plan to dispose of, or to cause the Surviving Corporation to dispose of, a significant part of the assets of the Surviving Corporation within two years after the Effective Time, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

   5.13 No Untrue Representation. No representation or warranty by HEALTHSOUTH in this Plan of Merger, and no Exhibit or certificate issued by HEALTHSOUTH and furnished or to be furnished to Health Images pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statement or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

SECTION 6. ACCESS TO INFORMATION AND DOCUMENTS.

   6.1 Access to Information. Between the date hereof and the Closing Date, each of Health Images and HEALTHSOUTH will give to the other party and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party. In addition, Health Images shall make available to HEALTHSOUTH all such banking, investment and financial information as shall be necessary to allow for the efficient integration of Health Images banking, investment and financial arrangements with those of HEALTHSOUTH at the Effective Time.

   6.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Confidential Information" under the terms of the Confidentiality Agreement dated October 31, 1996, between Health Images and HEALTHSOUTH, (the "Confidentiality Agreement").

   6.3 Effect of Access. (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

   (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

SECTION 7. COVENANTS.

   7.1 Preservation of Business. Health Images will use its best efforts to preserve the business organization of Health Images intact, to keep available to HEALTHSOUTH and the Surviving Corporation the services of the present employees of Health Images, and to preserve for HEALTHSOUTH and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with Health Images.

   7.2 Material Transactions. Prior to the Effective Time, Health Images will not (other than as required pursuant to the terms of the Plan of Merger and the related documents, and other than with respect to transactions for which binding commitments have been entered into prior to the date hereof which are described on Exhibit 7.2 to the Disclosure Schedule), without first obtaining the written consent of HEALTHSOUTH:

   (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of Health Images, other than in the ordinary course of business or as otherwise disclosed herein.

   (b) Enter into any employment contract which is not terminable upon notice of 30 days or less, at will, and without penalty to Health Images except as provided herein.

   (c) Enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $250,000.

   (d) Issue or sell, or agree to issue or sell, any shares of capital stock or other securities of Health Images, except upon exercise of currently outstanding stock options or warrants or pursuant to the Health Images Employee Stock Purchase Plan.

   (e) Make any contribution, payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with Health Images's usual past practice, or establish or enter into any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, or terminate any Plan.

   (f) Extend credit to anyone, except in the ordinary course of business consistent with prior practices.

   (g) Guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with prior practices.

   (h) Amend its Certificate of Incorporation or Bylaws.

   (i) Take any action of a character described in Section 3.11(a) to 3.11(h), inclusive.

   7.3 Meeting of Health Images Stockholders. (a) Health Images will take all steps necessary in accordance with its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of its stockholders (the "Special Meeting") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving this Plan of

Merger and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of Health Images (subject to the provisions of Section 8.1(d) hereof) will (i) recommend to Health Images stockholders the approval of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and
(ii) use reasonable, good faith efforts to obtain the approval by Health Images' stockholders of this Plan of Merger and the transactions contemplated hereby.

   (b) Nothing contained herein shall affect the right of Health Images to take action by written consent in lieu of meeting to the extent permitted by applicable law and its Certificate of Incorporation and Bylaws.

   7.4 Registration Statement. (a) HEALTHSOUTH shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration Statement on Form S-4 with respect to the shares of HEALTHSOUTH Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act of 1933 (the "Securities Act"), including Rule 145 thereunder. Such Registration Statement shall contain a proxy statement of Health Images (the "Proxy Statement") containing the information required by the Securities Exchange Act of 1934 (the "Exchange Act"). HEALTHSOUTH shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. HEALTHSOUTH shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. HEALTHSOUTH shall use its reasonable, good faith efforts to have the Registration Statement cleared by the SEC under the provisions of the Securities Act and the Exchange Act. HEALTHSOUTH shall provide Health Images with copies of all filings made pursuant to this Section 7.4 and shall consult with Health Images on responses to any comments made by the Staff of the SEC with respect thereto.

   (b) The information specifically designated as being supplied by Health Images for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective and at the time the Proxy Statement is first mailed to holders of Health Images Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by Health Images for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Health Images Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Health Images, or its officers or directors, should be discovered by Health Images which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Health Images shall promptly inform HEALTHSOUTH. All documents, if any, that Health Images is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

   (c) The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective and at the time the Proxy Statement is first mailed to holders of Health Images Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Proxy Statement to be sent to the holders of Health Images Common Stock in connection with the Special Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Health Images Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to HEALTHSOUTH or its officers or directors, should be discovered by HEALTHSOUTH which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, HEALTHSOUTH shall promptly inform Health Images and shall promptly file such amendment to the Registration Statement. All documents that HEALTHSOUTH is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

   (d) Prior to the Closing Date, HEALTHSOUTH shall use its reasonable, good faith efforts to cause the shares of HEALTHSOUTH Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

   (e) Prior to the Closing Date, HEALTHSOUTH shall file an additional listing application (the "Listing Application") with the Exchange relating to the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger, and shall use its reasonable, good faith efforts to cause such shares of HEALTHSOUTH Common Stock to be approved for listing on the Exchange, upon official notice of issuance, prior to the Closing Date.

   (f) Health Images shall furnish all information to HEALTHSOUTH with respect to Health Images and the Health Images Subsidiaries and Health Images Other Entities as HEALTHSOUTH may reasonably request for inclusion in the Registration Statement, the Proxy Statement and the Listing Application, and shall otherwise cooperate with HEALTHSOUTH in the preparation and filing of such documents.

   7.5 Exemption from State Takeover Laws; Health Images Rights Plan. Health Images shall take all reasonable steps necessary to (a) exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of Health Images's Board of Directors or otherwise and (b) to cause the Merger to be a "Permitted Offer" as such term is used in the Stockholder Rights Plan of Health Images.

   7.6 HSR Act Compliance. HEALTHSOUTH and Health Images shall promptly make their respective filings, and shall thereafter use their reasonable, good faith efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. HEALTHSOUTH and Health Images will use their respective reasonable, good faith efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

   7.7 Public Disclosures. HEALTHSOUTH and Health Images will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the Exchange. The parties shall issue a joint press release, mutually acceptable to HEALTHSOUTH and Health Images, promptly upon execution and delivery of this Plan of Merger.

   7.8 Resignation of Health Images Directors. On or prior to the Closing Date, Health Images shall deliver to HEALTHSOUTH evidence satisfactory to HEALTHSOUTH of the resignation of the Directors of Health Images, such resignations to be effective on the Closing Date.

   7.9 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any Exhibit to the Disclosure Schedule delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 7.9, constitute a material adverse effect on the notifying party, the non-notifying party may, within ten days after receipt of such notice, elect to terminate this Plan of Merger. If the non-notifying party does not give written notice of such termination within such 10-day period, the non-notifying party shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Plan of Merger by reason thereof.

   7.10 No Solicitations. Health Images may, directly or indirectly, furnish information and access, in response to unsolicited requests therefor, to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal to acquire Health Images upon a merger, purchase of assets, purchase of or tender offer for shares of Health Images Common Stock or similar transaction (an "Acquisition Transaction"), if the Board of Directors of Health Images determines in its good faith judgment in the exercise of its fiduciary duties or the exercise of its duties under Rule 14e-2 under the Exchange Act, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. Except as set forth above, Health Images shall not, and will direct each officer, director, employee, representative and agent of Health Images not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than HEALTHSOUTH or an affiliate or associate or agent of HEALTHSOUTH) concerning any merger, sale of assets, sale of or tender offer for shares of Health Images Common Stock or similar transactions involving Health Images. Health Images shall promptly notify HEALTHSOUTH if it shall, on or after the date hereof, have entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction involving such party, such notification to include the identity of such third party.

   7.11 Other Actions. Subject to the provisions of Section 7.10 hereof, none of Health Images, HEALTHSOUTH and the Subsidiary shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of Health Images or HEALTHSOUTH to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of Health Images or HEALTHSOUTH to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

   7.12 Accounting Methods. Neither HEALTHSOUTH nor Health Images shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred in such parties' independent accountants.

   7.13 Pooling and Tax-Free Reorganization Treatment. Neither HEALTHSOUTH nor Health Images shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

   7.14 Affiliate and Pooling Agreements. Health Images will use its reasonable, good faith efforts to cause each of its Directors and executive officers and each of its "affiliates" (within the meaning of Rule 145 under the Securities Act of 1933, as amended) to execute and deliver to HEALTHSOUTH as soon as practicable an agreement in the form attached hereto as Exhibit 7.14 relating to the disposition of shares of Health Images Common Stock and shares of HEALTHSOUTH Common Stock held by such person and the shares of HEALTHSOUTH Common Stock issuable pursuant to this Plan of Merger.

   7.15 Cooperation. (a) HEALTHSOUTH and Health Images shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

   (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of HEALTHSOUTH and Health Images shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the vote of Health Images's stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of HEALTHSOUTH and Health Images will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

   7.16 Health Images Stock Options and Warrants. (a) As soon as reasonably practicable after the Effective Time of the Merger, HEALTHSOUTH shall deliver to the holders of Health Images stock options and warrants appropriate notices setting forth such holders' rights pursuant to any stock option plans under which such Health Images stock options were issued and any stock option agreements or warrant agreements evidencing such options or warrants, which shall continue in full force and effect on the same terms and conditions (subject to the adjustments required by Sections 2.1(d) or this Section 7.16 after giving effect to the Merger and the assumption of such options and warrants by HEALTHSOUTH as set forth herein) as in effect immediately prior to the Effective Time. HEALTHSOUTH shall comply with the terms of the stock option plans, the stock option agreements and the warrant agreements as so adjusted, and shall use its reasonable, good faith efforts to ensure, to the extent required by, and subject to the provisions of, such plans or agreements, that the Health Images stock options which qualified as incentive stock options prior to the Effective Time shall continue to qualify as incentive stock options after the Effective Time.

   (b) HEALTHSOUTH shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HEALTHSOUTH Common Stock for delivery upon exercise of the Health Images stock options and warrants assumed by HEALTHSOUTH in accordance with Section 2.1(d). As soon as practicable after the Effective Time, HEALTHSOUTH shall file with the SEC (i) a registration statement on Form S-8 with respect to shares of HEALTHSOUTH Common Stock subject to such Health Images stock options and (ii) a registration statement on Form S-3 covering the resale of the shares of HEALTHSOUTH Common Stock subject to such Health Images warrants and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Health Images stock options and warrants remain outstanding. HEALTHSOUTH shall administer the plans assumed pursuant to Section 2.1(d) hereof in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable plan complied with such rule prior to the Merger.

   (c) Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer with respect to the Health Images stock options awarded under any plan, program, or arrangement of Health Images or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by HEALTHSOUTH as set forth above. HEALTHSOUTH hereby acknowledges that all Health Images stock options outstanding, to the extent not already vested, shall become fully vested at the Effective Time.

   7.17 Publication of Combined Results. HEALTHSOUTH agrees that within 20 days after the end of the first calendar month following at least 30 days after the Effective Time, HEALTHSOUTH shall cause publication of the combined results of operations of HEALTHSOUTH and Health Images. For purposes of this Section 7.17, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

   7.18 Health Images Employees. HEALTHSOUTH shall retain all employees of Health Images who are employed at the Effective Time as employees-at-will (except to the extent that such employees are parties to contracts providing for other employment terms, in which case such employees shall be retained in accordance with the terms of such contracts) and shall provide such employees with the same customary employee benefits as HEALTHSOUTH provides its existing employees. HEALTHSOUTH shall cause Health Images to maintain a severance plan for a period of at least 12 months following the Effective Time, which plan shall contain eligibility and benefit provisions no less favorable than those existing under the terms of the Health Images severance policy in effect immediately prior to the Effective Time, a copy of which has been provided to HEALTHSOUTH. HEALTHSOUTH shall give employees of Health Images credit for their respective periods of employment with Health Images prior to the Effective Time for purposes of determining their eligibility for and level of participation in any employee benefit program, plan or arrangement which the Surviving Corporation adopts, maintains or contributes to following the Effective Time.

   7.19 Consulting and Non-Competition Agreement. At the Effective Time, HEALTHSOUTH shall enter into a Consulting and Non-Competition Agreement with Robert D. Carl, III, which Consulting and Non-Competition Agreement shall provide for consulting and non-competition fees to Mr. Carl of $350,000 per year for the three years following the Effective Time, and shall contain such other terms and conditions as the parties may agree. The payments to Mr. Carl under such Consulting and Non-Competition Agreement shall be in lieu of any other payments to which Mr. Carl may be entitled after the Effective Time under any employment agreement, severance arrangement or non-competition agreement or arrangement of any kind whatsoever between Health Images and Mr. Carl.

   7.20 Certain Information. For as long as any affiliate (as defined for purposes of Rule 145 under the Securities Act of 1933) of Health Images holds shares of HEALTHSOUTH Common Stock issued in the Merger (but not for a period in excess of two years from the date of consummation of the Merger), HEALTHSOUTH shall file with the Securities and Exchange Commission or otherwise make publicly available all information about HEALTHSOUTH required pursuant to Rule 144(c) under the Securities Act of 1933 to enable such affiliate to resell such shares under the provisions of Rule 145(d) under the Securities Act of 1933.

SECTION 8. TERMINATION, AMENDMENT AND WAIVER.

   8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the holders of shares of Health Images Common
Stock:

        (a) by mutual written consent of HEALTHSOUTH and Health Images;

        (b) by either HEALTHSOUTH or Health Images:

            (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of shares of Health Images Common Stock shall not have been obtained;

            (ii) if the Merger shall not have been consummated on or before May 31, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

            (iii) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibited the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

            (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger); or

            (v)  if  either   HEALTHSOUTH  or  Health  Images  gives  notice  of
        termination as a non-notifying party pursuant to Section 7.9;

        (c) By either HEALTHSOUTH or Health Images in the event that (i) all of the conditions to the obligation of such party to effect the Merger set forth in Section 9.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 9.2 (in the case of HEALTHSOUTH) or Section 9.3 (in the case of Health Images) is not capable of being satisfied prior to the end of the period referred to in
    Section 8.1(b)(ii);

        (d) By Health Images,  if Health  Images's Board of Directors shall have
    (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of Health Images Common Stock or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any Acquisition Transaction (as defined in Section 7.10) other than this Plan of Merger or (iii) resolved to do any of the foregoing; or

        (e) By either HEALTHSOUTH or Health Images, if the condition set forth in Section 9.1(g)(i) is not satisfied by December 31, 1996.

   8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

   8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of shares of Health Images Common Stock; provided, however, that after any such approval, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such stockholders without the further approval of such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

   8.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights, except as otherwise provided in Section 7.9.

   8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of HEALTHSOUTH, the Subsidiary or Health Images, action by its Board of Directors or the duly authorized designee of the Board of Directors.

   8.6 Expenses; Break-up Fees. (a) All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses (other than legal, accounting and investment banking costs, which shall be paid by the party incurring such expenses) incurred in connection with preparing, filing, printing and mailing the Proxy Statement and the Registration Statement shall be shared equally by Health Images and HEALTHSOUTH.

   (b) (i) If this Plan of Merger is  terminated  by Health  Images  pursuant to
Section 8.1(d), and within one year after the effective date of such termination Health Images is the subject of a Third Party Acquisition Event with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (other than a party hereto), then at the time of consummation of such a Third Party Acquisition Event, Health Images shall pay to HEALTHSOUTH a break-up fee of $10,000,000 in immediately available funds, which fee represents the parties' best estimates of the out-of-pocket costs incurred by HEALTHSOUTH and the value of management time, overhead, opportunity costs and other unallocated costs of HEALTHSOUTH incurred by or on behalf of HEALTHSOUTH in connection with this Plan of Merger. Health Images shall not enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such break-up fee to be paid to HEALTHSOUTH upon such consummation.

   (ii) As used herein, the term "Third Party Acquisition Event" shall mean either of the following:

        (A) Health Images shall enter into any agreement for, or otherwise be the subject of, any Acquisition Transaction (as defined in Section 7.10) which is consummated (regardless of whether such consummation occurs within the one-year period described in Section 8.6(b)(i)); or

        (B) any Person (other than a party hereto or its affiliates) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% or more of the outstanding Health Images Common Stock.

   (c) Health Images acknowledges that the provisions for the payment of break-up fees and allocation of expenses contained in this Section 8.6 are an integral part of the transactions contemplated by this Plan of Merger and that, without these provisions, HEALTHSOUTH would not have entered into this Plan of Merger. Accordingly, if a break-up fee shall become due and payable by Health Images, and Health Images shall fail to pay such amount when due pursuant to this Section, and, in order to obtain such payment, suit is commenced which results in a judgment against Health Images therefor, Health Images shall pay HEALTHSOUTH reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the date incurred) at the prime rate of interest announced from time to time by NationsBank, N.A. (South). The obligations of Health Images under this Section 8.6 shall survive any termination of this Plan of Merger.

SECTION 9. CONDITIONS TO CLOSING.

   9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date of the following conditions (any of which may be waived in writing by HEALTHSOUTH and Health Images):

   (a) None of HEALTHSOUTH, the Subsidiary or Health Images nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of Health Images, the Health Images Subsidiaries and the Health Images Other Entities, taken as a whole.

   (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

   (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

   (d) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

   (e) The holders of Health Images Common Stock shall have approved the adoption of this Plan of Merger and any other matters submitted to them in accordance with the provisions of Section 7.3 hereof.

   (f) The shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the Exchange.

   (g) The Merger shall qualify for "pooling of interests" accounting treatment, and HEALTHSOUTH and Health Images shall each have received letters to that effect from Ernst & Young, LLP, independent accountants for HEALTHSOUTH, dated
(i) not later than December 31, 1996, (ii) the date of the mailing of the Proxy Statement and (iii) the Closing Date.

   (h) HEALTHSOUTH and the Subsidiary shall have obtained, or obtained the transfer of, any licenses, certificates of need and other regulatory approvals necessary to allow the Surviving Corporation to operate the Health Images facilities, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Surviving Corporation.

   (i) HEALTHSOUTH and the Subsidiary shall have received all consents, approvals and authorizations of third parties with respect to all material leases and management agreements to which the Health Images Subsidiaries and the Health Images Other Entities are parties, which consents, approvals and authorizations are required of such third parties by such documents, in form and substance acceptable to HEALTHSOUTH, except where the failure to obtain such consent, approval or authorization would not have a material effect on the business of the Surviving Corporation.

   9.2 Conditions to Obligations of HEALTHSOUTH and the Subsidiary. The obligations of HEALTHSOUTH and the Subsidiary to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by HEALTHSOUTH and the Subsidiary):

   (a) Each of the agreements of Health Images to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Health Images shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

   (b) The representations and warranties of Health Images set forth in Section 3.11(a) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date. The representations and warranties of Health Images set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date); provided, however, that Health Images shall not be deemed to be in breach of any such representations or warranties by taking any action permitted (or approved by HEALTHSOUTH) under Section 7.2. HEALTHSOUTH and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of Health Images, dated the Closing Date, certifying in such detail as HEALTHSOUTH and the Subsidiary may reasonably request as to the fulfillment of the foregoing conditions.

   (c) HEALTHSOUTH shall have received an opinion from Haskell Slaughter & Young, L.L.C., to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, Health Images and the Subsidiary.

   (d) HEALTHSOUTH shall have received an opinion from Powell, Goldstein, Frazer & Murphy substantially to the effect set forth in Exhibit 9.2(d) hereto.

   9.3 Conditions to Obligations of Health Images. The obligations of Health Images to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Health Images):

   (a) Each of the agreements of HEALTHSOUTH and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and HEALTHSOUTH and the Subsidiary shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

   (b) The representations and warranties of HEALTHSOUTH set forth in Section 5.10(a) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date. The representations and warranties of HEALTHSOUTH set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date). Health Images shall have been furnished with a certificate, executed by duly authorized officers of HEALTHSOUTH and the Subsidiary, dated the Closing Date, certifying in such detail as Health Images may reasonably request as to the fulfillment of the foregoing conditions.

   (c) Health Images shall have received an opinion from Powell, Goldstein, Frazer & Murphy to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, Health Images and the Subsidiary.

   (d) Health Images shall have received an opinion from Haskell Slaughter & Young, L.L.C., substantially to the effect set forth in Exhibit 9.3(d) hereto.

SECTION 10. MISCELLANEOUS

   10.1   Nonsurvival   of   Representations   and   Warranties.   None  of  the
representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

   10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

   If to HEALTHSOUTH:

     HEALTHSOUTH Corporation
     Two Perimeter Park South
     Birmingham, Alabama 35243
     Attention: Michael D. Martin
     Facsimile: (205) 969-4719

   with a copy to:

     William W. Horton, Esq.
     HEALTHSOUTH Corporation
     Two Perimeter Park South
     Birmingham, Alabama 35243
     Facsimile: (205) 969-4732

   If to Health Images:

     Health Images, Inc.
     8601 Dunwoody Place
     Building 200
     Atlanta, Georgia 30350
     Attention: Robin Eubanks Murray, Esq.
     Facsimile: (770) 642-1310

   with a copy to:

     Thomas R. McNeill, Esq.
     Powell, Goldstein, Frazer & Murphy
     Sixteenth Floor
     191 Peachtree Street, N.E.
     Atlanta, Georgia 30303
     Facsimile: (404) 572-6999

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.


   10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

   10.4 Indemnification. (a) Health Images shall, and from and after the Effective Time HEALTHSOUTH and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Plan of Merger or who becomes prior to the Effective Time, an officer, director or employee of Health Images or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Health Images or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Plan of Merger, the Merger or any other transactions contemplated hereby or thereby, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors, officers and employees, as the case may be (and HEALTHSOUTH and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by
Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Health Images (or them and HEALTHSOUTH and the Surviving Corporation after the Effective
Time),  (ii) Health Images (or after the  Effective  Time,  HEALTHSOUTH  and the
Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) Health Images (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Health Images, HEALTHSOUTH or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 10.4, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Health Images, HEALTHSOUTH or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 10.4 except to the extent such failure prejudices such party), and shall deliver to Health Images (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

   (b) The provisions of this Section 10.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

   10.5 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

   10.6 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

   10.7 "Knowledge". "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

   10.8 "Material adverse change" or "material adverse effect". "Material adverse change" or "material adverse effect" means, when used in connection with Health Images or HEALTHSOUTH, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles and (ii) the public announcement of the Merger and compliance with the provisions of this Plan of Merger, and (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by Health Images with the consent of HEALTHSOUTH; provided, however, that no such charges or write-offs will be taken if such would adversely affect pooling-of-interests accounting treatment for the Merger.

   10.9 "Hazardous Materials". The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.10) regardless of the quantity of any such material.

   10.10 Environmental Laws. The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

   10.11 Taxes. For purposes of this Agreement, the term "tax" or "taxes" shall mean all taxes, charges, fees, levies, penalties or other assessment imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, Social Security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, the term "tax return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to taxes.

   10.12 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

   10.13 Integration of Exhibits. All Exhibits attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

   10.14 Entire Agreement. This instrument, including all Exhibits attached hereto, together with the Confidentiality Agreement, contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. It may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

   10.15  Counterparts.   This  Plan  of  Merger  may  be  executed  in  several
counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

   10.16 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and, except as provided in Section 10.4, no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

   10.17 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by HEALTHSOUTH, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

   IN WITNESS WHEREOF, HEALTHSOUTH, the Subsidiary and Health Images have caused this Plan and Agreement of Merger to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                        HEALTH IMAGES, INC.

                                        By       /s/ Robert D. Carl, III
                                          -------------------------------------
                                                  Robert D. Carl, III
                                          Chairman of the Board, President and
                                                 Chief Executive Officer

ATTEST:

    /s/ Robin Eubanks Murray
    ------------------------
      Robin Eubanks Murray
           Secretary


[ CORPORATE SEAL ]


                                        HEALTHSOUTH Corporation

                                        By       /s/ Michael D. Martin
                                           ------------------------------------
                                                    Michael D. Martin
                                                Executive Vice President
                                                     and Treasurer

ATTEST:

    /s/ Anthony J. Tanner
    ---------------------
      Anthony J. Tanner
          Secretary


[ CORPORATE SEAL ]


                                        HAMMER ACQUISITION CORPORATION

                                        By        /s/ Michael D. Martin
                                           ------------------------------------
                                                    Michael D. Martin
                                                      Vice President

ATTEST:

    /s/ Anthony J. Tanner
    ---------------------
      Anthony J. Tanner
          Secretary


[ CORPORATE SEAL ]

                         [LETTERHEAD OF SMITH BARNEY]

                                                                       ANNEX B

December 2, 1996

The Board of Directors
Health Images, Inc.
8601 Dunwoody Place
Atlanta, Georgia 30350

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Health Images, Inc. ("Health Images") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Plan and Agreement of Merger, dated as of December 2, 1996 (the "Merger Agreement"), by and among HEALTHSOUTH Corporation ("HEALTHSOUTH"), Hammer Acquisition Corporation ("Subsidiary"), a wholly owned subsidiary of HEALTHSOUTH, and Health Images. As more fully described in the Merger Agreement, (i) Subsidiary will be merged with and into Health Images (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of Health Images (the "Health Images Common Stock") will be converted into the right to receive 0.446 (the "Exchange Ratio") of a share of the common stock, par value $0.01 per share, of HEALTHSOUTH (the "HEALTHSOUTH Common Stock").

In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Health Images and certain senior officers and other representatives of HEALTHSOUTH concerning the businesses, operations and prospects of Health Images and HEALTHSOUTH. We examined certain publicly available business and financial information relating to Health Images and HEALTHSOUTH as well as certain financial forecasts and other data for Health Images and HEALTHSOUTH which were provided to or otherwise discussed with us by the respective managements of Health Images and HEALTHSOUTH, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Health Images Common Stock and HEALTHSOUTH Common Stock; the respective companies' historical and projected earnings and other operating data; and the capitalization and financial condition of Health Images and HEALTHSOUTH. We also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Health Images and HEALTHSOUTH. We also evaluated the potential pro forma financial impact of the Merger on HEALTHSOUTH. In connection with our engagement, we were requested to approach, and held discussions with, certain third parties to solicit indications of interest in a possible acquisition of Health Images. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In  rendering  our  opinion,  we have  assumed and relied,  without  independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of Health Images and HEALTHSOUTH that such forecasts and other infor mation and data were  prepared  on bases  reflecting  reasonable  estimates  and judgments as to the future financial performance of Health Images and HEALTHSOUTH and the strategic implications and operational benefits anticipated to result from the Merger. We assumed, with your consent, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of Health Images and HEALTHSOUTH. We are not expressing any opinion as to what the value of the HEALTHSOUTH Common Stock actually will be when issued to Health Images stockholders pursuant to the Merger or the price at which the HEALTHSOUTH Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Health Images or HEALTHSOUTH nor have we made any physical inspection of the properties or assets of Health Images or HEALTHSOUTH. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Smith Barney has been engaged to render financial advisory services to Health Images in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Health Images and HEALTHSOUTH for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided investment banking services to Health Images unrelated to the proposed Merger. We also have in the past provided financial advisory and investment banking services to HEALTHSOUTH unrelated to the proposed Merger, for which services we have received compensation. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Health Images and HEALTHSOUTH.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Health Images in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Health Images Common Stock.

Very truly yours,

SMITH BARNEY INC.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article Nine of the HEALTHSOUTH Certificate filed in the Office of the Secretary of the State of Delaware on June 13, 1995, contains a provision eliminating or limiting director liability to HEALTHSOUTH and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to HEALTHSOUTH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of HEALTHSOUTH protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of HEALTHSOUTH or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

   Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article Nine of the HEALTHSOUTH Certificate and Article IX of the HEALTHSOUTH Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of HEALTHSOUTH who, by reason of the fact that he or she is a director, officer, employee, or agent of HEALTHSOUTH, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

   HEALTHSOUTH has entered into agreements with all of its directors and its executive officers pursuant to which HEALTHSOUTH has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services as a director or executive officer to the fullest extent allowable under applicable law.

   See Item 22 of this Registration Statement on Form S-4.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits:


EXHIBIT
  NO.                   DESCRIPTION
  ---                   -----------

(2) Plan And Agreement Of Merger, Dated December 2, 1996, Among Healthsouth Corporation, Hammer Acquisition Corporation And Health Images, Inc. Attached To The Prospectus-proxy Statement As Annex A, is hereby incorporated herein by reference.

(5) Opinion of Haskell Slaughter & Young, L.L.C. as to the legality of the shares of HEALTHSOUTH Common Stock being registered. To be filed by amendment.

(8)     Opinion of Haskell  Slaughter & Young,  L.L.C.  as to the description in
        the   Prospectus-Proxy   Statement   of  certain   federal   income  tax
        consequences of the Merger. To be filed by amendment.

(23)-1 Consent of Ernst & Young LLP. See pages immediately following signature pages to the (Registration Statement.

(23)-2 Consent of Joseph Decosimo and Company, LLP. See pages immediately following signature pages to the Registration Statement.

(23)-3 Consent of Deloitte & Touche LLP. See pages immediately following signature pages to the Registration Statement.

(23)-4 Consents of Haskell Slaughter & Young, L.L.C. (included in the opinions filed as Exhibits (5) and (8)).

(24)    Powers of Attorney. See signature pages.

(99)    Health Images, Inc. Proxy.



ITEM 22. UNDERTAKINGS.

   (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (2) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.


   (3) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

   (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on January 8, 1997.

                                   HEALTHSOUTH Corporation

                                  By      /s/ RICHARD M. SCRUSHY
                                    -------------------------------------
                                             Richard M. Scrushy
                                         Chairman of the Board and
                                          Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Scrushy and Aaron Beam, Jr., and each of them, his attorney-in-fact with powers of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                      TITLE                     DATE
           ---------                      -----                     ----

 /s/ RICHARD M. SCRUSHY         Chairman Of The Board
--------------------------- and Chief Executive Officer
  Richard M. Scrushy                and Director              January 8, 1997

   /s/ AARON BEAM, JR.
---------------------------  Executive Vice President and
     Aaron Beam, Jr.            Chief Financial Officer       January 8, 1997

  /s/ WILLIAM T. OWENS
---------------------------     Senior Vice President
    William T. Owens           and Controller (Principal
                                    Accounting Officer)       January 8, 1997

   /s/ JAMES P. BENNETT
--------------------------
     James P. Bennett                  Director               January 8, 1997

   /s/ ANTHONY J. TANNER
--------------------------
    Anthony J. Tanner                  Director               January 8, 1997

    /s/ P. DARYL BROWN
-------------------------
     P. Daryl Brown                    Director               January 8, 1997

/s/ PHILLIP C. WATKINS, M.D.
-------------------------
  Phillip C. Watkins, M.D.             Director               January 8, 1997

           SIGNATURE                      TITLE                DATE
           ---------                      -----                ----

    /s/ GEORGE H. STRONG
----------------------------
     George H. Strong                  Director               January 8, 1997


    /s/ C. SAGE GIVENS
----------------------------
     C. Sage Givens                    Director               January 8, 1997

/s/ CHARLES W. NEWHALL III
----------------------------
    Charles W. Newhall III             Director               January 8, 1997

      /s/ LARRY R. HOUSE
----------------------------
   Larry R. House                      Director               January 8, 1997

   /s/ JOHN S. CHAMBERLIN
----------------------------
     John S. Chamberlin                Director               January 8, 1997

   /s/ RICHARD F. CELESTE
----------------------------
      Richard F. Celeste               Director               January 8, 1997

    /s/ JOEL C. GORDON
----------------------------
       Joel C. Gordon                  Director               January 8, 1997

  /s/ RAYMOND J. DUNN, III
----------------------------
     Raymond J. Dunn, III              Director               January 8, 1997